FREE WRITING PROSPECTUS
DATED OCTOBER 10, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-5
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-5

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated March 30, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-5.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-21 of the Prospectus Supplement;

•	the “The Mortgage Pool—General” section beginning on page S-29 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section on page S-38 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section on page S-39 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-43 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in April 2007 through September 2007 are attached hereto as Annex A and provide information regarding the distributions made to the certificates on the distribution dates occurring in April 2007 through September 2007, updated information regarding the mortgage loans and certain other information.

In addition, the Prospectus dated July 27, 2007 is attached hereto as Annex B and replaces the Prospectus dated November 14, 2006 that was originally included with the Prospectus Supplement.

Countrywide Securities Corporation

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-21 of the Prospectus Supplement is updated by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Mortgage Loan Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance as of the cut-off date, that have principal balances in each of the ranges specified in that table. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

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In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

The Mortgage Pool - General

The section of the Prospectus Supplement titled “The Mortgage Pool—General” beginning on page S-29 of the Prospectus Supplement is updated by adding the following paragraph at the end of that section:

For all purposes, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method. See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method.
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Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” on page S-38 of the Prospectus Supplement is updated by replacing the last paragraph of that section with the following paragraphs:

On August 16, 2007, Standard & Poor's Ratings Services affirmed its “A/A-1” counterparty credit ratings on Countrywide Home Loans and placed such ratings on “CreditWatch Negative” status.  On August 16, 2007, Moody's Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and Moody's Investors Service also placed such ratings under review for further downgrade.  On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on August 23, 2007, Fitch Ratings placed such ratings on “Rating Watch Evolving” status.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and June 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,415.472 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” on page S-39 of the Prospectus Supplement is updated by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.
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	Consolidated Mortgage Loan Production
	Years Ended December 31,					Six Months Ended June 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	993,538	1,509,925	826,914	776,479	723,933	524,469
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$105,505
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	43.0%
Conventional Non-conforming Loans
Number of Loans	283,536	562,389	529,192	866,476	730,511	299,575
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$95,661
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	39.0%
FHA/VA Loans
Number of Loans	157,626	196,063	105,562	80,555	89,753	58,275
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$9,224
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.8%
Prime Home Equity Loans
Number of Loans	316,049	453,817	587,046	728,252	716,353	324,775
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$21,135
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.6%
Nonprime Mortgage Loans
Number of Loans	63,195	124,205	250,030	278,112	245,881	73,202
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$13,602
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.6%
Total Loans
Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,280,296
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$245,127
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$191,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	60%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	31%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-43 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:
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•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

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ANNEX A

[Certificate Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay St., 4W                                                                                      Distribution Date: 04/25/07
New York, NY 10286
Officer:      Matthew Sabino
              212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Cusip      Class Description                 Recombination Classes                  Certificate Rate Type                         Beginning Balance                         Pass Through Rate (%)         Principal Distribution              Interest Distribution             Total Distribution            Current Realized Losses                  Ending Balance           Cumulative Realized Losses
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                     12544VAA7                 Senior                                   N/A                             Fix-30/360                            100,000,000.00                                     5.750000                      294,123.88                         479,166.67                     773,290.55                                  -                   99,705,876.12                                    -
A2                     12544VAB5                 Senior                       Deposit-100.00%                             Fix-30/360                             86,475,000.00                                     5.750000                               -                         414,359.38                     414,359.38                                  -                   86,475,000.00                                    -
A3                     12544VAC3                 Senior                                   N/A                             Fix-30/360                              4,200,000.00                                     5.750000                       12,353.20                          20,125.00                      32,478.20                                  -                    4,187,646.80                                    -
A4                     12544VAD1                 Senior                        Deposit-16.23%                             Fix-30/360                            238,754,000.00                                     5.750000                      702,232.53                       1,144,029.58                   1,846,262.11                                  -                  238,051,767.47                                    -
A5                     12544VAE9                 Senior                       Deposit-100.00%                             Fix-30/360                             50,045,000.00                                     5.750000                               -                         239,798.96                     239,798.96                                  -                   50,045,000.00                                    -
A6                     12544VAF6                 Senior                        Deposit-21.94%                             Var-30/360                            273,419,000.00                                     5.670000                      575,214.45                       1,291,904.77                   1,867,119.23                                  -                  272,843,785.55                                    -
A7                     12544VAG4                 Senior                        Deposit-21.94%                             Var-30/360                             59,439,000.00                                     6.117999                      125,046.80                         303,039.81                     428,086.61                                  -                   59,313,953.20                                    -
A8                     12544VAH2                 Senior                       Exchange- 0.00%                             Var-30/360                            262,396,000.00                                     5.670000                      552,024.44                       1,239,821.10                   1,791,845.54                                  -                  261,843,975.56                                    -
A9                     12544VAJ8                 Senior                       Exchange- 0.00%                             Var-30/360                             11,023,000.00                                     5.670000                       23,190.01                          52,083.67                      75,273.68                                  -                   10,999,809.99                                    -
A10                    12544VAK5                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,983,000.00                                     5.750000                               -                         397,626.88                     397,626.88                                  -                   82,983,000.00                                    -
A11                    12544VAL3                 Senior                       Exchange- 0.00%                             Fix-30/360                              3,492,000.00                                     5.750000                               -                          16,732.50                      16,732.50                                  -                    3,492,000.00                                    -
A12                    12544VAM1                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,199,000.00                                     5.750000                               -                         393,870.21                     393,870.21                                  -                   82,199,000.00                                    -
A13                    12544VAN9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,276,000.00                                     5.750000                               -                          20,489.17                      20,489.17                                  -                    4,276,000.00                                    -
A14                    12544VAP4                 Senior                       Exchange- 0.00%                             Fix-30/360                             81,425,000.00                                     5.750000                               -                         390,161.46                     390,161.46                                  -                   81,425,000.00                                    -
A15                    12544VAQ2                 Senior                       Exchange- 0.00%                             Fix-30/360                              5,050,000.00                                     5.750000                               -                          24,197.92                      24,197.92                                  -                    5,050,000.00                                    -
A16                    12544VAR0                 Senior                       Exchange- 0.00%                             Fix-30/360                            229,127,000.00                                     5.750000                      673,917.22                       1,097,900.21                   1,771,817.43                                  -                  228,453,082.78                                    -
A17                    12544VAS8                 Senior                       Exchange- 0.00%                             Fix-30/360                              9,627,000.00                                     5.750000                       28,315.31                          46,129.38                      74,444.68                                  -                    9,598,684.69                                    -
A18                    12544VAT6                 Senior                       Exchange- 0.00%                             Fix-30/360                            226,950,000.00                                     5.750000                      667,514.15                       1,087,468.75                   1,754,982.90                                  -                  226,282,485.85                                    -
A19                    12544VAU3                 Senior                       Exchange- 0.00%                             Fix-30/360                             11,804,000.00                                     5.750000                       34,718.38                          56,560.83                      91,279.22                                  -                   11,769,281.62                                    -
A20                    12544VAV1                 Senior                       Exchange- 0.00%                             Fix-30/360                            224,812,000.00                                     5.750000                      661,225.78                       1,077,224.17                   1,738,449.94                                  -                  224,150,774.22                                    -
A21                    12544VAW9                 Senior                       Exchange- 0.00%                             Fix-30/360                             13,942,000.00                                     5.750000                       41,006.75                          66,805.42                     107,812.17                                  -                   13,900,993.25                                    -
A22                    12544VAX7                 Senior                       Exchange- 0.00%                             Fix-30/360                             48,027,000.00                                     5.750000                               -                         230,129.38                     230,129.38                                  -                   48,027,000.00                                    -
A23                    12544VAY5                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,018,000.00                                     5.750000                               -                           9,669.58                       9,669.58                                  -                    2,018,000.00                                    -
A24                    12544VAZ2                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,569,000.00                                     5.750000                               -                         227,934.79                     227,934.79                                  -                   47,569,000.00                                    -
A25                    12544VBA6                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,476,000.00                                     5.750000                               -                          11,864.17                      11,864.17                                  -                    2,476,000.00                                    -
A26                    12544VBB4                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,121,000.00                                     5.750000                               -                         225,788.13                     225,788.13                                  -                   47,121,000.00                                    -
A27                    12544VBC2                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,924,000.00                                     5.750000                               -                          14,010.83                      14,010.83                                  -                    2,924,000.00                                    -
A28                    12544VBD0                 Senior                       Exchange- 0.00%                             Fix-30/360                            333,794,000.00                                     5.750000                      702,232.53                       1,599,429.58                   2,301,662.11                                  -                  333,091,767.47                                    -
A29                    12544VBE8                 Senior                       Exchange-83.77%                             Fix-30/360                            119,377,000.00                                     5.500000                      351,116.26                         547,144.58                     898,260.85                                  -                  119,025,883.74                                    -
A30                    12544VBF5                 Senior                       Exchange-83.77%                             Fix-30/360                            119,377,000.00                                     6.000000                      351,116.26                         596,885.00                     948,001.26                                  -                  119,025,883.74                                    -
A31                    12544VBG3                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                     5.250000                               -                         378,328.13                     378,328.13                                  -                   86,475,000.00                                    -
A32                    12544VBH1                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                     5.500000                               -                         396,343.75                     396,343.75                                  -                   86,475,000.00                                    -
A33                    12544VBJ7               Strip IO                       Exchange- 0.00%                             Fix-30/360                              7,519,565.00                                     5.750000                               -                          36,031.25                      36,031.25                                  -                    7,519,565.22                                    -
A34                    12544VBK4                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,871,875.00                                     6.000000                               -                         414,359.37                     414,359.37                                  -                   82,871,875.00                                    -
A35                    12544VBL2                 Senior                       Exchange- 0.00%                             Fix-30/360                             79,557,000.00                                     6.250000                               -                         414,359.38                     414,359.38                                  -                   79,557,000.00                                    -
A36                    12544VBM0               Strip PO                       Exchange- 0.00%                             Fix-30/360                              6,918,000.00                                     0.000000                               -                                  -                              -                                  -                    6,918,000.00                                    -
A37                    12544VBN8                 Senior                       Exchange- 0.00%                             Fix-30/360                            238,754,000.00                                     5.250000                      702,232.53                       1,044,548.75                   1,746,781.28                                  -                  238,051,767.47                                    -
A38                    12544VBP3                 Senior                       Exchange- 0.00%                             Fix-30/360                            238,754,000.00                                     5.500000                      702,232.53                       1,094,289.17                   1,796,521.70                                  -                  238,051,767.47                                    -
A39                    12544VBQ1               Strip IO                       Exchange- 0.00%                             Fix-30/360                             20,761,217.00                                     5.750000                               -                          99,480.83                      99,480.83                                  -                   20,700,153.69                                    -
A40                    12544VBR9                 Senior                       Exchange- 0.00%                             Fix-30/360                            228,805,916.00                                     6.000000                      672,972.84                       1,144,029.58                   1,817,002.42                                  -                  228,132,943.16                                    -
A41                    12544VBS7                 Senior                       Exchange- 0.00%                             Fix-30/360                            219,653,680.00                                     6.250000                      646,053.93                       1,144,029.58                   1,790,083.51                                  -                  219,007,626.07                                    -
A42                    12544VBT5               Strip PO                       Exchange- 0.00%                             Fix-30/360                             19,100,320.00                                     0.000000                       56,178.60                                  -                      56,178.60                                  -                   19,044,141.40                                    -
A43                    12544VBU2                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                     5.250000                               -                         218,946.88                     218,946.88                                  -                   50,045,000.00                                    -
A44                    12544VBV0                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                     5.500000                               -                         229,372.92                     229,372.92                                  -                   50,045,000.00                                    -
A45                    12544VBW8               Strip IO                       Exchange- 0.00%                             Fix-30/360                              4,351,739.00                                     5.750000                               -                          20,852.08                      20,852.08                                  -                    4,351,739.13                                    -
A46                    12544VBX6                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,959,791.00                                     6.000000                               -                         239,798.96                     239,798.96                                  -                   47,959,791.00                                    -
A47                    12544VBY4                 Senior                       Exchange- 0.00%                             Fix-30/360                             46,041,400.00                                     6.250000                               -                         239,798.96                     239,798.96                                  -                   46,041,400.00                                    -
A48                    12544VBZ1               Strip PO                       Exchange- 0.00%                             Fix-30/360                              4,003,600.00                                     0.000000                               -                                  -                              -                                  -                    4,003,600.00                                    -
A49                    12544VCL1                 Senior                       Exchange- 0.00%                             Fix-30/360                            114,564,000.00                                     5.500000                      336,960.08                         525,085.00                     862,045.08                                  -                  114,227,039.92                                    -
A50                    12544VCM9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,813,000.00                                     5.500000                       14,156.18                          22,059.58                      36,215.77                                  -                    4,798,843.82                                    -
A51                    12544VCN7                 Senior                       Exchange-78.06%                             Fix-30/360                            332,858,000.00                                     5.750000                      700,261.25                       1,594,944.58                   2,295,205.84                                  -                  332,157,738.75                                    -
PO                     12544VCB3               Strip PO                                   N/A                             Fix-30/360                              1,967,514.22                                     0.000000                       30,368.12                                  -                      30,368.12                                  -                    1,937,146.10                                    -
X                      12544VCA5               Strip IO                                   N/A                             Var-30/360                            761,199,925.00                                     0.248106                               -                         157,381.64                     157,381.64                                  -                  762,416,339.56                                    -
AR                     12544VCC1                 Senior                                   N/A                             Fix-30/360                                    100.00                                     5.750000                          100.00                               0.48                         100.48                                  -                               -                                    -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                     12544VCD9              Mezzanine                                   N/A                             Fix-30/360                              1,700,000.00                                     5.750000                          644.46                           8,145.83                       8,790.29                                  -                    1,699,355.54                                    -
M                      12544VCE7                 Junior                                   N/A                             Fix-30/360                             22,525,000.00                                     5.750000                        8,539.05                         107,932.29                     116,471.35                                  -                   22,516,460.95                                    -
B1                     12544VCF4                 Junior                                   N/A                             Fix-30/360                              4,675,000.00                                     5.750000                        1,772.26                          22,401.04                      24,173.30                                  -                    4,673,227.74                                    -
B2                     12544VCG2                 Junior                                   N/A                             Fix-30/360                              2,550,000.00                                     5.750000                          966.69                          12,218.75                      13,185.44                                  -                    2,549,033.31                                    -
B3                     12544VCH0                 Junior                                   N/A                             Fix-30/360                              1,700,000.00                                     5.750000                          644.46                           8,145.83                       8,790.29                                  -                    1,699,355.54                                    -
B4                     12544VCJ6                 Junior                                   N/A                             Fix-30/360                              1,275,000.00                                     5.750000                          483.34                           6,109.38                       6,592.72                                  -                    1,274,516.66                                    -
B5                     12544VCK3                 Junior                                   N/A                             Fix-30/360                              1,275,385.78                                     5.750000                          483.08                           6,111.22                       6,594.31                               0.41                    1,274,902.29                                 0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                          850,000,000.00                                                                 1,752,972.32                       4,220,870.63                   5,973,842.98                               0.41                  848,247,027.27                                 0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

              Principal Distribution Detail

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Class                               Cusip          Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution            Unscheduled Principal Adjustments      Net Principal Distribution                  Deferred Interest        Current Realized Losses         Ending Certificate Balance       Ending Certificate Factor
              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              A1                              12544VAA7                        100,000,000.00                         100,000,000.00                                294,123.88                                            -                      294,123.88                                  -                              -                      99,705,876.12                     0.997058761
              A2                              12544VAB5                         86,475,000.00                          86,475,000.00                                         -                                            -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A3                              12544VAC3                          4,200,000.00                           4,200,000.00                                 12,353.20                                            -                       12,353.20                                  -                              -                       4,187,646.80                     0.997058761
              A4                              12544VAD1                        238,754,000.00                         238,754,000.00                                702,232.53                                            -                      702,232.53                                  -                              -                     238,051,767.47                     0.997058761
              A5                              12544VAE9                         50,045,000.00                          50,045,000.00                                         -                                            -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A6                              12544VAF6                        273,419,000.00                         273,419,000.00                                575,214.45                                            -                      575,214.45                                  -                              -                     272,843,785.55                     0.997896216
              A7                              12544VAG4                         59,439,000.00                          59,439,000.00                                125,046.80                                            -                      125,046.80                                  -                              -                      59,313,953.20                     0.997896216
              A8                              12544VAH2                        262,396,000.00                         262,396,000.00                                552,024.44                                            -                      552,024.44                                  -                              -                     261,843,975.56                     0.997896216
              A9                              12544VAJ8                         11,023,000.00                          11,023,000.00                                 23,190.01                                            -                       23,190.01                                  -                              -                      10,999,809.99                     0.997896216
              A10                             12544VAK5                         82,983,000.00                          82,983,000.00                                         -                                            -                               -                                  -                              -                      82,983,000.00                     1.000000000
              A11                             12544VAL3                          3,492,000.00                           3,492,000.00                                         -                                            -                               -                                  -                              -                       3,492,000.00                     1.000000000
              A12                             12544VAM1                         82,199,000.00                          82,199,000.00                                         -                                            -                               -                                  -                              -                      82,199,000.00                     1.000000000
              A13                             12544VAN9                          4,276,000.00                           4,276,000.00                                         -                                            -                               -                                  -                              -                       4,276,000.00                     1.000000000
              A14                             12544VAP4                         81,425,000.00                          81,425,000.00                                         -                                            -                               -                                  -                              -                      81,425,000.00                     1.000000000
              A15                             12544VAQ2                          5,050,000.00                           5,050,000.00                                         -                                            -                               -                                  -                              -                       5,050,000.00                     1.000000000
              A16                             12544VAR0                        229,127,000.00                         229,127,000.00                                673,917.22                                            -                      673,917.22                                  -                              -                     228,453,082.78                     0.997058761
              A17                             12544VAS8                          9,627,000.00                           9,627,000.00                                 28,315.31                                            -                       28,315.31                                  -                              -                       9,598,684.69                     0.997058761
              A18                             12544VAT6                        226,950,000.00                         226,950,000.00                                667,514.15                                            -                      667,514.15                                  -                              -                     226,282,485.85                     0.997058761
              A19                             12544VAU3                         11,804,000.00                          11,804,000.00                                 34,718.38                                            -                       34,718.38                                  -                              -                      11,769,281.62                     0.997058761
              A20                             12544VAV1                        224,812,000.00                         224,812,000.00                                661,225.78                                            -                      661,225.78                                  -                              -                     224,150,774.22                     0.997058761
              A21                             12544VAW9                         13,942,000.00                          13,942,000.00                                 41,006.75                                            -                       41,006.75                                  -                              -                      13,900,993.25                     0.997058761
              A22                             12544VAX7                         48,027,000.00                          48,027,000.00                                         -                                            -                               -                                  -                              -                      48,027,000.00                     1.000000000
              A23                             12544VAY5                          2,018,000.00                           2,018,000.00                                         -                                            -                               -                                  -                              -                       2,018,000.00                     1.000000000
              A24                             12544VAZ2                         47,569,000.00                          47,569,000.00                                         -                                            -                               -                                  -                              -                      47,569,000.00                     1.000000000
              A25                             12544VBA6                          2,476,000.00                           2,476,000.00                                         -                                            -                               -                                  -                              -                       2,476,000.00                     1.000000000
              A26                             12544VBB4                         47,121,000.00                          47,121,000.00                                         -                                            -                               -                                  -                              -                      47,121,000.00                     1.000000000
              A27                             12544VBC2                          2,924,000.00                           2,924,000.00                                         -                                            -                               -                                  -                              -                       2,924,000.00                     1.000000000
              A28                             12544VBD0                        333,794,000.00                         333,794,000.00                                702,232.53                                            -                      702,232.53                                  -                              -                     333,091,767.47                     0.997896210
              A29                             12544VBE8                        119,377,000.00                         119,377,000.00                                351,116.26                                            -                      351,116.26                                  -                              -                     119,025,883.74                     0.997058761
              A30                             12544VBF5                        119,377,000.00                         119,377,000.00                                351,116.26                                            -                      351,116.26                                  -                              -                     119,025,883.74                     0.997058761
              A31                             12544VBG3                         86,475,000.00                          86,475,000.00                                         -                                            -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A32                             12544VBH1                         86,475,000.00                          86,475,000.00                                         -                                            -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A33                             12544VBJ7                          7,519,565.00                           7,519,565.00                                         -                                            -                               -                                  -                              -                       7,519,565.22                     1.000000029
              A34                             12544VBK4                         82,871,875.00                          82,871,875.00                                         -                                            -                               -                                  -                              -                      82,871,875.00                     1.000000000
              A35                             12544VBL2                         79,557,000.00                          79,557,000.00                                         -                                            -                               -                                  -                              -                      79,557,000.00                     1.000000000
              A36                             12544VBM0                          6,918,000.00                           6,918,000.00                                         -                                            -                               -                                  -                              -                       6,918,000.00                     1.000000000
              A37                             12544VBN8                        238,754,000.00                         238,754,000.00                                702,232.53                                            -                      702,232.53                                  -                              -                     238,051,767.47                     0.997058761
              A38                             12544VBP3                        238,754,000.00                         238,754,000.00                                702,232.53                                            -                      702,232.53                                  -                              -                     238,051,767.47                     0.997058761
              A39                             12544VBQ1                         20,761,217.00                          20,761,217.00                                         -                                            -                               -                                  -                              -                      20,700,153.69                     0.997058780
              A40                             12544VBR9                        228,805,916.00                         228,805,916.00                                672,972.84                                            -                      672,972.84                                  -                              -                     228,132,943.16                     0.997058761
              A41                             12544VBS7                        219,653,680.00                         219,653,680.00                                646,053.93                                            -                      646,053.93                                  -                              -                     219,007,626.07                     0.997058761
              A42                             12544VBT5                         19,100,320.00                          19,100,320.00                                 56,178.60                                            -                       56,178.60                                  -                              -                      19,044,141.40                     0.997058761
              A43                             12544VBU2                         50,045,000.00                          50,045,000.00                                         -                                            -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A44                             12544VBV0                         50,045,000.00                          50,045,000.00                                         -                                            -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A45                             12544VBW8                          4,351,739.00                           4,351,739.00                                         -                                            -                               -                                  -                              -                       4,351,739.13                     1.000000030
              A46                             12544VBX6                         47,959,791.00                          47,959,791.00                                         -                                            -                               -                                  -                              -                      47,959,791.00                     1.000000000
              A47                             12544VBY4                         46,041,400.00                          46,041,400.00                                         -                                            -                               -                                  -                              -                      46,041,400.00                     1.000000000
              A48                             12544VBZ1                          4,003,600.00                           4,003,600.00                                         -                                            -                               -                                  -                              -                       4,003,600.00                     1.000000000
              A49                             12544VCL1                        114,564,000.00                         114,564,000.00                                336,960.08                                            -                      336,960.08                                  -                              -                     114,227,039.92                     0.997058761
              A50                             12544VCM9                          4,813,000.00                           4,813,000.00                                 14,156.18                                            -                       14,156.18                                  -                              -                       4,798,843.82                     0.997058761
              A51                             12544VCN7                        332,858,000.00                         332,858,000.00                                700,261.25                                            -                      700,261.25                                  -                              -                     332,157,738.75                     0.997896216
              PO                              12544VCB3                          1,967,514.22                           1,967,514.22                                 30,368.12                                            -                       30,368.12                                  -                              -                       1,937,146.10                     0.984565235
              X                               12544VCA5                        761,199,925.00                         761,199,925.00                                         -                                            -                               -                                  -                              -                     762,416,339.56                     1.001598022
              AR                              12544VCC1                                100.00                                 100.00                                    100.00                                            -                          100.00                                  -                              -                                  -                     0.000000000

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              MA                              12544VCD9                          1,700,000.00                           1,700,000.00                                    644.46                                            -                          644.46                                  -                              -                       1,699,355.54                     0.999620908
              M                               12544VCE7                         22,525,000.00                          22,525,000.00                                  8,539.05                                            -                        8,539.05                                  -                              -                      22,516,460.95                     0.999620908
              B1                              12544VCF4                          4,675,000.00                           4,675,000.00                                  1,772.26                                            -                        1,772.26                                  -                              -                       4,673,227.74                     0.999620908
              B2                              12544VCG2                          2,550,000.00                           2,550,000.00                                    966.69                                            -                          966.69                                  -                              -                       2,549,033.31                     0.999620908
              B3                              12544VCH0                          1,700,000.00                           1,700,000.00                                    644.46                                            -                          644.46                                  -                              -                       1,699,355.54                     0.999620908
              B4                              12544VCJ6                          1,275,000.00                           1,275,000.00                                    483.34                                            -                          483.34                                  -                              -                       1,274,516.66                     0.999620908
              B5                              12544VCK3                          1,275,385.78                           1,275,385.78                                    483.08                                            -                          483.08                                  -                           0.41                       1,274,902.29                     0.999620908

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Totals                                                           850,000,000.00                         850,000,000.00                              1,752,972.32                                            -                    1,752,972.32                                  -                           0.41                     848,247,027.27

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Interest Distribution Detail

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                          Beginning Certificate Balance                   Pass Through Rate (%)                      Effective Coupon (%)                            Current Interest               Deferred Interest                 Total Interest Due         Net Interest Shortfall                      Interest Paid
                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                            100,000,000.00                               5.750000                                  5.750000                                   479,166.67                               -                         479,166.67                              -                         479,166.67
                                 A2                                             86,475,000.00                               5.750000                                  5.750000                                   414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A3                                              4,200,000.00                               5.750000                                  5.750000                                    20,125.00                               -                          20,125.00                              -                          20,125.00
                                 A4                                            238,754,000.00                               5.750000                                  5.750000                                 1,144,029.58                               -                       1,144,029.58                              -                       1,144,029.58
                                 A5                                             50,045,000.00                               5.750000                                  5.750000                                   239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A6                                            273,419,000.00                               5.670000                                  5.670000                                 1,291,904.77                               -                       1,291,904.77                              -                       1,291,904.77
                                 A7                                             59,439,000.00                               6.117999                                  6.117999                                   303,039.81                               -                         303,039.81                              -                         303,039.81
                                 A8                                            262,396,000.00                               5.670000                                  5.670000                                 1,239,821.10                               -                       1,239,821.10                              -                       1,239,821.10
                                 A9                                             11,023,000.00                               5.670000                                  5.670000                                    52,083.68                               -                          52,083.68                              -                          52,083.67
                                 A10                                            82,983,000.00                               5.750000                                  5.750000                                   397,626.88                               -                         397,626.88                              -                         397,626.88
                                 A11                                             3,492,000.00                               5.750000                                  5.750000                                    16,732.50                               -                          16,732.50                              -                          16,732.50
                                 A12                                            82,199,000.00                               5.750000                                  5.750000                                   393,870.21                               -                         393,870.21                              -                         393,870.21
                                 A13                                             4,276,000.00                               5.750000                                  5.750000                                    20,489.17                               -                          20,489.17                              -                          20,489.17
                                 A14                                            81,425,000.00                               5.750000                                  5.750000                                   390,161.46                               -                         390,161.46                              -                         390,161.46
                                 A15                                             5,050,000.00                               5.750000                                  5.750000                                    24,197.92                               -                          24,197.92                              -                          24,197.92
                                 A16                                           229,127,000.00                               5.750000                                  5.750000                                 1,097,900.21                               -                       1,097,900.21                              -                       1,097,900.21
                                 A17                                             9,627,000.00                               5.750000                                  5.750000                                    46,129.38                               -                          46,129.38                              -                          46,129.38
                                 A18                                           226,950,000.00                               5.750000                                  5.750000                                 1,087,468.75                               -                       1,087,468.75                              -                       1,087,468.75
                                 A19                                            11,804,000.00                               5.750000                                  5.750000                                    56,560.83                               -                          56,560.83                              -                          56,560.83
                                 A20                                           224,812,000.00                               5.750000                                  5.750000                                 1,077,224.17                               -                       1,077,224.17                              -                       1,077,224.17
                                 A21                                            13,942,000.00                               5.750000                                  5.750000                                    66,805.42                               -                          66,805.42                              -                          66,805.42
                                 A22                                            48,027,000.00                               5.750000                                  5.750000                                   230,129.38                               -                         230,129.38                              -                         230,129.38
                                 A23                                             2,018,000.00                               5.750000                                  5.750000                                     9,669.58                               -                           9,669.58                              -                           9,669.58
                                 A24                                            47,569,000.00                               5.750000                                  5.750000                                   227,934.79                               -                         227,934.79                              -                         227,934.79
                                 A25                                             2,476,000.00                               5.750000                                  5.750000                                    11,864.17                               -                          11,864.17                              -                          11,864.17
                                 A26                                            47,121,000.00                               5.750000                                  5.750000                                   225,788.13                               -                         225,788.13                              -                         225,788.13
                                 A27                                             2,924,000.00                               5.750000                                  5.750000                                    14,010.83                               -                          14,010.83                              -                          14,010.83
                                 A28                                           333,794,000.00                               5.750000                                  5.750000                                 1,599,429.58                               -                       1,599,429.58                              -                       1,599,429.58
                                 A29                                           119,377,000.00                               5.500000                                  5.500000                                   547,144.58                               -                         547,144.58                              -                         547,144.58
                                 A30                                           119,377,000.00                               6.000000                                  6.000000                                   596,885.00                               -                         596,885.00                              -                         596,885.00
                                 A31                                            86,475,000.00                               5.250000                                  5.250000                                   378,328.13                               -                         378,328.13                              -                         378,328.13
                                 A32                                            86,475,000.00                               5.500000                                  5.500000                                   396,343.75                               -                         396,343.75                              -                         396,343.75
                                 A33                                             7,519,565.00                               5.750000                                  5.750000                                    36,031.25                               -                          36,031.25                              -                          36,031.25
                                 A34                                            82,871,875.00                               6.000000                                  6.000000                                   414,359.38                               -                         414,359.38                              -                         414,359.37
                                 A35                                            79,557,000.00                               6.250000                                  6.250000                                   414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A36                                             6,918,000.00                               0.000000                                  0.000000                                            -                               -                                  -                              -                                  -
                                 A37                                           238,754,000.00                               5.250000                                  5.250000                                 1,044,548.75                               -                       1,044,548.75                              -                       1,044,548.75
                                 A38                                           238,754,000.00                               5.500000                                  5.500000                                 1,094,289.17                               -                       1,094,289.17                              -                       1,094,289.17
                                 A39                                            20,761,217.00                               5.750000                                  5.750000                                    99,480.83                               -                          99,480.83                              -                          99,480.83
                                 A40                                           228,805,916.00                               6.000000                                  6.000000                                 1,144,029.58                               -                       1,144,029.58                              -                       1,144,029.58
                                 A41                                           219,653,680.00                               6.250000                                  6.250000                                 1,144,029.58                               -                       1,144,029.58                              -                       1,144,029.58
                                 A42                                            19,100,320.00                               0.000000                                  0.000000                                            -                               -                                  -                              -                                  -
                                 A43                                            50,045,000.00                               5.250000                                  5.250000                                   218,946.88                               -                         218,946.88                              -                         218,946.88
                                 A44                                            50,045,000.00                               5.500000                                  5.500000                                   229,372.92                               -                         229,372.92                              -                         229,372.92
                                 A45                                             4,351,739.00                               5.750000                                  5.750000                                    20,852.08                               -                          20,852.08                              -                          20,852.08
                                 A46                                            47,959,791.00                               6.000000                                  6.000000                                   239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A47                                            46,041,400.00                               6.250000                                  6.250000                                   239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A48                                             4,003,600.00                               0.000000                                  0.000000                                            -                               -                                  -                              -                                  -
                                 A49                                           114,564,000.00                               5.500000                                  5.500000                                   525,085.00                               -                         525,085.00                              -                         525,085.00
                                 A50                                             4,813,000.00                               5.500000                                  5.500000                                    22,059.58                               -                          22,059.58                              -                          22,059.58
                                 A51                                           332,858,000.00                               5.750000                                  5.750000                                 1,594,944.58                               -                       1,594,944.58                              -                       1,594,944.58
                                 PO                                              1,967,514.22                               0.000000                                  0.000000                                            -                               -                                  -                              -                                  -
                                 X                                             761,199,925.00                               0.248106                                  0.248106                                   157,381.64                               -                         157,381.64                              -                         157,381.64
                                 AR                                                    100.00                               5.750000                                  5.750000                                         0.48                               -                               0.48                              -                               0.48

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                              1,700,000.00                               5.750000                                  5.750000                                     8,145.83                               -                           8,145.83                              -                           8,145.83
                                 M                                              22,525,000.00                               5.750000                                  5.750000                                   107,932.29                               -                         107,932.29                              -                         107,932.29
                                 B1                                              4,675,000.00                               5.750000                                  5.750000                                    22,401.04                               -                          22,401.04                              -                          22,401.04
                                 B2                                              2,550,000.00                               5.750000                                  5.750000                                    12,218.75                               -                          12,218.75                              -                          12,218.75
                                 B3                                              1,700,000.00                               5.750000                                  5.750000                                     8,145.83                               -                           8,145.83                              -                           8,145.83
                                 B4                                              1,275,000.00                               5.750000                                  5.750000                                     6,109.38                               -                           6,109.38                              -                           6,109.38
                                 B5                                              1,275,385.78                               5.750000                                  5.750000                                     6,111.22                               -                           6,111.22                              -                           6,111.22

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                        850,000,000.00                                                                                                                  4,220,870.63                               -                       4,220,870.63                              -                       4,220,870.63

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Current Payment Information
                                 Factors per $1,000

                                 ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                                                  Cusip           Original Certificate Balance             Beginning Certificate Balance                       Principal Distribution           Interest Distribution         Ending Certificate Balance           Pass Through Rate (%)
                                 ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                                 12544VAA7                         100,000,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A2                                                 12544VAB5                          86,475,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A3                                                 12544VAC3                           4,200,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A4                                                 12544VAD1                         238,754,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A5                                                 12544VAE9                          50,045,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A6                                                 12544VAF6                         273,419,000.00                            1000.000000000                                  2.103783757                     4.725000000                      997.896216243                       5.670000
                                 A7                                                 12544VAG4                          59,439,000.00                            1000.000000000                                  2.103783757                     5.098332886                      997.896216243                       6.117999
                                 A8                                                 12544VAH2                         262,396,000.00                            1000.000000000                                  2.103783757                     4.725000000                      997.896216243                       5.670000
                                 A9                                                 12544VAJ8                          11,023,000.00                            1000.000000000                                  2.103783757                     4.725000000                      997.896216243                       5.670000
                                 A10                                                12544VAK5                          82,983,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A11                                                12544VAL3                           3,492,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A12                                                12544VAM1                          82,199,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A13                                                12544VAN9                           4,276,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A14                                                12544VAP4                          81,425,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A15                                                12544VAQ2                           5,050,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A16                                                12544VAR0                         229,127,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A17                                                12544VAS8                           9,627,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A18                                                12544VAT6                         226,950,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A19                                                12544VAU3                          11,804,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A20                                                12544VAV1                         224,812,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A21                                                12544VAW9                          13,942,000.00                            1000.000000000                                  2.941238805                     4.791666667                      997.058761195                       5.750000
                                 A22                                                12544VAX7                          48,027,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A23                                                12544VAY5                           2,018,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A24                                                12544VAZ2                          47,569,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A25                                                12544VBA6                           2,476,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A26                                                12544VBB4                          47,121,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A27                                                12544VBC2                           2,924,000.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A28                                                12544VBD0                         333,794,000.00                            1000.000000000                                  2.103790151                     4.791666667                      997.896209849                       5.750000
                                 A29                                                12544VBE8                         119,377,000.00                            1000.000000000                                  2.941238805                     4.583333333                      997.058761195                       5.500000
                                 A30                                                12544VBF5                         119,377,000.00                            1000.000000000                                  2.941238805                     5.000000000                      997.058761195                       6.000000
                                 A31                                                12544VBG3                          86,475,000.00                            1000.000000000                                  0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A32                                                12544VBH1                          86,475,000.00                            1000.000000000                                  0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A33                                                12544VBJ7                           7,519,565.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000028910                       5.750000
                                 A34                                                12544VBK4                          82,871,875.00                            1000.000000000                                  0.000000000                     5.000000000                     1000.000000000                       6.000000
                                 A35                                                12544VBL2                          79,557,000.00                            1000.000000000                                  0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A36                                                12544VBM0                           6,918,000.00                            1000.000000000                                  0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A37                                                12544VBN8                         238,754,000.00                            1000.000000000                                  2.941238805                     4.375000000                      997.058761195                       5.250000
                                 A38                                                12544VBP3                         238,754,000.00                            1000.000000000                                  2.941238805                     4.583333333                      997.058761195                       5.500000
                                 A39                                                12544VBQ1                          20,761,217.00                            1000.000000000                                  0.000000000                     4.791666667                      997.058779987                       5.750000
                                 A40                                                12544VBR9                         228,805,916.00                            1000.000000000                                  2.941238813                     5.000000000                      997.058761187                       6.000000
                                 A41                                                12544VBS7                         219,653,680.00                            1000.000000000                                  2.941238805                     5.208333333                      997.058761195                       6.250000
                                 A42                                                12544VBT5                          19,100,320.00                            1000.000000000                                  2.941238805                     0.000000000                      997.058761195                       0.000000
                                 A43                                                12544VBU2                          50,045,000.00                            1000.000000000                                  0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A44                                                12544VBV0                          50,045,000.00                            1000.000000000                                  0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A45                                                12544VBW8                           4,351,739.00                            1000.000000000                                  0.000000000                     4.791666667                     1000.000029973                       5.750000
                                 A46                                                12544VBX6                          47,959,791.00                            1000.000000000                                  0.000000000                     5.000000000                     1000.000000000                       6.000000
                                 A47                                                12544VBY4                          46,041,400.00                            1000.000000000                                  0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A48                                                12544VBZ1                           4,003,600.00                            1000.000000000                                  0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A49                                                12544VCL1                         114,564,000.00                            1000.000000000                                  2.941238805                     4.583333333                      997.058761195                       5.500000
                                 A50                                                12544VCM9                           4,813,000.00                            1000.000000000                                  2.941238805                     4.583333333                      997.058761195                       5.500000
                                 A51                                                12544VCN7                         332,858,000.00                            1000.000000000                                  2.103783757                     4.791666667                      997.896216243                       5.750000
                                 PO                                                 12544VCB3                           1,967,514.22                            1000.000000000                                 15.434765194                     0.000000000                      984.565234806                       0.000000
                                 X                                                  12544VCA5                         761,199,925.00                            1000.000000000                                  0.000000000                     0.206754667                     1001.598022438                       0.248106
                                 AR                                                 12544VCC1                                 100.00                            1000.000000000                               1000.000000000                     4.791666667                        0.000000000                       5.750000

                                 ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                                 12544VCD9                           1,700,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 M                                                  12544VCE7                          22,525,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 B1                                                 12544VCF4                           4,675,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 B2                                                 12544VCG2                           2,550,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 B3                                                 12544VCH0                           1,700,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 B4                                                 12544VCJ6                           1,275,000.00                            1000.000000000                                  0.379092341                     4.791666667                      999.620907659                       5.750000
                                 B5                                                 12544VCK3                           1,275,385.78                            1000.000000000                                  0.378773066                     4.791666667                      999.620907659                       5.750000

                                 ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                                                               850,000,000.00                            1000.000000000                                  2.062320376                     4.965730153                      997.937679141

                                 ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:      Matthew Sabino
              212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Pool Level Data
Distribution Date                                                  4/25/2007
Cut-off Date                                                        3/1/2007
Record Date                                                        3/30/2007
Determination Date                                                 4/30/2007
Accrual Period 30/360                              Begin            3/1/2007
                                                   End              4/1/2007
Number of Days in 30/360 Accrual Period                                   30

--------------------------------------------------------------------
Prefunding Detail
--------------------------------------------------------------------

                                                                             Group I               Total
              Target Funding Balance                                  850,000,000.01      850,000,000.01
              Initial Funded Balance                                               -                   -
              Initial Unfunded Balance                                             -                   -
              Subsequent Prefunded Deposit                                         -                   -
              Subsequent Funded Balance                                            -                   -
              Subsequent Unfunded Balance                             850,000,000.01      850,000,000.01

THE BANK OF NEW YORK
101 Barclay St., 4W                                               Distribution Date: 05/25/07
New York, NY 10286
Officer:                                                                       Matthew Sabino
                                                                                 212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                                                                   Cusip                   Class Description                 Recombination Classes                     Certificate Rate Type                             Beginning Balance              Pass Through Rate (%)      Principal Distribution           Interest Distribution                Total Distribution         Current Realized Losses       Ending Balance           Cumulative Realized Losses
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                                                                  12544VAA7                              Senior                                   N/A                                Fix-30/360                                 99,705,876.12                          5.750000                   567,699.30                      477,757.32                      1,045,456.62                               -        99,138,176.82                                    -
A2                                                                                  12544VAB5                              Senior                       Deposit-100.00%                                Fix-30/360                                 86,475,000.00                          5.750000                            -                      414,359.38                        414,359.38                               -        86,475,000.00                                    -
A3                                                                                  12544VAC3                              Senior                                   N/A                                Fix-30/360                                  4,187,646.80                          5.750000                    23,843.37                       20,065.81                         43,909.18                               -         4,163,803.43                                    -
A4                                                                                  12544VAD1                              Senior                        Deposit-16.23%                                Fix-30/360                                238,051,767.47                          5.750000                 1,355,404.78                    1,140,664.72                      2,496,069.50                               -       236,696,362.69                                    -
A5                                                                                  12544VAE9                              Senior                       Deposit-100.00%                                Fix-30/360                                 50,045,000.00                          5.750000                            -                      239,798.96                        239,798.96                               -        50,045,000.00                                    -
A6                                                                                  12544VAF6                              Senior                        Deposit-21.94%                                Var-30/360                                272,843,785.55                          5.670000                 1,110,242.52                    1,289,186.89                      2,399,429.41                               -       271,733,543.03                                    -
A7                                                                                  12544VAG4                              Senior                        Deposit-21.94%                                Var-30/360                                 59,313,953.20                          6.117999                   241,357.42                      302,402.28                        543,759.70                               -        59,072,595.77                                    -
A8                                                                                  12544VAH2                              Senior                       Exchange- 0.00%                                Var-30/360                                261,843,975.56                          5.670000                 1,065,482.64                    1,237,212.78                      2,302,695.42                               -       260,778,492.92                                    -
A9                                                                                  12544VAJ8                              Senior                       Exchange- 0.00%                                Var-30/360                                 10,999,809.99                          5.670000                    44,759.89                       51,974.10                         96,733.99                               -        10,955,050.11                                    -
A10                                                                                 12544VAK5                              Senior                       Exchange- 0.00%                                Fix-30/360                                 82,983,000.00                          5.750000                            -                      397,626.88                        397,626.88                               -        82,983,000.00                                    -
A11                                                                                 12544VAL3                              Senior                       Exchange- 0.00%                                Fix-30/360                                  3,492,000.00                          5.750000                            -                       16,732.50                         16,732.50                               -         3,492,000.00                                    -
A12                                                                                 12544VAM1                              Senior                       Exchange- 0.00%                                Fix-30/360                                 82,199,000.00                          5.750000                            -                      393,870.21                        393,870.21                               -        82,199,000.00                                    -
A13                                                                                 12544VAN9                              Senior                       Exchange- 0.00%                                Fix-30/360                                  4,276,000.00                          5.750000                            -                       20,489.17                         20,489.17                               -         4,276,000.00                                    -
A14                                                                                 12544VAP4                              Senior                       Exchange- 0.00%                                Fix-30/360                                 81,425,000.00                          5.750000                            -                      390,161.46                        390,161.46                               -        81,425,000.00                                    -
A15                                                                                 12544VAQ2                              Senior                       Exchange- 0.00%                                Fix-30/360                                  5,050,000.00                          5.750000                            -                       24,197.92                         24,197.92                               -         5,050,000.00                                    -
A16                                                                                 12544VAR0                              Senior                       Exchange- 0.00%                                Fix-30/360                                228,453,082.78                          5.750000                 1,300,752.37                    1,094,671.02                      2,395,423.39                               -       227,152,330.41                                    -
A17                                                                                 12544VAS8                              Senior                       Exchange- 0.00%                                Fix-30/360                                  9,598,684.69                          5.750000                    54,652.41                       45,993.70                        100,646.11                               -         9,544,032.28                                    -
A18                                                                                 12544VAT6                              Senior                       Exchange- 0.00%                                Fix-30/360                                226,282,485.85                          5.750000                 1,288,393.55                    1,084,270.24                      2,372,663.80                               -       224,994,092.30                                    -
A19                                                                                 12544VAU3                              Senior                       Exchange- 0.00%                                Fix-30/360                                 11,769,281.62                          5.750000                    67,011.22                       56,394.47                        123,405.70                               -        11,702,270.39                                    -
A20                                                                                 12544VAV1                              Senior                       Exchange- 0.00%                                Fix-30/360                                224,150,774.22                          5.750000                 1,276,256.14                    1,074,055.79                      2,350,311.93                               -       222,874,518.08                                    -
A21                                                                                 12544VAW9                              Senior                       Exchange- 0.00%                                Fix-30/360                                 13,900,993.25                          5.750000                    79,148.64                       66,608.93                        145,757.56                               -        13,821,844.61                                    -
A22                                                                                 12544VAX7                              Senior                       Exchange- 0.00%                                Fix-30/360                                 48,027,000.00                          5.750000                            -                      230,129.38                        230,129.38                               -        48,027,000.00                                    -
A23                                                                                 12544VAY5                              Senior                       Exchange- 0.00%                                Fix-30/360                                  2,018,000.00                          5.750000                            -                        9,669.58                          9,669.58                               -         2,018,000.00                                    -
A24                                                                                 12544VAZ2                              Senior                       Exchange- 0.00%                                Fix-30/360                                 47,569,000.00                          5.750000                            -                      227,934.79                        227,934.79                               -        47,569,000.00                                    -
A25                                                                                 12544VBA6                              Senior                       Exchange- 0.00%                                Fix-30/360                                  2,476,000.00                          5.750000                            -                       11,864.17                         11,864.17                               -         2,476,000.00                                    -
A26                                                                                 12544VBB4                              Senior                       Exchange- 0.00%                                Fix-30/360                                 47,121,000.00                          5.750000                            -                      225,788.13                        225,788.13                               -        47,121,000.00                                    -
A27                                                                                 12544VBC2                              Senior                       Exchange- 0.00%                                Fix-30/360                                  2,924,000.00                          5.750000                            -                       14,010.83                         14,010.83                               -         2,924,000.00                                    -
A28                                                                                 12544VBD0                              Senior                       Exchange- 0.00%                                Fix-30/360                                333,091,767.47                          5.750000                 1,355,404.78                    1,596,064.72                      2,951,469.50                               -       331,736,362.69                                    -
A29                                                                                 12544VBE8                              Senior                       Exchange-83.77%                                Fix-30/360                                119,025,883.74                          5.500000                   677,702.39                      545,535.30                      1,223,237.69                               -       118,348,181.35                                    -
A30                                                                                 12544VBF5                              Senior                       Exchange-83.77%                                Fix-30/360                                119,025,883.74                          6.000000                   677,702.39                      595,129.42                      1,272,831.81                               -       118,348,181.35                                    -
A31                                                                                 12544VBG3                              Senior                       Exchange- 0.00%                                Fix-30/360                                 86,475,000.00                          5.250000                            -                      378,328.13                        378,328.13                               -        86,475,000.00                                    -
A32                                                                                 12544VBH1                              Senior                       Exchange- 0.00%                                Fix-30/360                                 86,475,000.00                          5.500000                            -                      396,343.75                        396,343.75                               -        86,475,000.00                                    -
A33                                                                                 12544VBJ7                            Strip IO                       Exchange- 0.00%                                Fix-30/360                                  7,519,565.22                          5.750000                            -                       36,031.25                         36,031.25                               -         7,519,565.22                                    -
A34                                                                                 12544VBK4                              Senior                       Exchange- 0.00%                                Fix-30/360                                 82,871,875.00                          6.000000                            -                      414,359.37                        414,359.37                               -        82,871,875.00                                    -
A35                                                                                 12544VBL2                              Senior                       Exchange- 0.00%                                Fix-30/360                                 79,557,000.00                          6.250000                            -                      414,359.38                        414,359.38                               -        79,557,000.00                                    -
A36                                                                                 12544VBM0                            Strip PO                       Exchange- 0.00%                                Fix-30/360                                  6,918,000.00                          0.000000                            -                               -                                 -                               -         6,918,000.00                                    -
A37                                                                                 12544VBN8                              Senior                       Exchange- 0.00%                                Fix-30/360                                238,051,767.47                          5.250000                 1,355,404.78                    1,041,476.48                      2,396,881.26                               -       236,696,362.69                                    -
A38                                                                                 12544VBP3                              Senior                       Exchange- 0.00%                                Fix-30/360                                238,051,767.47                          5.500000                 1,355,404.78                    1,091,070.60                      2,446,475.38                               -       236,696,362.69                                    -
A39                                                                                 12544VBQ1                            Strip IO                       Exchange- 0.00%                                Fix-30/360                                 20,700,153.69                          5.750000                            -                       99,188.24                         99,188.24                               -        20,582,292.41                                    -
A40                                                                                 12544VBR9                              Senior                       Exchange- 0.00%                                Fix-30/360                                228,132,943.16                          6.000000                 1,298,929.58                    1,140,664.72                      2,439,594.29                               -       226,834,013.58                                    -
A41                                                                                 12544VBS7                              Senior                       Exchange- 0.00%                                Fix-30/360                                219,007,626.07                          6.250000                 1,246,972.39                    1,140,664.72                      2,387,637.11                               -       217,760,653.68                                    -
A42                                                                                 12544VBT5                            Strip PO                       Exchange- 0.00%                                Fix-30/360                                 19,044,141.40                          0.000000                   108,432.38                               -                        108,432.38                               -        18,935,709.02                                    -
A43                                                                                 12544VBU2                              Senior                       Exchange- 0.00%                                Fix-30/360                                 50,045,000.00                          5.250000                            -                      218,946.88                        218,946.88                               -        50,045,000.00                                    -
A44                                                                                 12544VBV0                              Senior                       Exchange- 0.00%                                Fix-30/360                                 50,045,000.00                          5.500000                            -                      229,372.92                        229,372.92                               -        50,045,000.00                                    -
A45                                                                                 12544VBW8                            Strip IO                       Exchange- 0.00%                                Fix-30/360                                  4,351,739.13                          5.750000                            -                       20,852.08                         20,852.08                               -         4,351,739.13                                    -
A46                                                                                 12544VBX6                              Senior                       Exchange- 0.00%                                Fix-30/360                                 47,959,791.00                          6.000000                            -                      239,798.96                        239,798.96                               -        47,959,791.00                                    -
A47                                                                                 12544VBY4                              Senior                       Exchange- 0.00%                                Fix-30/360                                 46,041,400.00                          6.250000                            -                      239,798.96                        239,798.96                               -        46,041,400.00                                    -
A48                                                                                 12544VBZ1                            Strip PO                       Exchange- 0.00%                                Fix-30/360                                  4,003,600.00                          0.000000                            -                               -                                 -                               -         4,003,600.00                                    -
A49                                                                                 12544VCL1                              Senior                       Exchange- 0.00%                                Fix-30/360                                114,227,039.92                          5.500000                   650,379.02                      523,540.60                      1,173,919.62                               -       113,576,660.90                                    -
A50                                                                                 12544VCM9                              Senior                       Exchange- 0.00%                                Fix-30/360                                  4,798,843.82                          5.500000                    27,323.37                       21,994.70                         49,318.07                               -         4,771,520.45                                    -
A51                                                                                 12544VCN7                              Senior                       Exchange-78.06%                                Fix-30/360                                332,157,738.75                          5.750000                 1,351,599.94                    1,591,589.16                      2,943,189.11                               -       330,806,138.80                                    -
PO                                                                                  12544VCB3                            Strip PO                                   N/A                                Fix-30/360                                  1,937,146.10                          0.000000                     9,105.64                               -                          9,105.64                               -         1,928,040.46                                    -
X                                                                                   12544VCA5                            Strip IO                                   N/A                                Var-30/360                                762,416,339.56                          0.247381                            -                      157,172.67                        157,172.67                               -       759,296,454.72                                    -
AR                                                                                  12544VCC1                              Senior                                   N/A                                Fix-30/360                                             -                          5.750000                            -                            0.10                              0.10                               -                    -                                    -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                                                                                  12544VCD9                           Mezzanine                                   N/A                                Fix-30/360                                  1,699,355.54                          5.750000                     1,149.35                        8,142.75                          9,292.10                               -         1,698,206.19                                    -
M                                                                                   12544VCE7                              Junior                                   N/A                                Fix-30/360                                 22,516,460.95                          5.750000                    15,228.94                      107,891.38                        123,120.31                               -        22,501,232.01                                    -
B1                                                                                  12544VCF4                              Junior                                   N/A                                Fix-30/360                                  4,673,227.74                          5.750000                     3,160.72                       22,392.55                         25,553.27                               -         4,670,067.02                                    -
B2                                                                                  12544VCG2                              Junior                                   N/A                                Fix-30/360                                  2,549,033.31                          5.750000                     1,724.03                       12,214.12                         13,938.15                               -         2,547,309.28                                    -
B3                                                                                  12544VCH0                              Junior                                   N/A                                Fix-30/360                                  1,699,355.54                          5.750000                     1,149.35                        8,142.75                          9,292.10                               -         1,698,206.19                                    -
B4                                                                                  12544VCJ6                              Junior                                   N/A                                Fix-30/360                                  1,274,516.66                          5.750000                       862.02                        6,107.06                          6,969.07                               -         1,273,654.64                                    -
B5                                                                                  12544VCK3                              Junior                                   N/A                                Fix-30/360                                  1,274,902.29                          5.750000                       862.28                        6,108.91                          6,971.18                               -         1,274,040.01                                 0.41

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                                                                                                           848,247,027.27                                                   3,331,789.72                    4,212,407.65                      7,544,197.34                               -       844,915,237.54                                 0.41

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                                                                   Cusip        Original Certificate Balance         Beginning Certificate Balance          Scheduled Principal Distribution             Unscheduled Principal Adjustments        Net Principal Distribution            Deferred Interest         Current Realized Losses        Ending Certificate Balance       Ending Certificate Factor
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                                                                  12544VAA7                      100,000,000.00                         99,705,876.12                                567,699.30                                             -                        567,699.30                            -                               -                     99,138,176.82                     0.991381768
A2                                                                                  12544VAB5                       86,475,000.00                         86,475,000.00                                         -                                             -                                 -                            -                               -                     86,475,000.00                     1.000000000
A3                                                                                  12544VAC3                        4,200,000.00                          4,187,646.80                                 23,843.37                                             -                         23,843.37                            -                               -                      4,163,803.43                     0.991381768
A4                                                                                  12544VAD1                      238,754,000.00                        238,051,767.47                              1,355,404.78                                             -                      1,355,404.78                            -                               -                    236,696,362.69                     0.991381768
A5                                                                                  12544VAE9                       50,045,000.00                         50,045,000.00                                         -                                             -                                 -                            -                               -                     50,045,000.00                     1.000000000
A6                                                                                  12544VAF6                      273,419,000.00                        272,843,785.55                              1,110,242.52                                             -                      1,110,242.52                            -                               -                    271,733,543.03                     0.993835626
A7                                                                                  12544VAG4                       59,439,000.00                         59,313,953.20                                241,357.42                                             -                        241,357.42                            -                               -                     59,072,595.77                     0.993835626
A8                                                                                  12544VAH2                      262,396,000.00                        261,843,975.56                              1,065,482.64                                             -                      1,065,482.64                            -                               -                    260,778,492.92                     0.993835626
A9                                                                                  12544VAJ8                       11,023,000.00                         10,999,809.99                                 44,759.89                                             -                         44,759.89                            -                               -                     10,955,050.11                     0.993835626
A10                                                                                 12544VAK5                       82,983,000.00                         82,983,000.00                                         -                                             -                                 -                            -                               -                     82,983,000.00                     1.000000000
A11                                                                                 12544VAL3                        3,492,000.00                          3,492,000.00                                         -                                             -                                 -                            -                               -                      3,492,000.00                     1.000000000
A12                                                                                 12544VAM1                       82,199,000.00                         82,199,000.00                                         -                                             -                                 -                            -                               -                     82,199,000.00                     1.000000000
A13                                                                                 12544VAN9                        4,276,000.00                          4,276,000.00                                         -                                             -                                 -                            -                               -                      4,276,000.00                     1.000000000
A14                                                                                 12544VAP4                       81,425,000.00                         81,425,000.00                                         -                                             -                                 -                            -                               -                     81,425,000.00                     1.000000000
A15                                                                                 12544VAQ2                        5,050,000.00                          5,050,000.00                                         -                                             -                                 -                            -                               -                      5,050,000.00                     1.000000000
A16                                                                                 12544VAR0                      229,127,000.00                        228,453,082.78                              1,300,752.37                                             -                      1,300,752.37                            -                               -                    227,152,330.41                     0.991381768
A17                                                                                 12544VAS8                        9,627,000.00                          9,598,684.69                                 54,652.41                                             -                         54,652.41                            -                               -                      9,544,032.28                     0.991381768
A18                                                                                 12544VAT6                      226,950,000.00                        226,282,485.85                              1,288,393.55                                             -                      1,288,393.55                            -                               -                    224,994,092.30                     0.991381768
A19                                                                                 12544VAU3                       11,804,000.00                         11,769,281.62                                 67,011.22                                             -                         67,011.22                            -                               -                     11,702,270.39                     0.991381768
A20                                                                                 12544VAV1                      224,812,000.00                        224,150,774.22                              1,276,256.14                                             -                      1,276,256.14                            -                               -                    222,874,518.08                     0.991381768
A21                                                                                 12544VAW9                       13,942,000.00                         13,900,993.25                                 79,148.64                                             -                         79,148.64                            -                               -                     13,821,844.61                     0.991381768
A22                                                                                 12544VAX7                       48,027,000.00                         48,027,000.00                                         -                                             -                                 -                            -                               -                     48,027,000.00                     1.000000000
A23                                                                                 12544VAY5                        2,018,000.00                          2,018,000.00                                         -                                             -                                 -                            -                               -                      2,018,000.00                     1.000000000
A24                                                                                 12544VAZ2                       47,569,000.00                         47,569,000.00                                         -                                             -                                 -                            -                               -                     47,569,000.00                     1.000000000
A25                                                                                 12544VBA6                        2,476,000.00                          2,476,000.00                                         -                                             -                                 -                            -                               -                      2,476,000.00                     1.000000000
A26                                                                                 12544VBB4                       47,121,000.00                         47,121,000.00                                         -                                             -                                 -                            -                               -                     47,121,000.00                     1.000000000
A27                                                                                 12544VBC2                        2,924,000.00                          2,924,000.00                                         -                                             -                                 -                            -                               -                      2,924,000.00                     1.000000000
A28                                                                                 12544VBD0                      333,794,000.00                        333,091,767.47                              1,355,404.78                                             -                      1,355,404.78                            -                               -                    331,736,362.69                     0.993835607
A29                                                                                 12544VBE8                      119,377,000.00                        119,025,883.74                                677,702.39                                             -                        677,702.39                            -                               -                    118,348,181.35                     0.991381768
A30                                                                                 12544VBF5                      119,377,000.00                        119,025,883.74                                677,702.39                                             -                        677,702.39                            -                               -                    118,348,181.35                     0.991381768
A31                                                                                 12544VBG3                       86,475,000.00                         86,475,000.00                                         -                                             -                                 -                            -                               -                     86,475,000.00                     1.000000000
A32                                                                                 12544VBH1                       86,475,000.00                         86,475,000.00                                         -                                             -                                 -                            -                               -                     86,475,000.00                     1.000000000
A33                                                                                 12544VBJ7                        7,519,565.00                          7,519,565.22                                         -                                             -                                 -                            -                               -                      7,519,565.22                     1.000000029
A34                                                                                 12544VBK4                       82,871,875.00                         82,871,875.00                                         -                                             -                                 -                            -                               -                     82,871,875.00                     1.000000000
A35                                                                                 12544VBL2                       79,557,000.00                         79,557,000.00                                         -                                             -                                 -                            -                               -                     79,557,000.00                     1.000000000
A36                                                                                 12544VBM0                        6,918,000.00                          6,918,000.00                                         -                                             -                                 -                            -                               -                      6,918,000.00                     1.000000000
A37                                                                                 12544VBN8                      238,754,000.00                        238,051,767.47                              1,355,404.78                                             -                      1,355,404.78                            -                               -                    236,696,362.69                     0.991381768
A38                                                                                 12544VBP3                      238,754,000.00                        238,051,767.47                              1,355,404.78                                             -                      1,355,404.78                            -                               -                    236,696,362.69                     0.991381768
A39                                                                                 12544VBQ1                       20,761,217.00                         20,700,153.69                                         -                                             -                                 -                            -                               -                     20,582,292.41                     0.991381787
A40                                                                                 12544VBR9                      228,805,916.00                        228,132,943.16                              1,298,929.58                                             -                      1,298,929.58                            -                               -                    226,834,013.58                     0.991381768
A41                                                                                 12544VBS7                      219,653,680.00                        219,007,626.07                              1,246,972.39                                             -                      1,246,972.39                            -                               -                    217,760,653.68                     0.991381768
A42                                                                                 12544VBT5                       19,100,320.00                         19,044,141.40                                108,432.38                                             -                        108,432.38                            -                               -                     18,935,709.02                     0.991381768
A43                                                                                 12544VBU2                       50,045,000.00                         50,045,000.00                                         -                                             -                                 -                            -                               -                     50,045,000.00                     1.000000000
A44                                                                                 12544VBV0                       50,045,000.00                         50,045,000.00                                         -                                             -                                 -                            -                               -                     50,045,000.00                     1.000000000
A45                                                                                 12544VBW8                        4,351,739.00                          4,351,739.13                                         -                                             -                                 -                            -                               -                      4,351,739.13                     1.000000030
A46                                                                                 12544VBX6                       47,959,791.00                         47,959,791.00                                         -                                             -                                 -                            -                               -                     47,959,791.00                     1.000000000
A47                                                                                 12544VBY4                       46,041,400.00                         46,041,400.00                                         -                                             -                                 -                            -                               -                     46,041,400.00                     1.000000000
A48                                                                                 12544VBZ1                        4,003,600.00                          4,003,600.00                                         -                                             -                                 -                            -                               -                      4,003,600.00                     1.000000000
A49                                                                                 12544VCL1                      114,564,000.00                        114,227,039.92                                650,379.02                                             -                        650,379.02                            -                               -                    113,576,660.90                     0.991381768
A50                                                                                 12544VCM9                        4,813,000.00                          4,798,843.82                                 27,323.37                                             -                         27,323.37                            -                               -                      4,771,520.45                     0.991381768
A51                                                                                 12544VCN7                      332,858,000.00                        332,157,738.75                              1,351,599.94                                             -                      1,351,599.94                            -                               -                    330,806,138.80                     0.993835626
PO                                                                                  12544VCB3                        1,967,514.22                          1,937,146.10                                  9,105.64                                             -                          9,105.64                            -                               -                      1,928,040.46                     0.979937242
X                                                                                   12544VCA5                      761,199,925.00                        762,416,339.56                                         -                                             -                                 -                            -                               -                    759,296,454.72                     0.997499382
AR                                                                                  12544VCC1                              100.00                                     -                                         -                                             -                                 -                            -                               -                                 -                     0.000000000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                                                                                  12544VCD9                        1,700,000.00                          1,699,355.54                                  1,149.35                                             -                          1,149.35                            -                               -                      1,698,206.19                     0.998944817
M                                                                                   12544VCE7                       22,525,000.00                         22,516,460.95                                 15,228.94                                             -                         15,228.94                            -                               -                     22,501,232.01                     0.998944817
B1                                                                                  12544VCF4                        4,675,000.00                          4,673,227.74                                  3,160.72                                             -                          3,160.72                            -                               -                      4,670,067.02                     0.998944817
B2                                                                                  12544VCG2                        2,550,000.00                          2,549,033.31                                  1,724.03                                             -                          1,724.03                            -                               -                      2,547,309.28                     0.998944817
B3                                                                                  12544VCH0                        1,700,000.00                          1,699,355.54                                  1,149.35                                             -                          1,149.35                            -                               -                      1,698,206.19                     0.998944817
B4                                                                                  12544VCJ6                        1,275,000.00                          1,274,516.66                                    862.02                                             -                            862.02                            -                               -                      1,273,654.64                     0.998944817
B5                                                                                  12544VCK3                        1,275,385.78                          1,274,902.29                                    862.28                                             -                            862.28                            -                               -                      1,274,040.01                     0.998944817

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                             850,000,000.00                        848,247,027.27                              3,331,789.72                                             -                      3,331,789.72                            -                               -                    844,915,237.54

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Interest Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                                           Beginning Certificate Balance                Pass Through Rate (%)                  Effective Coupon (%)                         Current Interest                             Deferred Interest                Total Interest Due       Net Interest Shortfall                   Interest Paid
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                                                              99,705,876.12                            5.750000                              5.750000                                477,757.32                                             -                        477,757.32                            -                      477,757.32
A2                                                                              86,475,000.00                            5.750000                              5.750000                                414,359.38                                             -                        414,359.38                            -                      414,359.38
A3                                                                               4,187,646.80                            5.750000                              5.750000                                 20,065.81                                             -                         20,065.81                            -                       20,065.81
A4                                                                             238,051,767.47                            5.750000                              5.750000                              1,140,664.72                                             -                      1,140,664.72                            -                    1,140,664.72
A5                                                                              50,045,000.00                            5.750000                              5.750000                                239,798.96                                             -                        239,798.96                            -                      239,798.96
A6                                                                             272,843,785.55                            5.670000                              5.670000                              1,289,186.89                                             -                      1,289,186.89                            -                    1,289,186.89
A7                                                                              59,313,953.20                            6.117999                              6.117999                                302,402.28                                             -                        302,402.28                            -                      302,402.28
A8                                                                             261,843,975.56                            5.670000                              5.670000                              1,237,212.78                                             -                      1,237,212.78                            -                    1,237,212.78
A9                                                                              10,999,809.99                            5.670000                              5.670000                                 51,974.10                                             -                         51,974.10                            -                       51,974.10
A10                                                                             82,983,000.00                            5.750000                              5.750000                                397,626.88                                             -                        397,626.88                            -                      397,626.88
A11                                                                              3,492,000.00                            5.750000                              5.750000                                 16,732.50                                             -                         16,732.50                            -                       16,732.50
A12                                                                             82,199,000.00                            5.750000                              5.750000                                393,870.21                                             -                        393,870.21                            -                      393,870.21
A13                                                                              4,276,000.00                            5.750000                              5.750000                                 20,489.17                                             -                         20,489.17                            -                       20,489.17
A14                                                                             81,425,000.00                            5.750000                              5.750000                                390,161.46                                             -                        390,161.46                            -                      390,161.46
A15                                                                              5,050,000.00                            5.750000                              5.750000                                 24,197.92                                             -                         24,197.92                            -                       24,197.92
A16                                                                            228,453,082.78                            5.750000                              5.750000                              1,094,671.02                                             -                      1,094,671.02                            -                    1,094,671.02
A17                                                                              9,598,684.69                            5.750000                              5.750000                                 45,993.70                                             -                         45,993.70                            -                       45,993.70
A18                                                                            226,282,485.85                            5.750000                              5.750000                              1,084,270.24                                             -                      1,084,270.24                            -                    1,084,270.24
A19                                                                             11,769,281.62                            5.750000                              5.750000                                 56,394.47                                             -                         56,394.47                            -                       56,394.47
A20                                                                            224,150,774.22                            5.750000                              5.750000                              1,074,055.79                                             -                      1,074,055.79                            -                    1,074,055.79
A21                                                                             13,900,993.25                            5.750000                              5.750000                                 66,608.93                                             -                         66,608.93                            -                       66,608.93
A22                                                                             48,027,000.00                            5.750000                              5.750000                                230,129.38                                             -                        230,129.38                            -                      230,129.38
A23                                                                              2,018,000.00                            5.750000                              5.750000                                  9,669.58                                             -                          9,669.58                            -                        9,669.58
A24                                                                             47,569,000.00                            5.750000                              5.750000                                227,934.79                                             -                        227,934.79                            -                      227,934.79
A25                                                                              2,476,000.00                            5.750000                              5.750000                                 11,864.17                                             -                         11,864.17                            -                       11,864.17
A26                                                                             47,121,000.00                            5.750000                              5.750000                                225,788.13                                             -                        225,788.13                            -                      225,788.13
A27                                                                              2,924,000.00                            5.750000                              5.750000                                 14,010.83                                             -                         14,010.83                            -                       14,010.83
A28                                                                            333,091,767.47                            5.750000                              5.750000                              1,596,064.72                                             -                      1,596,064.72                            -                    1,596,064.72
A29                                                                            119,025,883.74                            5.500000                              5.500000                                545,535.30                                             -                        545,535.30                            -                      545,535.30
A30                                                                            119,025,883.74                            6.000000                              6.000000                                595,129.42                                             -                        595,129.42                            -                      595,129.42
A31                                                                             86,475,000.00                            5.250000                              5.250000                                378,328.13                                             -                        378,328.13                            -                      378,328.13
A32                                                                             86,475,000.00                            5.500000                              5.500000                                396,343.75                                             -                        396,343.75                            -                      396,343.75
A33                                                                              7,519,565.22                            5.750000                              5.750000                                 36,031.25                                             -                         36,031.25                            -                       36,031.25
A34                                                                             82,871,875.00                            6.000000                              6.000000                                414,359.38                                             -                        414,359.38                            -                      414,359.37
A35                                                                             79,557,000.00                            6.250000                              6.250000                                414,359.38                                             -                        414,359.38                            -                      414,359.38
A36                                                                              6,918,000.00                            0.000000                              0.000000                                         -                                             -                                 -                            -                               -
A37                                                                            238,051,767.47                            5.250000                              5.250000                              1,041,476.48                                             -                      1,041,476.48                            -                    1,041,476.48
A38                                                                            238,051,767.47                            5.500000                              5.500000                              1,091,070.60                                             -                      1,091,070.60                            -                    1,091,070.60
A39                                                                             20,700,153.69                            5.750000                              5.750000                                 99,188.24                                             -                         99,188.24                            -                       99,188.24
A40                                                                            228,132,943.16                            6.000000                              6.000000                              1,140,664.72                                             -                      1,140,664.72                            -                    1,140,664.72
A41                                                                            219,007,626.07                            6.250000                              6.250000                              1,140,664.72                                             -                      1,140,664.72                            -                    1,140,664.72
A42                                                                             19,044,141.40                            0.000000                              0.000000                                         -                                             -                                 -                            -                               -
A43                                                                             50,045,000.00                            5.250000                              5.250000                                218,946.88                                             -                        218,946.88                            -                      218,946.88
A44                                                                             50,045,000.00                            5.500000                              5.500000                                229,372.92                                             -                        229,372.92                            -                      229,372.92
A45                                                                              4,351,739.13                            5.750000                              5.750000                                 20,852.08                                             -                         20,852.08                            -                       20,852.08
A46                                                                             47,959,791.00                            6.000000                              6.000000                                239,798.96                                             -                        239,798.96                            -                      239,798.96
A47                                                                             46,041,400.00                            6.250000                              6.250000                                239,798.96                                             -                        239,798.96                            -                      239,798.96
A48                                                                              4,003,600.00                            0.000000                              0.000000                                         -                                             -                                 -                            -                               -
A49                                                                            114,227,039.92                            5.500000                              5.500000                                523,540.60                                             -                        523,540.60                            -                      523,540.60
A50                                                                              4,798,843.82                            5.500000                              5.500000                                 21,994.70                                             -                         21,994.70                            -                       21,994.70
A51                                                                            332,157,738.75                            5.750000                              5.750000                              1,591,589.16                                             -                      1,591,589.16                            -                    1,591,589.16
PO                                                                               1,937,146.10                            0.000000                              0.000000                                         -                                             -                                 -                            -                               -
X                                                                              762,416,339.56                            0.247381                              0.247381                                157,172.67                                             -                        157,172.67                            -                      157,172.67
AR                                                                                          -                            5.750000                              0.000000                                         -                                             -                                 -                            -                            0.10

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                                                                               1,699,355.54                            5.750000                              5.750000                                  8,142.75                                             -                          8,142.75                            -                        8,142.75
M                                                                               22,516,460.95                            5.750000                              5.750000                                107,891.38                                             -                        107,891.38                            -                      107,891.38
B1                                                                               4,673,227.74                            5.750000                              5.750000                                 22,392.55                                             -                         22,392.55                            -                       22,392.55
B2                                                                               2,549,033.31                            5.750000                              5.750000                                 12,214.12                                             -                         12,214.12                            -                       12,214.12
B3                                                                               1,699,355.54                            5.750000                              5.750000                                  8,142.75                                             -                          8,142.75                            -                        8,142.75
B4                                                                               1,274,516.66                            5.750000                              5.750000                                  6,107.06                                             -                          6,107.06                            -                        6,107.06
B5                                                                               1,274,902.29                            5.750000                              5.750000                                  6,108.91                                             -                          6,108.91                            -                        6,108.91

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                         848,247,027.27                                                                                                        4,212,407.55                                             -                      4,212,407.55                            -                    4,212,407.65

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Current Payment Information
Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                                                                   Cusip        Original Certificate Balance         Beginning Certificate Balance                    Principal Distribution                         Interest Distribution        Ending Certificate Balance         Pass Through Rate (%)
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                                                                  12544VAA7                      100,000,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A2                                                                                  12544VAB5                       86,475,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A3                                                                                  12544VAC3                        4,200,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A4                                                                                  12544VAD1                      238,754,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A5                                                                                  12544VAE9                       50,045,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A6                                                                                  12544VAF6                      273,419,000.00                         997.896216243                               4.060590236                                   4.715059622                     993.835626006                     5.670000
A7                                                                                  12544VAG4                       59,439,000.00                         997.896216243                               4.060590236                                   5.087607096                     993.835626006                     6.117999
A8                                                                                  12544VAH2                      262,396,000.00                         997.896216243                               4.060590236                                   4.715059622                     993.835626006                     5.670000
A9                                                                                  12544VAJ8                       11,023,000.00                         997.896216243                               4.060590236                                   4.715059622                     993.835626006                     5.670000
A10                                                                                 12544VAK5                       82,983,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A11                                                                                 12544VAL3                        3,492,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A12                                                                                 12544VAM1                       82,199,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A13                                                                                 12544VAN9                        4,276,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A14                                                                                 12544VAP4                       81,425,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A15                                                                                 12544VAQ2                        5,050,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A16                                                                                 12544VAR0                      229,127,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A17                                                                                 12544VAS8                        9,627,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A18                                                                                 12544VAT6                      226,950,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A19                                                                                 12544VAU3                       11,804,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A20                                                                                 12544VAV1                      224,812,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A21                                                                                 12544VAW9                       13,942,000.00                         997.058761195                               5.676992958                                   4.777573231                     991.381768237                     5.750000
A22                                                                                 12544VAX7                       48,027,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A23                                                                                 12544VAY5                        2,018,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A24                                                                                 12544VAZ2                       47,569,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A25                                                                                 12544VBA6                        2,476,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A26                                                                                 12544VBB4                       47,121,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A27                                                                                 12544VBC2                        2,924,000.00                        1000.000000000                               0.000000000                                   4.791666667                    1000.000000000                     5.750000
A28                                                                                 12544VBD0                      333,794,000.00                         997.896209849                               4.060602577                                   4.781586005                     993.835607271                     5.750000
A29                                                                                 12544VBE8                      119,377,000.00                         997.058761195                               5.676992958                                   4.569852655                     991.381768237                     5.500000
A30                                                                                 12544VBF5                      119,377,000.00                         997.058761195                               5.676992958                                   4.985293806                     991.381768237                     6.000000
A31                                                                                 12544VBG3                       86,475,000.00                        1000.000000000                               0.000000000                                   4.375000000                    1000.000000000                     5.250000
A32                                                                                 12544VBH1                       86,475,000.00                        1000.000000000                               0.000000000                                   4.583333333                    1000.000000000                     5.500000
A33                                                                                 12544VBJ7                        7,519,565.00                        1000.000028910                               0.000000000                                   4.791666805                    1000.000028910                     5.750000
A34                                                                                 12544VBK4                       82,871,875.00                        1000.000000000                               0.000000000                                   5.000000000                    1000.000000000                     6.000000
A35                                                                                 12544VBL2                       79,557,000.00                        1000.000000000                               0.000000000                                   5.208333333                    1000.000000000                     6.250000
A36                                                                                 12544VBM0                        6,918,000.00                        1000.000000000                               0.000000000                                   0.000000000                    1000.000000000                     0.000000
A37                                                                                 12544VBN8                      238,754,000.00                         997.058761195                               5.676992958                                   4.362132080                     991.381768237                     5.250000
A38                                                                                 12544VBP3                      238,754,000.00                         997.058761195                               5.676992958                                   4.569852655                     991.381768237                     5.500000
A39                                                                                 12544VBQ1                       20,761,217.00                         997.058779987                               0.000000000                                   4.777573321                     991.381786922                     5.750000
A40                                                                                 12544VBR9                      228,805,916.00                         997.058761187                               5.676992973                                   4.985293806                     991.381768214                     6.000000
A41                                                                                 12544VBS7                      219,653,680.00                         997.058761195                               5.676992958                                   5.193014381                     991.381768237                     6.250000
A42                                                                                 12544VBT5                       19,100,320.00                         997.058761195                               5.676992958                                   0.000000000                     991.381768237                     0.000000
A43                                                                                 12544VBU2                       50,045,000.00                        1000.000000000                               0.000000000                                   4.375000000                    1000.000000000                     5.250000
A44                                                                                 12544VBV0                       50,045,000.00                        1000.000000000                               0.000000000                                   4.583333333                    1000.000000000                     5.500000
A45                                                                                 12544VBW8                        4,351,739.00                        1000.000029973                               0.000000000                                   4.791666810                    1000.000029973                     5.750000
A46                                                                                 12544VBX6                       47,959,791.00                        1000.000000000                               0.000000000                                   5.000000000                    1000.000000000                     6.000000
A47                                                                                 12544VBY4                       46,041,400.00                        1000.000000000                               0.000000000                                   5.208333333                    1000.000000000                     6.250000
A48                                                                                 12544VBZ1                        4,003,600.00                        1000.000000000                               0.000000000                                   0.000000000                    1000.000000000                     0.000000
A49                                                                                 12544VCL1                      114,564,000.00                         997.058761195                               5.676992958                                   4.569852655                     991.381768237                     5.500000
A50                                                                                 12544VCM9                        4,813,000.00                         997.058761195                               5.676992958                                   4.569852655                     991.381768237                     5.500000
A51                                                                                 12544VCN7                      332,858,000.00                         997.896216243                               4.060590236                                   4.781586036                     993.835626006                     5.750000
PO                                                                                  12544VCB3                        1,967,514.22                         984.565234806                               4.627992885                                   0.000000000                     979.937241921                     0.000000
X                                                                                   12544VCA5                      761,199,925.00                        1001.598022438                               0.000000000                                   0.206480141                     997.499381940                     0.247381
AR                                                                                  12544VCC1                              100.00                           0.000000000                               0.000000000                                   0.968340175                       0.000000000                     5.750000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                                                                                  12544VCD9                        1,700,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
M                                                                                   12544VCE7                       22,525,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
B1                                                                                  12544VCF4                        4,675,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
B2                                                                                  12544VCG2                        2,550,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
B3                                                                                  12544VCH0                        1,700,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
B4                                                                                  12544VCJ6                        1,275,000.00                         999.620907659                               0.676090465                                   4.789850183                     998.944817194                     5.750000
B5                                                                                  12544VCK3                        1,275,385.78                         999.620907659                               0.676090465                                   4.789850183                     998.944817195                     5.750000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                             850,000,000.00                         997.937679141                               3.919752612                                   4.955773706                     994.017926518

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:         Matthew Sabino
                 212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Pool Level Data
Distribution Date                                                                                    5/25/2007
Cut-off Date                                                                                          3/1/2007
Record Date                                                                                          4/30/2007
Determination Date                                                                                   5/30/2007
Accrual Period 30/360                                                             Begin               4/1/2007
                                                                                  End                 5/1/2007
Number of Days in 30/360 Accrual Period                                                                     30

----------------------------------------------------------------------------------------------
Prefunding Detail
----------------------------------------------------------------------------------------------

                 Target Funding Balance                                                         850,000,000.01
                 Initial Funded Balance                                                         849,997,162.42
                 Initial Unfunded Balance                                                             2,837.58

----------------------------------------------------------------------------------------------
Collateral Detail
----------------------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                 Original Aggregate Loan Count                                                           1,351
                 Original Stated Principal Balance                                              850,000,000.01
                 Original Weighted Average Mortgage Rate                                              6.14359%
                 Original Weighted Average Net Mortgage Rate                                          5.95926%
                 Original Weighted Average Remaining Term                                                  360

                 Current Mortgage Loan Details

                 Beginning Aggregate Loan Count                                                          1,349
                 Loans Paid Off or otherwise removed pursuant to the PSA                                     1
                                                                                                             -
                 Ending Aggregate Loan Count                                                             1,348

                 Beginning Pool Stated Principal Balance                                        848,247,027.27
                 Scheduled Principal                                                                573,852.82
                 Unscheduled Principal                                                            2,757,936.90
                 Realized Principal Losses                                                                  -
                                                                                                            -
                 Ending Pool Stated Principal Balance                                           844,915,237.55

                 Weighted Averages

                 Beginning Weighted Average Mortgage Rate                                             6.14355%
                 Beginning Weighted Average Net Mortgage Rate                                         5.95922%
                 Ending Weighted Average Mortgage Rate                                                6.14351%
                 Ending Weighted Average Net Mortgage Rate                                            5.95918%

                 Beginning Weighted Average Remaining Term to Maturity                                     359
                 Ending Weighted Average Remaining Term to Maturity                                        358

                 Loan Substitution

                 Aggregate Stated of Principal Balances Removed                                              -
                 Aggregate Stated of Principal Balance Added                                                 -
                                                                                                             -
                 Aggregate Principal Substitution Shortfall Amount                                           -

                 Fees of the Trust

                 Gross Master Servicing Fee                                                         123,702.69
                 Net Master Servicing Fee                                                           122,769.88
                 Trustee Fee                                                                          6,361.85
                 Lpmi                                                                                   233.71
                                                                                                        ------
                 Total Net Loan Fees                                                                129,365.44

                 Servicer Advances

                 Principal Advances                                                                   1,138.68
                 Interest Advances                                                                    9,377.71
                 Reimbursement for Principal & Interest Advances                                             -
                 Reimbursement for Nonrecoverable Advances                                                   -
                                                                                                             -
                 Total Advances                                                                      10,516.39

                 Mortgage Prepayment Details

                 Principal Balance of Loans Paid in Full                                            782,472.11
                 Prepayment Interest Excess                                                                  -
                 Prepayment Interest Shortfall                                                          932.82
                 Compensating Interest                                                                  932.82
                 Non-Supported Prepayment Interest Shortfall                                                 -
                 CPR %                                                                                3.83513%
                 SMM %                                                                                0.32535%

                 Net Interest Shortfalls

                 Net Prepayment Interest Shortfalls                                                          -
                 Relief Act Reduction Shortfalls                                                             -
                                                                                                             -
                 Total Net Interest Shortfalls                                                               -

----------------------------------------------------------------------------------------------
NAS Principal Distribution Amount
----------------------------------------------------------------------------------------------

                 Shift Percentage                                                                     0.00000%
                 Class A5 Priority Percentage                                                         5.91332%
                 Class A5 Priority Amount                                                                    -

-----------------------------------------------------------------------------------------------
Delinquency Information
-----------------------------------------------------------------------------------------------

                 -------------------------------------------                     --------------------------------------
                 Delinquency Info                                                Group 1
                 -------------------------------------------                     --------------------------------------

                 30-59 Days                  Balance                                 1,836,128.42             0.21732%
                                             Loan Count                                         3             0.22255%

                 60-89 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 90+ Days                    Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 Total                       Balance                                 1,836,128.42             0.21732%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         3             0.22255%

                 -------------------------------------------                     --------------------------------------
                 Forceclosure Info                                               Group 1
                 -------------------------------------------                     --------------------------------------

                 30-59 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 60-89 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 90+ Days                    Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 Total                       Balance                                            -             0.00000%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         0             0.00000%

                 -------------------------------------------                     --------------------------------------
                 Bankruptcy Info                                                 Group 1
                 -------------------------------------------                     --------------------------------------

                 30-59 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 60-89 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 90+ Days                    Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 Total                       Balance                                            -             0.00000%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         0             0.00000%

                 -------------------------------------------                     --------------------------------------
                 REO Info                                                        Group 1
                 -------------------------------------------                     --------------------------------------

                 30-59 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 60-89 Days                  Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 90+ Days                    Balance                                            -             0.00000%
                                             Loan Count                                         0             0.00000%

                 Total                       Balance                                            -             0.00000%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         0             0.00000%

                 ------------------------------------------------------------    --------------------------------------
                 Totals for Foreclosure Bankruptcy, REO                          Group 1
                 -------------------------------------------                     --------------------------------------

                 All                         Balance                                            -             0.00000%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         0             0.00000%

                 ------------------------------------------------------------    --------------------------------------
                 Totals for Foreclosure,REO Bankruptcy, Delinquency              Group 1
                 ------------------------------------------------------------    --------------------------------------

                 All                         Balance                                 1,836,128.42             0.21732%
                 -------------------------------------------                     --------------------------------------
                                             Loan Count                                         3             0.22255%
                 60+ Delinquency, Foreclosure, Bankruptcy &
                 REO Totals

                 Current                                                                -
                 One-Month Prior                                                        -
                 Two-Month Prior                                                        -
                 Three-Month Prior                                                      -
                 Four-Month Prior                                                       -
                 Five-Month Prior                                                       -

                 Delinquency Average                                                    -

                 Passing Delinquency Stepdown Requirement        YES

-------------------------------------------------------------
Realized Loss Detail
-------------------------------------------------------------

                 Current Period Realized Losses                                         -
                 Cumulative Realized Losses                                             -
                 Total Liquidated Loan Balance                                          -
                 Total Liquidated Proceeds                                              -
                 Subsequent Recoveries                                                  -
                 Passing Cumulative Loss Test                    YES

         Loan ID          Liquidation Balance          Liquidation Proceeds       Realized Loss       Date
         Group I
                                          N/A

----------------------------------------------------------------------------------------
Servicer Remittance Summary
---------------------------------------------------------------------------------------

                 Interest

                 Scheduled Interest Collected                                                    4,341,773.05
                 Plus: Compensating Interest                                                           932.82
                 Less: Master Servicer Fee                                                         123,702.69
                 Less: Mortgage Loan Premiums                                                          233.71
                 Less: Excess Master Servicing Fee                                                          -
                                                                                                            -
                 Total Interest Available                                                        4,218,769.46

                 Principal

                 Scheduled Principal                                                               573,852.82
                 Paid in Full Principal                                                            782,472.11
                 Curtailment Principal                                                           1,975,464.79
                 Liquidation Principal                                                                      -
                 Repurchased Principal                                                                      -
                 Substitution Adjustment Principal                                                          -
                 Unanticipated Principal Recoveries                                                         -
                                                                                                            -
                 Total Principal Available                                                       3,331,789.72

                 Other Amounts

                 Prepayment Penalties                                                                       -
                 Other Required Amounts                                                                     -
                                                                                                            -
                 Total Other Remittance Amounts                                                             -

                 Total Servicer Remittance                                                       7,550,559.18

---------------------------------------------------------------------------------------
Distribution Summary
---------------------------------------------------------------------------------------

                 Amounts Available for Distribution

                 Total Servicer Remittance                                                       7,550,559.18
                 Corridor Contract Proceeds Needed                                                          -
                 Capitalized Interest                                                                       -
                 Supplemental Loan Deposit                                                                  -
                 Carryover Reserve Fund                                                                     -
                 Other Amounts                                                                              -
                                                                                                            -
                 Total Amounts Available                                                         7,550,559.18

                 Distribution Payments

                 To the Trustee, the Trustee Fee                                                     6,361.85
                 Payments of Principal & Interest to the Classes                                 7,544,197.33
                                                                                                 ------------
                 Total Payments                                                                  7,550,559.18

---------------------------------------------------------------------------------------
Trust Accounts
---------------------------------------------------------------------------------------

                 Distribution Account

                 Beginning Balance                                                                          -

Deposits         Available Funds                                                                 7,550,559.18
                                                                                                 ------------
                 Total Deposits                                                                  7,550,559.18

Withdrawals      To the Trustee, the Trustee Fee                                                     6,361.85
                 Payments of Principal & Interest to the Classes                                 7,544,197.33
                                                                                                 ------------
                 Total Withdrawals                                                               7,550,559.18

                 Ending Balance                                                                             -

                 Capitalized Interest Account

                 Beginning Balance                                                                          -
                 Capitalized Interest Requirement                                                          -
                                                                                                           -
                 Ending Balance                                                                             -

                 Prefunding Loan Account

                 Beginning Balance                                                                          -
                 Deposits                                                                                   -
                 Withdrawals                                                                                -
                                                                                                            -
                 Ending Balance                                                                             -

                 Exchangeable Certificates Distribution
                 Account

                 Beginning Exchangeable Certificates Distribution Account Balance                           -
                 Deposit                                                                         4,388,238.92
                 Withdrawal                                                                      4,388,238.92
                                                                                                 ------------
                 Ending Balance                                                                             -

---------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
---------------------------------------------------------------------------------------

                 PO Principal Amounts

                 Beginning PO Balance                                                            1,937,146.10
                 PO Scheduled Principal                                                              1,453.79
                 PO Prepayments & Recoveries                                                         7,651.86
                 PO Liquidation Principal                                                                   -
                 PO Principal Loss                                                                          -
                                                                                                            -
                 Ending PO Balance                                                               1,928,040.46

                 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                      846,309,881.17
                 Non-PO Scheduled Principal                                                        572,399.03
                 Non-PO Prepayments & Recoveries                                                 2,750,285.04
                 Non-PO Liquidation Principal                                                               -
                 Non-PO Principal Loss                                                                      -
                                                                                                            -
                 Ending Non-PO Balance                                                         842,987,197.09

---------------------------------------------------------------------------------------
Principal Distribution Amounts
---------------------------------------------------------------------------------------

                 Senior and Subordinate Percentages

                 Senior Percentage Original                                                         95.79021%
                 Senior Prepayment Percentage Original                                             100.00000%
                 Senior Percentage                                                                  95.78324%
                 Senior Prepayment Percentage                                                      100.00000%
                 Subordinate Percentages                                                             4.21676%
                 Subordinate Prepayment Percentage                                                   0.00000%

                 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                            3,298,547.39
                 Subordinate Principal Distribution Amount                                          24,136.69
                 PO Principal Distribution Amount                                                    9,105.64
                                                                                                     --------
                 Total Principal Distribution Amount                                             3,331,789.72

-------------------------------------------------------------------------------------------------------------------------
Credit Enhancements
------------------------------------------------------------------------------------------------------------------------

Subordination

Credit Support                                                           Original                                Current
Class A                                                          4,723,783,196.22                       4,695,536,966.51
Class A Percentage                                                     99.249911%                             99.246223%

Class MA                                                             1,700,000.00                           1,698,206.19
Class MA Percentage                                                     0.035718%                              0.035894%

Class M                                                             22,525,000.00                          22,501,232.01
Class M Percentage                                                      0.473266%                              0.475593%

Class B1                                                             4,675,000.00                           4,670,067.02
Class B1 Percentage                                                     0.098225%                              0.098708%

Class B2                                                             2,550,000.00                           2,547,309.28
Class B2 Percentage                                                     0.053577%                              0.053841%

Class B3                                                             1,700,000.00                           1,698,206.19
Class B3 Percentage                                                     0.035718%                              0.035894%

Class B4                                                             1,275,000.00                           1,273,654.64
Class B4 Percentage                                                     0.026789%                              0.026920%

Class B5                                                             1,275,385.78                           1,274,040.01
Class B5 Percentage                                                     0.026797%                              0.026928%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Items                       Percent of Items                      Principal Balance                     Percent of Balance
less than or equal to                                     -                     0                                  0.000                                      -                                  0.000
              -                            -      25,000.00                     0                                  0.000                                      -                                  0.000
   25,000.00                               -      50,000.00                     0                                  0.000                                      -                                  0.000
   50,000.00                               -      75,000.00                     0                                  0.000                                      -                                  0.000
   75,000.00                               -     100,000.00                     0                                  0.000                                      -                                  0.000
 100,000.00                                -     125,000.00                     0                                  0.000                                      -                                  0.000
 125,000.00                                -     150,000.00                     0                                  0.000                                      -                                  0.000
 150,000.00                                -     175,000.00                     0                                  0.000                                      -                                  0.000
 175,000.00                                -     200,000.00                     0                                  0.000                                      -                                  0.000
 200,000.00                                -     225,000.00                     1                                  0.074                             223,942.93                                  0.027
 225,000.00                                -     250,000.00                     0                                  0.000                                      -                                  0.000
 250,000.00                                -     275,000.00                     1                                  0.074                             252,591.48                                  0.030
 275,000.00                                -     300,000.00                     1                                  0.074                             296,751.59                                  0.035
 300,000.00                                -     325,000.00                     1                                  0.074                             303,247.93                                  0.036
 325,000.00                                -     350,000.00                     0                                  0.000                                      -                                  0.000
 350,000.00                                -     375,000.00                     1                                  0.074                             369,505.07                                  0.044
 375,000.00                                -     400,000.00                     1                                  0.074                             386,140.40                                  0.046
 400,000.00                                -     425,000.00                    26                                  1.929                          10,971,102.48                                  1.298
 425,000.00                                -     450,000.00                   131                                  9.718                          57,597,007.98                                  6.817
 450,000.00                                -     475,000.00                   111                                  8.234                          51,393,079.06                                  6.083
 475,000.00                                -     500,000.00                   148                                 10.979                          72,328,095.80                                  8.560
 500,000.00                                -     525,000.00                   127                                  9.421                          65,109,902.58                                  7.706
 525,000.00                                -     550,000.00                   107                                  7.938                          57,701,978.35                                  6.829
 550,000.00                                -     575,000.00                    81                                  6.009                          45,629,494.20                                  5.400
 575,000.00                                -     600,000.00                   112                                  8.309                          66,047,279.31                                  7.817
 600,000.00                                -     625,000.00                    60                                  4.451                          36,860,441.32                                  4.363
 625,000.00                                -     650,000.00                    71                                  5.267                          45,494,342.98                                  5.384
 650,000.00                                -     675,000.00                    38                                  2.819                          25,195,213.73                                  2.982
 675,000.00                                -     700,000.00                    35                                  2.596                          24,183,609.12                                  2.862
 700,000.00                                -     725,000.00                    19                                  1.409                          13,530,275.23                                  1.601
 725,000.00                                -     750,000.00                    25                                  1.855                          18,485,576.21                                  2.188
 750,000.00                                -     775,000.00                    26                                  1.929                          19,862,333.70                                  2.351
 775,000.00                                -     800,000.00                    44                                  3.264                          34,876,714.01                                  4.128
greater than                                     800,000.00                   181                                 13.427                         197,816,612.09                                 23.413
                                             Wgt Ave / Total:                1348                                100.000                         844,915,237.55                                100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Items                       Percent of Items                      Principal Balance                     Percent of Balance
less than or equal to                                   5.0                     0                                  0.000                                      -                                  0.000
5.0                                        -            5.5                     9                                  0.668                           5,085,265.35                                  0.602
5.5                                        -            6.0                   342                                 25.371                         209,979,616.78                                 24.852
6.0                                        -            6.5                   992                                 73.591                         626,741,532.33                                 74.178
6.5                                        -            7.0                     5                                  0.371                           3,108,823.09                                  0.368
7.0                                        -            7.5                     0                                  0.000                                      -                                  0.000
7.5                                        -            8.0                     0                                  0.000                                      -                                  0.000
8.0                                        -            8.5                     0                                  0.000                                      -                                  0.000
8.5                                        -            9.0                     0                                  0.000                                      -                                  0.000
9.0                                        -            9.5                     0                                  0.000                                      -                                  0.000
9.5                                        -           10.0                     0                                  0.000                                      -                                  0.000
10.0                                       -           10.5                     0                                  0.000                                      -                                  0.000
10.5                                       -           11.0                     0                                  0.000                                      -                                  0.000
11.0                                       -           11.5                     0                                  0.000                                      -                                  0.000
11.5                                       -           12.0                     0                                  0.000                                      -                                  0.000
12.0                                       -           12.5                     0                                  0.000                                      -                                  0.000
greater than                                           12.5                     0                                  0.000                                      -                                  0.000
                                             Wgt Ave / Total:                1348                                100.000                         844,915,237.55                                100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                   Location       Number of Items                       Percent of Items                      Principal Balance                     Percent of Balance
                                                         CA                   663                                 49.184                         408,965,344.95                                 48.403
                                                         FL                    37                                  2.745                          24,557,945.18                                  2.907
                                                         AZ                    31                                  2.300                          17,262,165.62                                  2.043
                                                         VA                    48                                  3.561                          28,592,998.91                                  3.384
                                                         WA                    58                                  4.303                          36,163,693.62                                  4.280
                                                         CO                    33                                  2.448                          19,984,910.86                                  2.365
                                                     Others                   478                                 35.460                         309,388,178.41                                 36.618
                                             Wgt Ave / Total:                1348                                100.000                         844,915,237.55                                100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Items                       Percent of Items                      Principal Balance                     Percent of Balance
less than or equal to                                   120                     0                                  0.000                                      -                                  0.000
120                                        -            180                     0                                  0.000                                      -                                  0.000
180                                        -            300                     3                                  0.223                           1,617,649.70                                  0.191
300                                        -            360                  1345                                 99.777                         843,297,587.85                                 99.809
greater than                                            360                     0                                  0.000                                      -                                  0.000
                                             Wgt Ave / Total:                1348                                100.000                         844,915,237.55                                100.000

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W                                        Distribution Date: 06/25/07
New York, NY 10286
Officer:              Matthew Sabino
                        212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                          Cusip     Class Description                  Recombination Classes                 Certificate Rate Type                         Beginning Balance                                    Pass Through Rate (%)         Principal Distribution              Interest Distribution             Total Distribution            Current Realized Losses                  Ending Balance          Cumulative Realized Losses
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                         12544VAA7                Senior                                    N/A                            Fix-30/360                             99,138,176.82                                                5.750000                      234,755.21                         475,037.10                     709,792.31                                  -                   98,903,421.61                                   -
A2                         12544VAB5                Senior                        Deposit-100.00%                            Fix-30/360                             86,475,000.00                                                5.750000                               -                         414,359.38                     414,359.38                                  -                   86,475,000.00                                   -
A3                         12544VAC3                Senior                                    N/A                            Fix-30/360                              4,163,803.43                                                5.750000                        9,859.72                          19,951.56                      29,811.28                                  -                    4,153,943.71                                   -
A4                         12544VAD1                Senior                         Deposit-16.23%                            Fix-30/360                            236,696,362.69                                                5.750000                      560,487.45                       1,134,170.07                   1,694,657.52                                  -                  236,135,875.24                                   -
A5                         12544VAE9                Senior                        Deposit-100.00%                            Fix-30/360                             50,045,000.00                                                5.750000                               -                         239,798.96                     239,798.96                                  -                   50,045,000.00                                   -
A6                         12544VAF6                Senior                         Deposit-21.94%                            Var-30/360                            271,733,543.03                                                5.670000                      459,107.87                       1,283,940.99                   1,743,048.86                                  -                  271,274,435.15                                   -
A7                         12544VAG4                Senior                         Deposit-21.94%                            Var-30/360                             59,072,595.77                                                6.117999                       99,806.21                         301,171.76                     400,977.96                                  -                   58,972,789.57                                   -
A8                         12544VAH2                Senior                        Exchange- 0.00%                            Var-30/360                            260,778,492.92                                                5.670000                      440,598.75                       1,232,178.38                   1,672,777.13                                  -                  260,337,894.17                                   -
A9                         12544VAJ8                Senior                        Exchange- 0.00%                            Var-30/360                             10,955,050.11                                                5.670000                       18,509.12                          51,762.61                      70,271.74                                  -                   10,936,540.98                                   -
A10                        12544VAK5                Senior                        Exchange- 0.00%                            Fix-30/360                             82,983,000.00                                                5.750000                               -                         397,626.88                     397,626.88                                  -                   82,983,000.00                                   -
A11                        12544VAL3                Senior                        Exchange- 0.00%                            Fix-30/360                              3,492,000.00                                                5.750000                               -                          16,732.50                      16,732.50                                  -                    3,492,000.00                                   -
A12                        12544VAM1                Senior                        Exchange- 0.00%                            Fix-30/360                             82,199,000.00                                                5.750000                               -                         393,870.21                     393,870.21                                  -                   82,199,000.00                                   -
A13                        12544VAN9                Senior                        Exchange- 0.00%                            Fix-30/360                              4,276,000.00                                                5.750000                               -                          20,489.17                      20,489.17                                  -                    4,276,000.00                                   -
A14                        12544VAP4                Senior                        Exchange- 0.00%                            Fix-30/360                             81,425,000.00                                                5.750000                               -                         390,161.46                     390,161.46                                  -                   81,425,000.00                                   -
A15                        12544VAQ2                Senior                        Exchange- 0.00%                            Fix-30/360                              5,050,000.00                                                5.750000                               -                          24,197.92                      24,197.92                                  -                    5,050,000.00                                   -
A16                        12544VAR0                Senior                        Exchange- 0.00%                            Fix-30/360                            227,152,330.41                                                5.750000                      537,887.57                       1,088,438.25                   1,626,325.82                                  -                  226,614,442.84                                   -
A17                        12544VAS8                Senior                        Exchange- 0.00%                            Fix-30/360                              9,544,032.28                                                5.750000                       22,599.88                          45,731.82                      68,331.71                                  -                    9,521,432.40                                   -
A18                        12544VAT6                Senior                        Exchange- 0.00%                            Fix-30/360                            224,994,092.30                                                5.750000                      532,776.95                       1,078,096.69                   1,610,873.64                                  -                  224,461,315.35                                   -
A19                        12544VAU3                Senior                        Exchange- 0.00%                            Fix-30/360                             11,702,270.39                                                5.750000                       27,710.50                          56,073.38                      83,783.88                                  -                   11,674,559.89                                   -
A20                        12544VAV1                Senior                        Exchange- 0.00%                            Fix-30/360                            222,874,518.08                                                5.750000                      527,757.88                       1,067,940.40                   1,595,698.28                                  -                  222,346,760.20                                   -
A21                        12544VAW9                Senior                        Exchange- 0.00%                            Fix-30/360                             13,821,844.61                                                5.750000                       32,729.57                          66,229.67                      98,959.24                                  -                   13,789,115.04                                   -
A22                        12544VAX7                Senior                        Exchange- 0.00%                            Fix-30/360                             48,027,000.00                                                5.750000                               -                         230,129.37                     230,129.37                                  -                   48,027,000.00                                   -
A23                        12544VAY5                Senior                        Exchange- 0.00%                            Fix-30/360                              2,018,000.00                                                5.750000                               -                           9,669.58                       9,669.58                                  -                    2,018,000.00                                   -
A24                        12544VAZ2                Senior                        Exchange- 0.00%                            Fix-30/360                             47,569,000.00                                                5.750000                               -                         227,934.79                     227,934.79                                  -                   47,569,000.00                                   -
A25                        12544VBA6                Senior                        Exchange- 0.00%                            Fix-30/360                              2,476,000.00                                                5.750000                               -                          11,864.17                      11,864.17                                  -                    2,476,000.00                                   -
A26                        12544VBB4                Senior                        Exchange- 0.00%                            Fix-30/360                             47,121,000.00                                                5.750000                               -                         225,788.12                     225,788.12                                  -                   47,121,000.00                                   -
A27                        12544VBC2                Senior                        Exchange- 0.00%                            Fix-30/360                              2,924,000.00                                                5.750000                               -                          14,010.83                      14,010.83                                  -                    2,924,000.00                                   -
A28                        12544VBD0                Senior                        Exchange- 0.00%                            Fix-30/360                            331,736,362.69                                                5.750000                      560,487.45                       1,589,570.07                   2,150,057.52                                  -                  331,175,875.24                                   -
A29                        12544VBE8                Senior                        Exchange-83.77%                            Fix-30/360                            118,348,181.35                                                5.500000                      280,243.73                         542,429.16                     822,672.89                                  -                  118,067,937.62                                   -
A30                        12544VBF5                Senior                        Exchange-83.77%                            Fix-30/360                            118,348,181.35                                                6.000000                      280,243.73                         591,740.91                     871,984.63                                  -                  118,067,937.62                                   -
A31                        12544VBG3                Senior                        Exchange- 0.00%                            Fix-30/360                             86,475,000.00                                                5.250000                               -                         378,328.13                     378,328.13                                  -                   86,475,000.00                                   -
A32                        12544VBH1                Senior                        Exchange- 0.00%                            Fix-30/360                             86,475,000.00                                                5.500000                               -                         396,343.75                     396,343.75                                  -                   86,475,000.00                                   -
A33                        12544VBJ7              Strip IO                        Exchange- 0.00%                            Fix-30/360                              7,519,565.22                                                5.750000                               -                          36,031.25                      36,031.25                                  -                    7,519,565.22                                   -
A34                        12544VBK4                Senior                        Exchange- 0.00%                            Fix-30/360                             82,871,875.00                                                6.000000                               -                         414,359.38                     414,359.38                                  -                   82,871,875.00                                   -
A35                        12544VBL2                Senior                        Exchange- 0.00%                            Fix-30/360                             79,557,000.00                                                6.250000                               -                         414,359.37                     414,359.37                                  -                   79,557,000.00                                   -
A36                        12544VBM0              Strip PO                        Exchange- 0.00%                            Fix-30/360                              6,918,000.00                                                0.000000                               -                                  -                              -                                  -                    6,918,000.00                                   -
A37                        12544VBN8                Senior                        Exchange- 0.00%                            Fix-30/360                            236,696,362.69                                                5.250000                      560,487.45                       1,035,546.59                   1,596,034.04                                  -                  236,135,875.24                                   -
A38                        12544VBP3                Senior                        Exchange- 0.00%                            Fix-30/360                            236,696,362.69                                                5.500000                      560,487.45                       1,084,858.33                   1,645,345.78                                  -                  236,135,875.24                                   -
A39                        12544VBQ1              Strip IO                        Exchange- 0.00%                            Fix-30/360                             20,582,292.41                                                5.750000                               -                          98,623.48                      98,623.48                                  -                   20,533,554.37                                   -
A40                        12544VBR9                Senior                        Exchange- 0.00%                            Fix-30/360                            226,834,013.58                                                6.000000                      537,133.81                       1,134,170.07                   1,671,303.88                                  -                  226,296,879.77                                   -
A41                        12544VBS7                Senior                        Exchange- 0.00%                            Fix-30/360                            217,760,653.68                                                6.250000                      515,648.46                       1,134,170.07                   1,649,818.53                                  -                  217,245,005.22                                   -
A42                        12544VBT5              Strip PO                        Exchange- 0.00%                            Fix-30/360                             18,935,709.02                                                0.000000                       44,839.00                                  -                      44,839.00                                  -                   18,890,870.02                                   -
A43                        12544VBU2                Senior                        Exchange- 0.00%                            Fix-30/360                             50,045,000.00                                                5.250000                               -                         218,946.88                     218,946.88                                  -                   50,045,000.00                                   -
A44                        12544VBV0                Senior                        Exchange- 0.00%                            Fix-30/360                             50,045,000.00                                                5.500000                               -                         229,372.92                     229,372.92                                  -                   50,045,000.00                                   -
A45                        12544VBW8              Strip IO                        Exchange- 0.00%                            Fix-30/360                              4,351,739.13                                                5.750000                               -                          20,852.08                      20,852.08                                  -                    4,351,739.13                                   -
A46                        12544VBX6                Senior                        Exchange- 0.00%                            Fix-30/360                             47,959,791.00                                                6.000000                               -                         239,798.95                     239,798.95                                  -                   47,959,791.00                                   -
A47                        12544VBY4                Senior                        Exchange- 0.00%                            Fix-30/360                             46,041,400.00                                                6.250000                               -                         239,798.96                     239,798.96                                  -                   46,041,400.00                                   -
A48                        12544VBZ1              Strip PO                        Exchange- 0.00%                            Fix-30/360                              4,003,600.00                                                0.000000                               -                                  -                              -                                  -                    4,003,600.00                                   -
A49                        12544VCL1                Senior                        Exchange- 0.00%                            Fix-30/360                            113,576,660.90                                                5.500000                      268,944.96                         520,559.70                     789,504.65                                  -                  113,307,715.94                                   -
A50                        12544VCM9                Senior                        Exchange- 0.00%                            Fix-30/360                              4,771,520.45                                                5.500000                       11,298.77                          21,869.47                      33,168.24                                  -                    4,760,221.68                                   -
A51                        12544VCN7                Senior                        Exchange-78.06%                            Fix-30/360                            330,806,138.80                                                5.750000                      558,914.08                       1,585,112.75                   2,144,026.83                                  -                  330,247,224.72                                   -
PO                         12544VCB3              Strip PO                                    N/A                            Fix-30/360                              1,928,040.46                                                0.000000                        1,612.49                                  -                       1,612.49                                  -                    1,926,427.96                                   -
X                          12544VCA5              Strip IO                                    N/A                            Var-30/360                            759,296,454.72                                                0.247365                               -                         156,519.28                     156,519.28                                  -                  757,982,065.51                                   -
AR                         12544VCC1                Senior                                    N/A                            Fix-30/360                                         -                                                5.750000                               -                               0.04                           0.04                                  -                               -                                   -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                         12544VCD9             Mezzanine                                    N/A                            Fix-30/360                              1,698,206.19                                                5.750000                        1,161.99                           8,137.24                       9,299.23                                  -                    1,697,044.20                                   -
M                          12544VCE7                Junior                                    N/A                            Fix-30/360                             22,501,232.01                                                5.750000                       15,396.34                         107,818.40                     123,214.75                                  -                   22,485,835.66                                   -
B1                         12544VCF4                Junior                                    N/A                            Fix-30/360                              4,670,067.02                                                5.750000                        3,195.47                          22,377.40                      25,572.87                                  -                    4,666,871.55                                   -
B2                         12544VCG2                Junior                                    N/A                            Fix-30/360                              2,547,309.28                                                5.750000                        1,742.98                          12,205.86                      13,948.84                                  -                    2,545,566.30                                   -
B3                         12544VCH0                Junior                                    N/A                            Fix-30/360                              1,698,206.19                                                5.750000                        1,161.99                           8,137.24                       9,299.23                                  -                    1,697,044.20                                   -
B4                         12544VCJ6                Junior                                    N/A                            Fix-30/360                              1,273,654.64                                                5.750000                          871.49                           6,102.93                       6,974.42                                  -                    1,272,783.15                                   -
B5                         12544VCK3                Junior                                    N/A                            Fix-30/360                              1,274,040.01                                                5.750000                          871.75                           6,104.78                       6,976.53                                  -                    1,273,168.26                                0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                             844,915,237.54                                                                            1,390,030.96                       4,195,832.99                   5,585,863.95                                  -                  843,525,206.56                                0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Principal Distribution Detail

                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 Class                               Cusip           Original Certificate Balance         Beginning Certificate Balance          Scheduled Principal Distribution                       Unscheduled Principal Adjustments      Net Principal Distribution                  Deferred Interest        Current Realized Losses         Ending Certificate Balance       Ending Certificate Factor
                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 A1                              12544VAA7                         100,000,000.00                         99,138,176.82                                234,755.21                                                       -                      234,755.21                                  -                              -                      98,903,421.61                     0.989034216
                 A2                              12544VAB5                          86,475,000.00                         86,475,000.00                                         -                                                       -                               -                                  -                              -                      86,475,000.00                     1.000000000
                 A3                              12544VAC3                           4,200,000.00                          4,163,803.43                                  9,859.72                                                       -                        9,859.72                                  -                              -                       4,153,943.71                     0.989034216
                 A4                              12544VAD1                         238,754,000.00                        236,696,362.69                                560,487.45                                                       -                      560,487.45                                  -                              -                     236,135,875.24                     0.989034216
                 A5                              12544VAE9                          50,045,000.00                         50,045,000.00                                         -                                                       -                               -                                  -                              -                      50,045,000.00                     1.000000000
                 A6                              12544VAF6                         273,419,000.00                        271,733,543.03                                459,107.87                                                       -                      459,107.87                                  -                              -                     271,274,435.15                     0.992156489
                 A7                              12544VAG4                          59,439,000.00                         59,072,595.77                                 99,806.21                                                       -                       99,806.21                                  -                              -                      58,972,789.57                     0.992156489
                 A8                              12544VAH2                         262,396,000.00                        260,778,492.92                                440,598.75                                                       -                      440,598.75                                  -                              -                     260,337,894.17                     0.992156489
                 A9                              12544VAJ8                          11,023,000.00                         10,955,050.11                                 18,509.12                                                       -                       18,509.12                                  -                              -                      10,936,540.98                     0.992156489
                 A10                             12544VAK5                          82,983,000.00                         82,983,000.00                                         -                                                       -                               -                                  -                              -                      82,983,000.00                     1.000000000
                 A11                             12544VAL3                           3,492,000.00                          3,492,000.00                                         -                                                       -                               -                                  -                              -                       3,492,000.00                     1.000000000
                 A12                             12544VAM1                          82,199,000.00                         82,199,000.00                                         -                                                       -                               -                                  -                              -                      82,199,000.00                     1.000000000
                 A13                             12544VAN9                           4,276,000.00                          4,276,000.00                                         -                                                       -                               -                                  -                              -                       4,276,000.00                     1.000000000
                 A14                             12544VAP4                          81,425,000.00                         81,425,000.00                                         -                                                       -                               -                                  -                              -                      81,425,000.00                     1.000000000
                 A15                             12544VAQ2                           5,050,000.00                          5,050,000.00                                         -                                                       -                               -                                  -                              -                       5,050,000.00                     1.000000000
                 A16                             12544VAR0                         229,127,000.00                        227,152,330.41                                537,887.57                                                       -                      537,887.57                                  -                              -                     226,614,442.84                     0.989034216
                 A17                             12544VAS8                           9,627,000.00                          9,544,032.28                                 22,599.88                                                       -                       22,599.88                                  -                              -                       9,521,432.40                     0.989034216
                 A18                             12544VAT6                         226,950,000.00                        224,994,092.30                                532,776.95                                                       -                      532,776.95                                  -                              -                     224,461,315.35                     0.989034216
                 A19                             12544VAU3                          11,804,000.00                         11,702,270.39                                 27,710.50                                                       -                       27,710.50                                  -                              -                      11,674,559.89                     0.989034216
                 A20                             12544VAV1                         224,812,000.00                        222,874,518.08                                527,757.88                                                       -                      527,757.88                                  -                              -                     222,346,760.20                     0.989034216
                 A21                             12544VAW9                          13,942,000.00                         13,821,844.61                                 32,729.57                                                       -                       32,729.57                                  -                              -                      13,789,115.04                     0.989034216
                 A22                             12544VAX7                          48,027,000.00                         48,027,000.00                                         -                                                       -                               -                                  -                              -                      48,027,000.00                     1.000000000
                 A23                             12544VAY5                           2,018,000.00                          2,018,000.00                                         -                                                       -                               -                                  -                              -                       2,018,000.00                     1.000000000
                 A24                             12544VAZ2                          47,569,000.00                         47,569,000.00                                         -                                                       -                               -                                  -                              -                      47,569,000.00                     1.000000000
                 A25                             12544VBA6                           2,476,000.00                          2,476,000.00                                         -                                                       -                               -                                  -                              -                       2,476,000.00                     1.000000000
                 A26                             12544VBB4                          47,121,000.00                         47,121,000.00                                         -                                                       -                               -                                  -                              -                      47,121,000.00                     1.000000000
                 A27                             12544VBC2                           2,924,000.00                          2,924,000.00                                         -                                                       -                               -                                  -                              -                       2,924,000.00                     1.000000000
                 A28                             12544VBD0                         333,794,000.00                        331,736,362.69                                560,487.45                                                       -                      560,487.45                                  -                              -                     331,175,875.24                     0.992156465
                 A29                             12544VBE8                         119,377,000.00                        118,348,181.35                                280,243.73                                                       -                      280,243.73                                  -                              -                     118,067,937.62                     0.989034216
                 A30                             12544VBF5                         119,377,000.00                        118,348,181.35                                280,243.73                                                       -                      280,243.73                                  -                              -                     118,067,937.62                     0.989034216
                 A31                             12544VBG3                          86,475,000.00                         86,475,000.00                                         -                                                       -                               -                                  -                              -                      86,475,000.00                     1.000000000
                 A32                             12544VBH1                          86,475,000.00                         86,475,000.00                                         -                                                       -                               -                                  -                              -                      86,475,000.00                     1.000000000
                 A33                             12544VBJ7                           7,519,565.00                          7,519,565.22                                         -                                                       -                               -                                  -                              -                       7,519,565.22                     1.000000029
                 A34                             12544VBK4                          82,871,875.00                         82,871,875.00                                         -                                                       -                               -                                  -                              -                      82,871,875.00                     1.000000000
                 A35                             12544VBL2                          79,557,000.00                         79,557,000.00                                         -                                                       -                               -                                  -                              -                      79,557,000.00                     1.000000000
                 A36                             12544VBM0                           6,918,000.00                          6,918,000.00                                         -                                                       -                               -                                  -                              -                       6,918,000.00                     1.000000000
                 A37                             12544VBN8                         238,754,000.00                        236,696,362.69                                560,487.45                                                       -                      560,487.45                                  -                              -                     236,135,875.24                     0.989034216
                 A38                             12544VBP3                         238,754,000.00                        236,696,362.69                                560,487.45                                                       -                      560,487.45                                  -                              -                     236,135,875.24                     0.989034216
                 A39                             12544VBQ1                          20,761,217.00                         20,582,292.41                                         -                                                       -                               -                                  -                              -                      20,533,554.37                     0.989034235
                 A40                             12544VBR9                         228,805,916.00                        226,834,013.58                                537,133.81                                                       -                      537,133.81                                  -                              -                     226,296,879.77                     0.989034216
                 A41                             12544VBS7                         219,653,680.00                        217,760,653.68                                515,648.46                                                       -                      515,648.46                                  -                              -                     217,245,005.22                     0.989034216
                 A42                             12544VBT5                          19,100,320.00                         18,935,709.02                                 44,839.00                                                       -                       44,839.00                                  -                              -                      18,890,870.02                     0.989034216
                 A43                             12544VBU2                          50,045,000.00                         50,045,000.00                                         -                                                       -                               -                                  -                              -                      50,045,000.00                     1.000000000
                 A44                             12544VBV0                          50,045,000.00                         50,045,000.00                                         -                                                       -                               -                                  -                              -                      50,045,000.00                     1.000000000
                 A45                             12544VBW8                           4,351,739.00                          4,351,739.13                                         -                                                       -                               -                                  -                              -                       4,351,739.13                     1.000000030
                 A46                             12544VBX6                          47,959,791.00                         47,959,791.00                                         -                                                       -                               -                                  -                              -                      47,959,791.00                     1.000000000
                 A47                             12544VBY4                          46,041,400.00                         46,041,400.00                                         -                                                       -                               -                                  -                              -                      46,041,400.00                     1.000000000
                 A48                             12544VBZ1                           4,003,600.00                          4,003,600.00                                         -                                                       -                               -                                  -                              -                       4,003,600.00                     1.000000000
                 A49                             12544VCL1                         114,564,000.00                        113,576,660.90                                268,944.96                                                       -                      268,944.96                                  -                              -                     113,307,715.94                     0.989034216
                 A50                             12544VCM9                           4,813,000.00                          4,771,520.45                                 11,298.77                                                       -                       11,298.77                                  -                              -                       4,760,221.68                     0.989034216
                 A51                             12544VCN7                         332,858,000.00                        330,806,138.80                                558,914.08                                                       -                      558,914.08                                  -                              -                     330,247,224.72                     0.992156489
                 PO                              12544VCB3                           1,967,514.22                          1,928,040.46                                  1,612.49                                                       -                        1,612.49                                  -                              -                       1,926,427.96                     0.979117683
                 X                               12544VCA5                         761,199,925.00                        759,296,454.72                                         -                                                       -                               -                                  -                              -                     757,982,065.51                     0.995772649
                 AR                              12544VCC1                                 100.00                                     -                                         -                                                       -                               -                                  -                              -                                  -                     0.000000000

                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 MA                              12544VCD9                           1,700,000.00                          1,698,206.19                                  1,161.99                                                       -                        1,161.99                                  -                              -                       1,697,044.20                     0.998261295
                 M                               12544VCE7                          22,525,000.00                         22,501,232.01                                 15,396.34                                                       -                       15,396.34                                  -                              -                      22,485,835.66                     0.998261295
                 B1                              12544VCF4                           4,675,000.00                          4,670,067.02                                  3,195.47                                                       -                        3,195.47                                  -                              -                       4,666,871.55                     0.998261295
                 B2                              12544VCG2                           2,550,000.00                          2,547,309.28                                  1,742.98                                                       -                        1,742.98                                  -                              -                       2,545,566.30                     0.998261295
                 B3                              12544VCH0                           1,700,000.00                          1,698,206.19                                  1,161.99                                                       -                        1,161.99                                  -                              -                       1,697,044.20                     0.998261295
                 B4                              12544VCJ6                           1,275,000.00                          1,273,654.64                                    871.49                                                       -                          871.49                                  -                              -                       1,272,783.15                     0.998261295
                 B5                              12544VCK3                           1,275,385.78                          1,274,040.01                                    871.75                                                       -                          871.75                                  -                              -                       1,273,168.26                     0.998261295

                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 Totals                                                            850,000,000.00                        844,915,237.54                              1,390,030.96                                                       -                    1,390,030.96                                  -                              -                     843,525,206.56

                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                     Interest Distribution Detail

                                     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     Class                          Beginning Certificate Balance                  Pass Through Rate (%)                      Effective Coupon (%)                                       Current Interest               Deferred Interest                 Total Interest Due         Net Interest Shortfall                      Interest Paid
                                     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     A1                                             99,138,176.82                              5.750000                                  5.750000                                              475,037.10                               -                         475,037.10                              -                         475,037.10
                                     A2                                             86,475,000.00                              5.750000                                  5.750000                                              414,359.38                               -                         414,359.38                              -                         414,359.38
                                     A3                                              4,163,803.43                              5.750000                                  5.750000                                               19,951.56                               -                          19,951.56                              -                          19,951.56
                                     A4                                            236,696,362.69                              5.750000                                  5.750000                                            1,134,170.07                               -                       1,134,170.07                              -                       1,134,170.07
                                     A5                                             50,045,000.00                              5.750000                                  5.750000                                              239,798.96                               -                         239,798.96                              -                         239,798.96
                                     A6                                            271,733,543.03                              5.670000                                  5.670000                                            1,283,940.99                               -                       1,283,940.99                              -                       1,283,940.99
                                     A7                                             59,072,595.77                              6.117999                                  6.117999                                              301,171.76                               -                         301,171.76                              -                         301,171.76
                                     A8                                            260,778,492.92                              5.670000                                  5.670000                                            1,232,178.38                               -                       1,232,178.38                              -                       1,232,178.38
                                     A9                                             10,955,050.11                              5.670000                                  5.670000                                               51,762.61                               -                          51,762.61                              -                          51,762.61
                                     A10                                            82,983,000.00                              5.750000                                  5.750000                                              397,626.88                               -                         397,626.88                              -                         397,626.88
                                     A11                                             3,492,000.00                              5.750000                                  5.750000                                               16,732.50                               -                          16,732.50                              -                          16,732.50
                                     A12                                            82,199,000.00                              5.750000                                  5.750000                                              393,870.21                               -                         393,870.21                              -                         393,870.21
                                     A13                                             4,276,000.00                              5.750000                                  5.750000                                               20,489.17                               -                          20,489.17                              -                          20,489.17
                                     A14                                            81,425,000.00                              5.750000                                  5.750000                                              390,161.46                               -                         390,161.46                              -                         390,161.46
                                     A15                                             5,050,000.00                              5.750000                                  5.750000                                               24,197.92                               -                          24,197.92                              -                          24,197.92
                                     A16                                           227,152,330.41                              5.750000                                  5.750000                                            1,088,438.25                               -                       1,088,438.25                              -                       1,088,438.25
                                     A17                                             9,544,032.28                              5.750000                                  5.750000                                               45,731.82                               -                          45,731.82                              -                          45,731.82
                                     A18                                           224,994,092.30                              5.750000                                  5.750000                                            1,078,096.69                               -                       1,078,096.69                              -                       1,078,096.69
                                     A19                                            11,702,270.39                              5.750000                                  5.750000                                               56,073.38                               -                          56,073.38                              -                          56,073.38
                                     A20                                           222,874,518.08                              5.750000                                  5.750000                                            1,067,940.40                               -                       1,067,940.40                              -                       1,067,940.40
                                     A21                                            13,821,844.61                              5.750000                                  5.750000                                               66,229.67                               -                          66,229.67                              -                          66,229.67
                                     A22                                            48,027,000.00                              5.750000                                  5.750000                                              230,129.38                               -                         230,129.38                              -                         230,129.37
                                     A23                                             2,018,000.00                              5.750000                                  5.750000                                                9,669.58                               -                           9,669.58                              -                           9,669.58
                                     A24                                            47,569,000.00                              5.750000                                  5.750000                                              227,934.79                               -                         227,934.79                              -                         227,934.79
                                     A25                                             2,476,000.00                              5.750000                                  5.750000                                               11,864.17                               -                          11,864.17                              -                          11,864.17
                                     A26                                            47,121,000.00                              5.750000                                  5.750000                                              225,788.13                               -                         225,788.13                              -                         225,788.12
                                     A27                                             2,924,000.00                              5.750000                                  5.750000                                               14,010.83                               -                          14,010.83                              -                          14,010.83
                                     A28                                           331,736,362.69                              5.750000                                  5.750000                                            1,589,570.07                               -                       1,589,570.07                              -                       1,589,570.07
                                     A29                                           118,348,181.35                              5.500000                                  5.500000                                              542,429.16                               -                         542,429.16                              -                         542,429.16
                                     A30                                           118,348,181.35                              6.000000                                  6.000000                                              591,740.91                               -                         591,740.91                              -                         591,740.91
                                     A31                                            86,475,000.00                              5.250000                                  5.250000                                              378,328.13                               -                         378,328.13                              -                         378,328.13
                                     A32                                            86,475,000.00                              5.500000                                  5.500000                                              396,343.75                               -                         396,343.75                              -                         396,343.75
                                     A33                                             7,519,565.22                              5.750000                                  5.750000                                               36,031.25                               -                          36,031.25                              -                          36,031.25
                                     A34                                            82,871,875.00                              6.000000                                  6.000000                                              414,359.38                               -                         414,359.38                              -                         414,359.38
                                     A35                                            79,557,000.00                              6.250000                                  6.250000                                              414,359.38                               -                         414,359.38                              -                         414,359.37
                                     A36                                             6,918,000.00                              0.000000                                  0.000000                                                       -                               -                                  -                              -                                  -
                                     A37                                           236,696,362.69                              5.250000                                  5.250000                                            1,035,546.59                               -                       1,035,546.59                              -                       1,035,546.59
                                     A38                                           236,696,362.69                              5.500000                                  5.500000                                            1,084,858.33                               -                       1,084,858.33                              -                       1,084,858.33
                                     A39                                            20,582,292.41                              5.750000                                  5.750000                                               98,623.48                               -                          98,623.48                              -                          98,623.48
                                     A40                                           226,834,013.58                              6.000000                                  6.000000                                            1,134,170.07                               -                       1,134,170.07                              -                       1,134,170.07
                                     A41                                           217,760,653.68                              6.250000                                  6.250000                                            1,134,170.07                               -                       1,134,170.07                              -                       1,134,170.07
                                     A42                                            18,935,709.02                              0.000000                                  0.000000                                                       -                               -                                  -                              -                                  -
                                     A43                                            50,045,000.00                              5.250000                                  5.250000                                              218,946.88                               -                         218,946.88                              -                         218,946.88
                                     A44                                            50,045,000.00                              5.500000                                  5.500000                                              229,372.92                               -                         229,372.92                              -                         229,372.92
                                     A45                                             4,351,739.13                              5.750000                                  5.750000                                               20,852.08                               -                          20,852.08                              -                          20,852.08
                                     A46                                            47,959,791.00                              6.000000                                  6.000000                                              239,798.96                               -                         239,798.96                              -                         239,798.95
                                     A47                                            46,041,400.00                              6.250000                                  6.250000                                              239,798.96                               -                         239,798.96                              -                         239,798.96
                                     A48                                             4,003,600.00                              0.000000                                  0.000000                                                       -                               -                                  -                              -                                  -
                                     A49                                           113,576,660.90                              5.500000                                  5.500000                                              520,559.70                               -                         520,559.70                              -                         520,559.70
                                     A50                                             4,771,520.45                              5.500000                                  5.500000                                               21,869.47                               -                          21,869.47                              -                          21,869.47
                                     A51                                           330,806,138.80                              5.750000                                  5.750000                                            1,585,112.75                               -                       1,585,112.75                              -                       1,585,112.75
                                     PO                                              1,928,040.46                              0.000000                                  0.000000                                                       -                               -                                  -                              -                                  -
                                     X                                             759,296,454.72                              0.247365                                  0.247365                                              156,519.28                               -                         156,519.28                              -                         156,519.28
                                     AR                                                         -                              5.750000                                  0.000000                                                       -                               -                                  -                              -                               0.04

                                     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     MA                                              1,698,206.19                              5.750000                                  5.750000                                                8,137.24                               -                           8,137.24                              -                           8,137.24
                                     M                                              22,501,232.01                              5.750000                                  5.750000                                              107,818.40                               -                         107,818.40                              -                         107,818.40
                                     B1                                              4,670,067.02                              5.750000                                  5.750000                                               22,377.40                               -                          22,377.40                              -                          22,377.40
                                     B2                                              2,547,309.28                              5.750000                                  5.750000                                               12,205.86                               -                          12,205.86                              -                          12,205.86
                                     B3                                              1,698,206.19                              5.750000                                  5.750000                                                8,137.24                               -                           8,137.24                              -                           8,137.24
                                     B4                                              1,273,654.64                              5.750000                                  5.750000                                                6,102.93                               -                           6,102.93                              -                           6,102.93
                                     B5                                              1,274,040.01                              5.750000                                  5.750000                                                6,104.78                               -                           6,104.78                              -                           6,104.78

                                     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     Totals                                        844,915,237.54                                                                                                                            4,195,832.95                               -                       4,195,832.95                              -                       4,195,832.99

                                     ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                     Current Payment Information
                                     Factors per $1,000

                                     -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     Class                                                  Cusip          Original Certificate Balance             Beginning Certificate Balance                                  Principal Distribution           Interest Distribution         Ending Certificate Balance           Pass Through Rate (%)
                                     -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     A1                                                 12544VAA7                        100,000,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A2                                                 12544VAB5                         86,475,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A3                                                 12544VAC3                          4,200,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A4                                                 12544VAD1                        238,754,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A5                                                 12544VAE9                         50,045,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A6                                                 12544VAF6                        273,419,000.00                             993.835626006                                             1.679136681                     4.695873333                      992.156489325                       5.670000
                                     A7                                                 12544VAG4                         59,439,000.00                             993.835626006                                             1.679136681                     5.066904856                      992.156489325                       6.117999
                                     A8                                                 12544VAH2                        262,396,000.00                             993.835626006                                             1.679136681                     4.695873333                      992.156489325                       5.670000
                                     A9                                                 12544VAJ8                         11,023,000.00                             993.835626006                                             1.679136681                     4.695873333                      992.156489325                       5.670000
                                     A10                                                12544VAK5                         82,983,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A11                                                12544VAL3                          3,492,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A12                                                12544VAM1                         82,199,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A13                                                12544VAN9                          4,276,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A14                                                12544VAP4                         81,425,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A15                                                12544VAQ2                          5,050,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A16                                                12544VAR0                        229,127,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A17                                                12544VAS8                          9,627,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A18                                                12544VAT6                        226,950,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A19                                                12544VAU3                         11,804,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A20                                                12544VAV1                        224,812,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A21                                                12544VAW9                         13,942,000.00                             991.381768237                                             2.347552094                     4.750370973                      989.034216142                       5.750000
                                     A22                                                12544VAX7                         48,027,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A23                                                12544VAY5                          2,018,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A24                                                12544VAZ2                         47,569,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A25                                                12544VBA6                          2,476,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A26                                                12544VBB4                         47,121,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A27                                                12544VBC2                          2,924,000.00                            1000.000000000                                             0.000000000                     4.791666667                     1000.000000000                       5.750000
                                     A28                                                12544VBD0                        333,794,000.00                             993.835607271                                             1.679141784                     4.762128951                      992.156465487                       5.750000
                                     A29                                                12544VBE8                        119,377,000.00                             991.381768237                                             2.347552094                     4.543833104                      989.034216142                       5.500000
                                     A30                                                12544VBF5                        119,377,000.00                             991.381768237                                             2.347552094                     4.956908841                      989.034216142                       6.000000
                                     A31                                                12544VBG3                         86,475,000.00                            1000.000000000                                             0.000000000                     4.375000000                     1000.000000000                       5.250000
                                     A32                                                12544VBH1                         86,475,000.00                            1000.000000000                                             0.000000000                     4.583333333                     1000.000000000                       5.500000
                                     A33                                                12544VBJ7                          7,519,565.00                            1000.000028910                                             0.000000000                     4.791666805                     1000.000028910                       5.750000
                                     A34                                                12544VBK4                         82,871,875.00                            1000.000000000                                             0.000000000                     5.000000000                     1000.000000000                       6.000000
                                     A35                                                12544VBL2                         79,557,000.00                            1000.000000000                                             0.000000000                     5.208333333                     1000.000000000                       6.250000
                                     A36                                                12544VBM0                          6,918,000.00                            1000.000000000                                             0.000000000                     0.000000000                     1000.000000000                       0.000000
                                     A37                                                12544VBN8                        238,754,000.00                             991.381768237                                             2.347552094                     4.337295236                      989.034216142                       5.250000
                                     A38                                                12544VBP3                        238,754,000.00                             991.381768237                                             2.347552094                     4.543833104                      989.034216142                       5.500000
                                     A39                                                12544VBQ1                         20,761,217.00                             991.381786922                                             0.000000000                     4.750371062                      989.034234783                       5.750000
                                     A40                                                12544VBR9                        228,805,916.00                             991.381768214                                             2.347552101                     4.956908841                      989.034216114                       6.000000
                                     A41                                                12544VBS7                        219,653,680.00                             991.381768237                                             2.347552094                     5.163446710                      989.034216142                       6.250000
                                     A42                                                12544VBT5                         19,100,320.00                             991.381768237                                             2.347552094                     0.000000000                      989.034216142                       0.000000
                                     A43                                                12544VBU2                         50,045,000.00                            1000.000000000                                             0.000000000                     4.375000000                     1000.000000000                       5.250000
                                     A44                                                12544VBV0                         50,045,000.00                            1000.000000000                                             0.000000000                     4.583333333                     1000.000000000                       5.500000
                                     A45                                                12544VBW8                          4,351,739.00                            1000.000029973                                             0.000000000                     4.791666810                     1000.000029973                       5.750000
                                     A46                                                12544VBX6                         47,959,791.00                            1000.000000000                                             0.000000000                     5.000000000                     1000.000000000                       6.000000
                                     A47                                                12544VBY4                         46,041,400.00                            1000.000000000                                             0.000000000                     5.208333333                     1000.000000000                       6.250000
                                     A48                                                12544VBZ1                          4,003,600.00                            1000.000000000                                             0.000000000                     0.000000000                     1000.000000000                       0.000000
                                     A49                                                12544VCL1                        114,564,000.00                             991.381768237                                             2.347552094                     4.543833104                      989.034216142                       5.500000
                                     A50                                                12544VCM9                          4,813,000.00                             991.381768237                                             2.347552094                     4.543833104                      989.034216142                       5.500000
                                     A51                                                12544VCN7                        332,858,000.00                             993.835626006                                             1.679136681                     4.762129041                      992.156489325                       5.750000
                                     PO                                                 12544VCB3                          1,967,514.22                             979.937241921                                             0.819559192                     0.000000000                      979.117682729                       0.000000
                                     X                                                  12544VCA5                        761,199,925.00                             997.499381940                                             0.000000000                     0.205621781                      995.772648703                       0.247365
                                     AR                                                 12544VCC1                                100.00                               0.000000000                                             0.000000000                     0.423913517                        0.000000000                       5.750000

                                     -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     MA                                                 12544VCD9                          1,700,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     M                                                  12544VCE7                         22,525,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     B1                                                 12544VCF4                          4,675,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     B2                                                 12544VCG2                          2,550,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     B3                                                 12544VCH0                          1,700,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     B4                                                 12544VCJ6                          1,275,000.00                             998.944817194                                             0.683522509                     4.786610582                      998.261294686                       5.750000
                                     B5                                                 12544VCK3                          1,275,385.78                             998.944817195                                             0.683522509                     4.786610582                      998.261294686                       5.750000

                                     -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     Totals                                                                              850,000,000.00                             994.017926518                                             1.635330541                     4.936274106                      992.382595953

                                     -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:               Matthew Sabino
                       212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Pool Level Data
Distribution Date                                                                                        6/25/2007
Cut-off Date                                                                                              3/1/2007
Record Date                                                                                              5/31/2007
Determination Date                                                                                       6/30/2007
Accrual Period 30/360                                                                     Begin           5/1/2007
                                                                                          End             6/1/2007
Number of Days in 30/360 Accrual Period                                                                         30

------------------------------------------------------------------------------------------------------
Prefunding Detail
------------------------------------------------------------------------------------------------------

                       Target Funding Balance                                                              850,000,000.01
                       Initial Funded Balance                                                              849,997,162.42
                       Initial Unfunded Balance                                                                  2,837.58

------------------------------------------------------------------------------------------------------
Collateral Detail
------------------------------------------------------------------------------------------------------

                       Original Mortgage Loan Details

                       Original Aggregate Loan Count                                                                1,351
                       Original Stated Principal Balance                                                   850,000,000.01
                       Original Weighted Average Mortgage Rate                                                   6.14359%
                       Original Weighted Average Net Mortgage Rate                                               5.95926%
                       Original Weighted Average Remaining Term                                                       360

                       Current Mortgage Loan Details

                       Beginning Aggregate Loan Count                                                               1,348
                       Loans Paid Off or otherwise removed pursuant to the PSA                                          0
                                                                                                                        -
                       Ending Aggregate Loan Count                                                                  1,348

                       Beginning Pool Stated Principal Balance                                             844,915,237.55
                       Scheduled Principal                                                                     578,270.48
                       Unscheduled Principal                                                                   811,760.49
                       Realized Principal Losses                                                                        -
                                                                                                                        -
                       Ending Pool Stated Principal Balance                                                843,525,206.58

                       Weighted Averages

                       Beginning Weighted Average Mortgage Rate                                                  6.14351%
                       Beginning Weighted Average Net Mortgage Rate                                              5.95918%
                       Ending Weighted Average Mortgage Rate                                                     6.14345%
                       Ending Weighted Average Net Mortgage Rate                                                 5.95912%

                       Beginning Weighted Average Remaining Term to Maturity                                          358
                       Ending Weighted Average Remaining Term to Maturity                                             357

                       Loan Substitution

                       Aggregate Stated of Principal Balances Removed                                                   -
                       Aggregate Stated of Principal Balance Added                                                      -
                                                                                                                        -
                       Aggregate Principal Substitution Shortfall Amount                                                -

                       Fees of the Trust

                       Gross Master Servicing Fee                                                              123,216.81
                       Net Master Servicing Fee                                                                123,216.81
                       Trustee Fee                                                                               6,336.86
                       Lpmi                                                                                        233.50
                                                                                                                   ------
                       Total Net Loan Fees                                                                     129,787.17

                       Servicer Advances

                       Principal Advances                                                                        2,537.94
                       Interest Advances                                                                        22,725.08
                       Reimbursement for Principal & Interest Advances                                                  -
                       Reimbursement for Nonrecoverable Advances                                                        -
                                                                                                                        -
                       Total Advances                                                                           25,263.02

                       Mortgage Prepayment Details

                       Principal Balance of Loans Paid in Full                                                          -
                       Prepayment Interest Excess                                                                       -
                       Prepayment Interest Shortfall                                                                    -
                       Compensating Interest                                                                            -
                       Non-Supported Prepayment Interest Shortfall                                                      -
                       CPR %                                                                                     1.14762%
                       SMM %                                                                                     0.09614%

                       Net Interest Shortfalls

                       Net Prepayment Interest Shortfalls                                                               -
                       Relief Act Reduction Shortfalls                                                                  -
                                                                                                                        -
                       Total Net Interest Shortfalls                                                                    -

------------------------------------------------------------------------------------------------------
NAS Principal Distribution Amount
------------------------------------------------------------------------------------------------------

                       Shift Percentage                                                                          0.00000%
                       Class A5 Priority Percentage                                                              5.93663%
                       Class A5 Priority Amount                                                                         -

-------------------------------------------------------------------------------
Delinquency Information
-------------------------------------------------------------------------------

                       ---------------------------------------------                ----------------------------------------------
                       Delinquency Info                                                             Group 1
                       ---------------------------------------------                ----------------------------------------------

                       30-59 Days             Balance                                          4,395,972.19               0.52114%
                                              Loan Count                                                  7               0.51929%

                       60-89 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       90+ Days               Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       Total                  Balance                                          4,395,972.19               0.52114%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  7               0.51929%

                       ---------------------------------------------                ----------------------------------------------
                       Forceclosure Info                                                            Group 1
                       ---------------------------------------------                ----------------------------------------------

                       30-59 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       60-89 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       90+ Days               Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       Total                  Balance                                                     -               0.00000%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  0               0.00000%

                       ---------------------------------------------                ----------------------------------------------
                       Bankruptcy Info                                                              Group 1
                       ---------------------------------------------                ----------------------------------------------

                       30-59 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       60-89 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       90+ Days               Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       Total                  Balance                                                     -               0.00000%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  0               0.00000%

                       ---------------------------------------------                ----------------------------------------------
                       REO Info                                                                     Group 1
                       ---------------------------------------------                ----------------------------------------------

                       30-59 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       60-89 Days             Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       90+ Days               Balance                                                     -               0.00000%
                                              Loan Count                                                  0               0.00000%

                       Total                  Balance                                                     -               0.00000%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  0               0.00000%

                       ---------------------------------------------                ----------------------------------------------
                       Totals for Foreclosure Bankruptcy, REO                                       Group 1
                       ---------------------------------------------                ----------------------------------------------

                       All                    Balance                                                     -               0.00000%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  0               0.00000%

                       ---------------------------------------------                ----------------------------------------------
                       Totals for Foreclosure,REO Bankruptcy, Delinquency                           Group 1
                       ---------------------------------------------------------    ----------------------------------------------

                       All                    Balance                                          4,395,972.19               0.52114%
                       ---------------------------------------------                ----------------------------------------------
                                              Loan Count                                                  7               0.51929%
                       60+ Delinquency, Foreclosure, Bankruptcy &
                       REO Totals

                       Current                                                                                                   -
                       One-Month Prior                                                                                           -
                       Two-Month Prior                                                                                           -
                       Three-Month Prior                                                                                         -
                       Four-Month Prior                                                                                          -
                       Five-Month Prior                                                                                          -

                       Delinquency Average                                                                                       -

                       Passing Delinquency Stepdown Requirement                                         YES

-----------------------------------------------------------------------------------
Realized Loss Detail
-----------------------------------------------------------------------------------

                       Current Period Realized Losses                                                                            -
                       Cumulative Realized Losses                                                                                -
                       Total Liquidated Loan Balance                                                                             -
                       Total Liquidated Proceeds                                                                                 -
                       Subsequent Recoveries                                                                                     -
                       Passing Cumulative Loss Test                                                     YES

Loan ID    Liquidation Balance               Liquidation Proceeds    Realized Loss     Date
Group I
                           N/A

-------------------------------------------------------------------------------------------------------
Servicer Remittance Summary
------------------------------------------------------------------------------------------------------

                       Interest

                       Scheduled Interest Collected                                                             4,325,620.15
                       Plus: Compensating Interest                                                                         -
                       Less: Master Servicer Fee                                                                  123,216.81
                       Less: Mortgage Loan Premiums                                                                   233.50
                       Less: Excess Master Servicing Fee                                                                   -
                                                                                                                           -
                       Total Interest Available                                                                 4,202,169.84

                       Principal

                       Scheduled Principal                                                                        578,270.48
                       Paid in Full Principal                                                                              -
                       Curtailment Principal                                                                      811,760.49
                       Liquidation Principal                                                                               -
                       Repurchased Principal                                                                               -
                       Substitution Adjustment Principal                                                                   -
                       Unanticipated Principal Recoveries                                                                  -
                                                                                                                           -
                       Total Principal Available                                                                1,390,030.97

                       Other Amounts

                       Prepayment Penalties                                                                                -
                       Other Required Amounts                                                                              -
                                                                                                                           -
                       Total Other Remittance Amounts                                                                      -

                       Total Servicer Remittance                                                                5,592,200.81

------------------------------------------------------------------------------------------------------
Distribution Summary
------------------------------------------------------------------------------------------------------

                       Amounts Available for Distribution

                       Total Servicer Remittance                                                                5,592,200.81
                       Corridor Contract Proceeds Needed                                                                   -
                       Capitalized Interest                                                                                -
                       Supplemental Loan Deposit                                                                           -
                       Carryover Reserve Fund                                                                              -
                       Other Amounts                                                                                       -
                                                                                                                           -
                       Total Amounts Available                                                                  5,592,200.81

                       Distribution Payments

                       To the Trustee, the Trustee Fee                                                              6,336.86
                       Payments of Principal & Interest to the Classes                                          5,585,863.95
                                                                                                                ------------
                       Total Payments                                                                           5,592,200.81

------------------------------------------------------------------------------------------------------
Trust Accounts
------------------------------------------------------------------------------------------------------

                       Distribution Account

                       Beginning Balance                                                                                   -

Deposits               Available Funds                                                                          5,592,200.81
                                                                                                                ------------
                       Total Deposits                                                                           5,592,200.81

Withdrawals            To the Trustee, the Trustee Fee                                                              6,336.86
                       Payments of Principal & Interest to the Classes                                          5,585,863.95
                                                                                                                ------------
                       Total Withdrawals                                                                        5,592,200.81

                       Ending Balance                                                                                      -

                       Capitalized Interest Account

                       Beginning Balance                                                                                   -
                       Capitalized Interest Requirement                                                                    -
                                                                                                                           -
                       Ending Balance                                                                                      -

                       Prefunding Loan Account

                       Beginning Balance                                                                                   -
                       Deposits                                                                                            -
                       Withdrawals                                                                                         -
                                                                                                                           -
                       Ending Balance                                                                                      -

                       Exchangeable Certificates Distribution
                       Account

                       Beginning Exchangeable Certificates Distribution Account Balance                                    -
                       Deposit                                                                                  3,093,118.90
                       Withdrawal                                                                               3,093,118.90
                                                                                                                ------------
                       Ending Balance                                                                                      -

------------------------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
------------------------------------------------------------------------------------------------------

                       PO Principal Amounts

                       Beginning PO Balance                                                                     1,928,040.46
                       PO Scheduled Principal                                                                       1,461.12
                       PO Prepayments & Recoveries                                                                    151.38
                       PO Liquidation Principal                                                                            -
                       PO Principal Loss                                                                                   -
                                                                                                                           -
                       Ending PO Balance                                                                        1,926,427.97

                       NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                               842,987,197.09
                       Non-PO Scheduled Principal                                                                 576,809.36
                       Non-PO Prepayments & Recoveries                                                            811,609.11
                       Non-PO Liquidation Principal                                                                        -
                       Non-PO Principal Loss                                                                               -
                                                                                                                           -
                       Ending Non-PO Balance                                                                  841,598,778.61

------------------------------------------------------------------------------------------------------
Principal Distribution Amounts
------------------------------------------------------------------------------------------------------

                       Senior and Subordinate Percentages

                       Senior Percentage Original                                                                  95.79021%
                       Senior Prepayment Percentage Original                                                      100.00000%
                       Senior Percentage                                                                           95.76948%
                       Senior Prepayment Percentage                                                               100.00000%
                       Subordinate Percentages                                                                      4.23052%
                       Subordinate Prepayment Percentage                                                            0.00000%

                       Principal Distribution Amounts

                       Senior Principal Distribution Amount                                                     1,364,016.46
                       Subordinate Principal Distribution Amount                                                   24,402.02
                       PO Principal Distribution Amount                                                             1,612.49
                                                                                                                    --------
                       Total Principal Distribution Amount                                                      1,390,030.97

------------------------------------------------------------------------------------------
Credit Enhancements
------------------------------------------------------------------------------------------

Subordination

Credit Support                           Original                             Current
Class A                          4,723,783,196.22                    4,687,852,038.45
Class A Percentage                     99.249911%                          99.245509%

Class MA                             1,700,000.00                        1,697,044.20
Class MA Percentage                     0.035718%                           0.035928%

Class M                             22,525,000.00                       22,485,835.66
Class M Percentage                      0.473266%                           0.476043%

Class B1                             4,675,000.00                        4,666,871.55
Class B1 Percentage                     0.098225%                           0.098801%

Class B2                             2,550,000.00                        2,545,566.30
Class B2 Percentage                     0.053577%                           0.053892%

Class B3                             1,700,000.00                        1,697,044.20
Class B3 Percentage                     0.035718%                           0.035928%

Class B4                             1,275,000.00                        1,272,783.15
Class B4 Percentage                     0.026789%                           0.026946%

Class B5                             1,275,385.78                        1,273,168.26
Class B5 Percentage                     0.026797%                           0.026954%

-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                          Number of Items                    Percent of Items                  Principal Balance                  Percent of Balance
less than or equal to                                             -                     0                               0.000                                  -                               0.000
0.00                             -                        25,000.00                     0                               0.000                                  -                               0.000
25,000.00                        -                        50,000.00                     0                               0.000                                  -                               0.000
50,000.00                        -                        75,000.00                     0                               0.000                                  -                               0.000
75,000.00                        -                       100,000.00                     0                               0.000                                  -                               0.000
100,000.00                       -                       125,000.00                     0                               0.000                                  -                               0.000
125,000.00                       -                       150,000.00                     0                               0.000                                  -                               0.000
150,000.00                       -                       175,000.00                     0                               0.000                                  -                               0.000
175,000.00                       -                       200,000.00                     0                               0.000                                  -                               0.000
200,000.00                       -                       225,000.00                     1                               0.074                         223,677.72                               0.027
225,000.00                       -                       250,000.00                     1                               0.074                         247,657.09                               0.029
250,000.00                       -                       275,000.00                     0                               0.000                                  -                               0.000
275,000.00                       -                       300,000.00                     1                               0.074                         294,973.18                               0.035
300,000.00                       -                       325,000.00                     3                               0.223                         923,070.45                               0.109
325,000.00                       -                       350,000.00                     0                               0.000                                  -                               0.000
350,000.00                       -                       375,000.00                     1                               0.074                         363,602.75                               0.043
375,000.00                       -                       400,000.00                     1                               0.074                         385,525.95                               0.046
400,000.00                       -                       425,000.00                    27                               2.003                      11,388,433.23                               1.350
425,000.00                       -                       450,000.00                   130                               9.644                      57,127,210.37                               6.772
450,000.00                       -                       475,000.00                   112                               8.309                      51,842,734.50                               6.146
475,000.00                       -                       500,000.00                   146                              10.831                      71,307,720.79                               8.454
500,000.00                       -                       525,000.00                   127                               9.421                      65,060,506.62                               7.713
525,000.00                       -                       550,000.00                   110                               8.160                      59,289,847.22                               7.029
550,000.00                       -                       575,000.00                    80                               5.935                      45,051,820.76                               5.341
575,000.00                       -                       600,000.00                   111                               8.234                      65,412,787.70                               7.755
600,000.00                       -                       625,000.00                    59                               4.377                      36,226,735.85                               4.295
625,000.00                       -                       650,000.00                    71                               5.267                      45,459,731.09                               5.389
650,000.00                       -                       675,000.00                    38                               2.819                      25,177,510.52                               2.985
675,000.00                       -                       700,000.00                    35                               2.596                      24,165,637.09                               2.865
700,000.00                       -                       725,000.00                    19                               1.409                      13,519,686.00                               1.603
725,000.00                       -                       750,000.00                    25                               1.855                      18,472,562.07                               2.190
750,000.00                       -                       775,000.00                    26                               1.929                      19,856,187.83                               2.354
775,000.00                       -                       800,000.00                    43                               3.190                      34,069,322.47                               4.039
greater than                                             800,000.00                   181                              13.427                     197,658,265.33                              23.432
                                                   Wgt Ave / Total:                  1348                             100.000                     843,525,206.58                             100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                          Number of Items                    Percent of Items                  Principal Balance                  Percent of Balance
less than or equal to                                5.000000000000                     0                               0.000                                  -                               0.000
5.000000000000                   -                   5.501000000000                     9                               0.668                       5,081,175.92                               0.602
5.501000000000                   -                   6.001000000000                   342                              25.371                     209,725,647.24                              24.863
6.001000000000                   -                   6.501000000000                   992                              73.591                     625,612,145.05                              74.166
6.501000000000                   -                   7.001000000000                     5                               0.371                       3,106,238.37                               0.368
7.001000000000                   -                   7.501000000000                     0                               0.000                                  -                               0.000
7.501000000000                   -                   8.001000000000                     0                               0.000                                  -                               0.000
8.001000000000                   -                   8.501000000000                     0                               0.000                                  -                               0.000
8.501000000000                   -                   9.001000000000                     0                               0.000                                  -                               0.000
9.001000000000                   -                   9.501000000000                     0                               0.000                                  -                               0.000
9.501000000000                   -                  10.001000000000                     0                               0.000                                  -                               0.000
10.001000000000                  -                  10.501000000000                     0                               0.000                                  -                               0.000
10.501000000000                  -                  11.001000000000                     0                               0.000                                  -                               0.000
11.001000000000                  -                  11.501000000000                     0                               0.000                                  -                               0.000
11.501000000000                  -                  12.001000000000                     0                               0.000                                  -                               0.000
12.001000000000                  -                  12.501000000000                     0                               0.000                                  -                               0.000
greater than                                        12.501000000000                     0                               0.000                                  -                               0.000
                                                   Wgt Ave / Total:                  1348                             100.000                     843,525,206.58                             100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Location       Number of Items                    Percent of Items                  Principal Balance                  Percent of Balance
                                                                 CA                   663                              49.184                     408,042,183.61                              48.373
                                                                 FL                    37                               2.745                      24,534,273.92                               2.909
                                                                 AZ                    31                               2.300                      17,246,428.24                               2.045
                                                                 VA                    48                               3.561                      28,572,955.48                               3.387
                                                                 WA                    58                               4.303                      36,130,038.86                               4.283
                                                                 CO                    33                               2.448                      19,961,007.21                               2.366
                                                             Others                   478                              35.460                     309,038,319.26                              36.637
                                                   Wgt Ave / Total:                  1348                             100.000                     843,525,206.58                             100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                          Number of Items                    Percent of Items                  Principal Balance                  Percent of Balance
less than or equal to                                           120                     0                               0.000                                  -                               0.000
120                              -                              180                     0                               0.000                                  -                               0.000
180                              -                              300                     3                               0.223                       1,615,094.43                               0.191
300                              -                              360                  1345                              99.777                     841,910,112.15                              99.809
greater than                                                    360                     0                               0.000                                  -                               0.000
                                                   Wgt Ave / Total:                  1348                             100.000                     843,525,206.58                             100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W                                               Distribution Date: 07/25/07
New York, NY 10286
Officer:          Matthew Sabino
                    212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Cusip      Class Description                 Recombination Classes                  Certificate Rate Type                         Beginning Balance                                   Pass Through Rate (%)         Principal Distribution              Interest Distribution             Total Distribution            Current Realized Losses                  Ending Balance           Cumulative Realized Losses
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                     12544VAA7                 Senior                                   N/A                             Fix-30/360                             98,903,421.61                                               5.750000                      193,152.69                         473,912.23                     667,064.92                                  -                   98,710,268.92                                    -
A2                     12544VAB5                 Senior                       Deposit-100.00%                             Fix-30/360                             86,475,000.00                                               5.750000                               -                         414,359.38                     414,359.38                                  -                   86,475,000.00                                    -
A3                     12544VAC3                 Senior                                   N/A                             Fix-30/360                              4,153,943.71                                               5.750000                        8,112.41                          19,904.31                      28,016.73                                  -                    4,145,831.29                                    -
A4                     12544VAD1                 Senior                        Deposit-16.23%                             Fix-30/360                            236,135,875.24                                               5.750000                      461,159.78                       1,131,484.40                   1,592,644.18                                  -                  235,674,715.46                                    -
A5                     12544VAE9                 Senior                       Deposit-100.00%                             Fix-30/360                             50,045,000.00                                               5.750000                               -                         239,798.96                     239,798.96                                  -                   50,045,000.00                                    -
A6                     12544VAF6                 Senior                        Deposit-55.59%                             Var-30/360                            271,274,435.15                                               5.670000                      377,746.34                       1,281,771.71                   1,659,518.05                                  -                  270,896,688.81                                    -
A7                     12544VAG4                 Senior                        Deposit-55.59%                             Var-30/360                             58,972,789.57                                               6.117999                       82,118.89                         300,662.91                     382,781.80                                  -                   58,890,670.68                                    -
A8                     12544VAH2                 Senior                       Exchange- 0.00%                             Var-30/360                            260,337,894.17                                               5.670000                      362,517.34                       1,230,096.55                   1,592,613.89                                  -                  259,975,376.83                                    -
A9                     12544VAJ8                 Senior                       Exchange- 0.00%                             Var-30/360                             10,936,540.98                                               5.670000                       15,229.00                          51,675.16                      66,904.16                                  -                   10,921,311.98                                    -
A10                    12544VAK5                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,983,000.00                                               5.750000                               -                         397,626.88                     397,626.88                                  -                   82,983,000.00                                    -
A11                    12544VAL3                 Senior                       Exchange- 0.00%                             Fix-30/360                              3,492,000.00                                               5.750000                               -                          16,732.50                      16,732.50                                  -                    3,492,000.00                                    -
A12                    12544VAM1                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,199,000.00                                               5.750000                               -                         393,870.21                     393,870.21                                  -                   82,199,000.00                                    -
A13                    12544VAN9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,276,000.00                                               5.750000                               -                          20,489.17                      20,489.17                                  -                    4,276,000.00                                    -
A14                    12544VAP4                 Senior                       Exchange- 0.00%                             Fix-30/360                             81,425,000.00                                               5.750000                               -                         390,161.46                     390,161.46                                  -                   81,425,000.00                                    -
A15                    12544VAQ2                 Senior                       Exchange- 0.00%                             Fix-30/360                              5,050,000.00                                               5.750000                               -                          24,197.92                      24,197.92                                  -                    5,050,000.00                                    -
A16                    12544VAR0                 Senior                       Exchange- 0.00%                             Fix-30/360                            226,614,442.84                                               5.750000                      442,564.97                       1,085,860.87                   1,528,425.84                                  -                  226,171,877.87                                    -
A17                    12544VAS8                 Senior                       Exchange- 0.00%                             Fix-30/360                              9,521,432.40                                               5.750000                       18,594.81                          45,623.53                      64,218.34                                  -                    9,502,837.59                                    -
A18                    12544VAT6                 Senior                       Exchange- 0.00%                             Fix-30/360                            224,461,315.35                                               5.750000                      438,360.04                       1,075,543.80                   1,513,903.84                                  -                  224,022,955.32                                    -
A19                    12544VAU3                 Senior                       Exchange- 0.00%                             Fix-30/360                             11,674,559.89                                               5.750000                       22,799.74                          55,940.60                      78,740.34                                  -                   11,651,760.14                                    -
A20                    12544VAV1                 Senior                       Exchange- 0.00%                             Fix-30/360                            222,346,760.20                                               5.750000                      434,230.43                       1,065,411.56                   1,499,641.99                                  -                  221,912,529.77                                    -
A21                    12544VAW9                 Senior                       Exchange- 0.00%                             Fix-30/360                             13,789,115.04                                               5.750000                       26,929.35                          66,072.84                      93,002.19                                  -                   13,762,185.69                                    -
A22                    12544VAX7                 Senior                       Exchange- 0.00%                             Fix-30/360                             48,027,000.00                                               5.750000                               -                         230,129.38                     230,129.38                                  -                   48,027,000.00                                    -
A23                    12544VAY5                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,018,000.00                                               5.750000                               -                           9,669.58                       9,669.58                                  -                    2,018,000.00                                    -
A24                    12544VAZ2                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,569,000.00                                               5.750000                               -                         227,934.79                     227,934.79                                  -                   47,569,000.00                                    -
A25                    12544VBA6                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,476,000.00                                               5.750000                               -                          11,864.17                      11,864.17                                  -                    2,476,000.00                                    -
A26                    12544VBB4                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,121,000.00                                               5.750000                               -                         225,788.13                     225,788.13                                  -                   47,121,000.00                                    -
A27                    12544VBC2                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,924,000.00                                               5.750000                               -                          14,010.83                      14,010.83                                  -                    2,924,000.00                                    -
A28                    12544VBD0                 Senior                       Exchange- 0.00%                             Fix-30/360                            331,175,875.24                                               5.750000                      461,159.78                       1,586,884.40                   2,048,044.18                                  -                  330,714,715.46                                    -
A29                    12544VBE8                 Senior                       Exchange-83.77%                             Fix-30/360                            118,067,937.62                                               5.500000                      230,579.89                         541,144.71                     771,724.60                                  -                  117,837,357.73                                    -
A30                    12544VBF5                 Senior                       Exchange-83.77%                             Fix-30/360                            118,067,937.62                                               6.000000                      230,579.89                         590,339.69                     820,919.58                                  -                  117,837,357.73                                    -
A31                    12544VBG3                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                               5.250000                               -                         378,328.13                     378,328.13                                  -                   86,475,000.00                                    -
A32                    12544VBH1                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                               5.500000                               -                         396,343.75                     396,343.75                                  -                   86,475,000.00                                    -
A33                    12544VBJ7               Strip IO                       Exchange- 0.00%                             Fix-30/360                              7,519,565.22                                               5.750000                               -                          36,031.25                      36,031.25                                  -                    7,519,565.22                                    -
A34                    12544VBK4                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,871,875.00                                               6.000000                               -                         414,359.38                     414,359.38                                  -                   82,871,875.00                                    -
A35                    12544VBL2                 Senior                       Exchange- 0.00%                             Fix-30/360                             79,557,000.00                                               6.250000                               -                         414,359.38                     414,359.38                                  -                   79,557,000.00                                    -
A36                    12544VBM0               Strip PO                       Exchange- 0.00%                             Fix-30/360                              6,918,000.00                                               0.000000                               -                                  -                              -                                  -                    6,918,000.00                                    -
A37                    12544VBN8                 Senior                       Exchange- 0.00%                             Fix-30/360                            236,135,875.24                                               5.250000                      461,159.78                       1,033,094.45                   1,494,254.23                                  -                  235,674,715.46                                    -
A38                    12544VBP3                 Senior                       Exchange- 0.00%                             Fix-30/360                            236,135,875.24                                               5.500000                      461,159.78                       1,082,289.43                   1,543,449.21                                  -                  235,674,715.46                                    -
A39                    12544VBQ1               Strip IO                       Exchange- 0.00%                             Fix-30/360                             20,533,554.37                                               5.750000                               -                          98,389.95                      98,389.95                                  -                   20,493,453.52                                    -
A40                    12544VBR9                 Senior                       Exchange- 0.00%                             Fix-30/360                            226,296,879.77                                               6.000000                      441,944.79                       1,131,484.40                   1,573,429.19                                  -                  225,854,934.98                                    -
A41                    12544VBS7                 Senior                       Exchange- 0.00%                             Fix-30/360                            217,245,005.22                                               6.250000                      424,267.00                       1,131,484.40                   1,555,751.40                                  -                  216,820,738.22                                    -
A42                    12544VBT5               Strip PO                       Exchange- 0.00%                             Fix-30/360                             18,890,870.02                                               0.000000                       36,892.78                                  -                      36,892.78                                  -                   18,853,977.24                                    -
A43                    12544VBU2                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                               5.250000                               -                         218,946.88                     218,946.88                                  -                   50,045,000.00                                    -
A44                    12544VBV0                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                               5.500000                               -                         229,372.92                     229,372.92                                  -                   50,045,000.00                                    -
A45                    12544VBW8               Strip IO                       Exchange- 0.00%                             Fix-30/360                              4,351,739.13                                               5.750000                               -                          20,852.08                      20,852.08                                  -                    4,351,739.13                                    -
A46                    12544VBX6                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,959,791.00                                               6.000000                               -                         239,798.96                     239,798.96                                  -                   47,959,791.00                                    -
A47                    12544VBY4                 Senior                       Exchange- 0.00%                             Fix-30/360                             46,041,400.00                                               6.250000                               -                         239,798.96                     239,798.96                                  -                   46,041,400.00                                    -
A48                    12544VBZ1               Strip PO                       Exchange- 0.00%                             Fix-30/360                              4,003,600.00                                               0.000000                               -                                  -                              -                                  -                    4,003,600.00                                    -
A49                    12544VCL1                 Senior                       Exchange- 0.00%                             Fix-30/360                            113,307,715.94                                               5.500000                      221,283.45                         519,327.03                     740,610.48                                  -                  113,086,432.49                                    -
A50                    12544VCM9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,760,221.68                                               5.500000                        9,296.44                          21,817.68                      31,114.12                                  -                    4,750,925.24                                    -
A51                    12544VCN7                 Senior                       Exchange-44.41%                             Fix-30/360                            330,247,224.72                                               5.750000                      459,865.23                       1,582,434.62                   2,042,299.85                                  -                  329,787,359.49                                    -
PO                     12544VCB3               Strip PO                                   N/A                             Fix-30/360                              1,926,427.96                                               0.000000                        1,604.37                                  -                       1,604.37                                  -                    1,924,823.60                                    -
X                      12544VCA5               Strip IO                                   N/A                             Var-30/360                            757,982,065.51                                               0.247330                               -                         156,226.18                     156,226.18                                  -                  756,907,683.58                                    -
AR                     12544VCC1                 Senior                                   N/A                             Fix-30/360                                         -                                               5.750000                               -                               0.33                           0.33                                  -                               -                                    -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                     12544VCD9              Mezzanine                                   N/A                             Fix-30/360                              1,697,044.20                                               5.750000                        1,166.85                           8,131.67                       9,298.52                                  -                    1,695,877.36                                    -
M                      12544VCE7                 Junior                                   N/A                             Fix-30/360                             22,485,835.66                                               5.750000                       15,460.70                         107,744.63                     123,205.33                                  -                   22,470,374.96                                    -
B1                     12544VCF4                 Junior                                   N/A                             Fix-30/360                              4,666,871.55                                               5.750000                        3,208.82                          22,362.09                      25,570.92                                  -                    4,663,662.73                                    -
B2                     12544VCG2                 Junior                                   N/A                             Fix-30/360                              2,545,566.30                                               5.750000                        1,750.27                          12,197.51                      13,947.77                                  -                    2,543,816.03                                    -
B3                     12544VCH0                 Junior                                   N/A                             Fix-30/360                              1,697,044.20                                               5.750000                        1,166.85                           8,131.67                       9,298.52                                  -                    1,695,877.36                                    -
B4                     12544VCJ6                 Junior                                   N/A                             Fix-30/360                              1,272,783.15                                               5.750000                          875.13                           6,098.75                       6,973.89                                  -                    1,271,908.02                                    -
B5                     12544VCK3                 Junior                                   N/A                             Fix-30/360                              1,273,168.26                                               5.750000                          875.40                           6,100.60                       6,976.00                                  -                    1,272,292.86                                 0.41

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                          843,525,206.56                                                                           1,148,398.50                       4,188,887.33                   5,337,285.85                                  -                  842,376,808.08                                 0.41

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

              Principal Distribution Detail

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Class                               Cusip          Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution                      Unscheduled Principal Adjustments      Net Principal Distribution                  Deferred Interest        Current Realized Losses         Ending Certificate Balance       Ending Certificate Factor
              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              A1                              12544VAA7                        100,000,000.00                          98,903,421.61                                193,152.69                                                      -                      193,152.69                                  -                              -                      98,710,268.92                     0.987102689
              A2                              12544VAB5                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A3                              12544VAC3                          4,200,000.00                           4,153,943.71                                  8,112.41                                                      -                        8,112.41                                  -                              -                       4,145,831.29                     0.987102689
              A4                              12544VAD1                        238,754,000.00                         236,135,875.24                                461,159.78                                                      -                      461,159.78                                  -                              -                     235,674,715.46                     0.987102689
              A5                              12544VAE9                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A6                              12544VAF6                        273,419,000.00                         271,274,435.15                                377,746.34                                                      -                      377,746.34                                  -                              -                     270,896,688.81                     0.990774924
              A7                              12544VAG4                         59,439,000.00                          58,972,789.57                                 82,118.89                                                      -                       82,118.89                                  -                              -                      58,890,670.68                     0.990774924
              A8                              12544VAH2                        262,396,000.00                         260,337,894.17                                362,517.34                                                      -                      362,517.34                                  -                              -                     259,975,376.83                     0.990774924
              A9                              12544VAJ8                         11,023,000.00                          10,936,540.98                                 15,229.00                                                      -                       15,229.00                                  -                              -                      10,921,311.98                     0.990774924
              A10                             12544VAK5                         82,983,000.00                          82,983,000.00                                         -                                                      -                               -                                  -                              -                      82,983,000.00                     1.000000000
              A11                             12544VAL3                          3,492,000.00                           3,492,000.00                                         -                                                      -                               -                                  -                              -                       3,492,000.00                     1.000000000
              A12                             12544VAM1                         82,199,000.00                          82,199,000.00                                         -                                                      -                               -                                  -                              -                      82,199,000.00                     1.000000000
              A13                             12544VAN9                          4,276,000.00                           4,276,000.00                                         -                                                      -                               -                                  -                              -                       4,276,000.00                     1.000000000
              A14                             12544VAP4                         81,425,000.00                          81,425,000.00                                         -                                                      -                               -                                  -                              -                      81,425,000.00                     1.000000000
              A15                             12544VAQ2                          5,050,000.00                           5,050,000.00                                         -                                                      -                               -                                  -                              -                       5,050,000.00                     1.000000000
              A16                             12544VAR0                        229,127,000.00                         226,614,442.84                                442,564.97                                                      -                      442,564.97                                  -                              -                     226,171,877.87                     0.987102689
              A17                             12544VAS8                          9,627,000.00                           9,521,432.40                                 18,594.81                                                      -                       18,594.81                                  -                              -                       9,502,837.59                     0.987102689
              A18                             12544VAT6                        226,950,000.00                         224,461,315.35                                438,360.04                                                      -                      438,360.04                                  -                              -                     224,022,955.32                     0.987102689
              A19                             12544VAU3                         11,804,000.00                          11,674,559.89                                 22,799.74                                                      -                       22,799.74                                  -                              -                      11,651,760.14                     0.987102689
              A20                             12544VAV1                        224,812,000.00                         222,346,760.20                                434,230.43                                                      -                      434,230.43                                  -                              -                     221,912,529.77                     0.987102689
              A21                             12544VAW9                         13,942,000.00                          13,789,115.04                                 26,929.35                                                      -                       26,929.35                                  -                              -                      13,762,185.69                     0.987102689
              A22                             12544VAX7                         48,027,000.00                          48,027,000.00                                         -                                                      -                               -                                  -                              -                      48,027,000.00                     1.000000000
              A23                             12544VAY5                          2,018,000.00                           2,018,000.00                                         -                                                      -                               -                                  -                              -                       2,018,000.00                     1.000000000
              A24                             12544VAZ2                         47,569,000.00                          47,569,000.00                                         -                                                      -                               -                                  -                              -                      47,569,000.00                     1.000000000
              A25                             12544VBA6                          2,476,000.00                           2,476,000.00                                         -                                                      -                               -                                  -                              -                       2,476,000.00                     1.000000000
              A26                             12544VBB4                         47,121,000.00                          47,121,000.00                                         -                                                      -                               -                                  -                              -                      47,121,000.00                     1.000000000
              A27                             12544VBC2                          2,924,000.00                           2,924,000.00                                         -                                                      -                               -                                  -                              -                       2,924,000.00                     1.000000000
              A28                             12544VBD0                        333,794,000.00                         331,175,875.24                                461,159.78                                                      -                      461,159.78                                  -                              -                     330,714,715.46                     0.990774895
              A29                             12544VBE8                        119,377,000.00                         118,067,937.62                                230,579.89                                                      -                      230,579.89                                  -                              -                     117,837,357.73                     0.987102689
              A30                             12544VBF5                        119,377,000.00                         118,067,937.62                                230,579.89                                                      -                      230,579.89                                  -                              -                     117,837,357.73                     0.987102689
              A31                             12544VBG3                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A32                             12544VBH1                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A33                             12544VBJ7                          7,519,565.00                           7,519,565.22                                         -                                                      -                               -                                  -                              -                       7,519,565.22                     1.000000029
              A34                             12544VBK4                         82,871,875.00                          82,871,875.00                                         -                                                      -                               -                                  -                              -                      82,871,875.00                     1.000000000
              A35                             12544VBL2                         79,557,000.00                          79,557,000.00                                         -                                                      -                               -                                  -                              -                      79,557,000.00                     1.000000000
              A36                             12544VBM0                          6,918,000.00                           6,918,000.00                                         -                                                      -                               -                                  -                              -                       6,918,000.00                     1.000000000
              A37                             12544VBN8                        238,754,000.00                         236,135,875.24                                461,159.78                                                      -                      461,159.78                                  -                              -                     235,674,715.46                     0.987102689
              A38                             12544VBP3                        238,754,000.00                         236,135,875.24                                461,159.78                                                      -                      461,159.78                                  -                              -                     235,674,715.46                     0.987102689
              A39                             12544VBQ1                         20,761,217.00                          20,533,554.37                                         -                                                      -                               -                                  -                              -                      20,493,453.52                     0.987102708
              A40                             12544VBR9                        228,805,916.00                         226,296,879.77                                441,944.79                                                      -                      441,944.79                                  -                              -                     225,854,934.98                     0.987102689
              A41                             12544VBS7                        219,653,680.00                         217,245,005.22                                424,267.00                                                      -                      424,267.00                                  -                              -                     216,820,738.22                     0.987102689
              A42                             12544VBT5                         19,100,320.00                          18,890,870.02                                 36,892.78                                                      -                       36,892.78                                  -                              -                      18,853,977.24                     0.987102689
              A43                             12544VBU2                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A44                             12544VBV0                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A45                             12544VBW8                          4,351,739.00                           4,351,739.13                                         -                                                      -                               -                                  -                              -                       4,351,739.13                     1.000000030
              A46                             12544VBX6                         47,959,791.00                          47,959,791.00                                         -                                                      -                               -                                  -                              -                      47,959,791.00                     1.000000000
              A47                             12544VBY4                         46,041,400.00                          46,041,400.00                                         -                                                      -                               -                                  -                              -                      46,041,400.00                     1.000000000
              A48                             12544VBZ1                          4,003,600.00                           4,003,600.00                                         -                                                      -                               -                                  -                              -                       4,003,600.00                     1.000000000
              A49                             12544VCL1                        114,564,000.00                         113,307,715.94                                221,283.45                                                      -                      221,283.45                                  -                              -                     113,086,432.49                     0.987102689
              A50                             12544VCM9                          4,813,000.00                           4,760,221.68                                  9,296.44                                                      -                        9,296.44                                  -                              -                       4,750,925.24                     0.987102689
              A51                             12544VCN7                        332,858,000.00                         330,247,224.72                                459,865.23                                                      -                      459,865.23                                  -                              -                     329,787,359.49                     0.990774924
              PO                              12544VCB3                          1,967,514.22                           1,926,427.96                                  1,604.37                                                      -                        1,604.37                                  -                              -                       1,924,823.60                     0.978302255
              X                               12544VCA5                        761,199,925.00                         757,982,065.51                                         -                                                      -                               -                                  -                              -                     756,907,683.58                     0.994361217
              AR                              12544VCC1                                100.00                                      -                                         -                                                      -                               -                                  -                              -                                  -                     0.000000000

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              MA                              12544VCD9                          1,700,000.00                           1,697,044.20                                  1,166.85                                                      -                        1,166.85                                  -                              -                       1,695,877.36                     0.997574915
              M                               12544VCE7                         22,525,000.00                          22,485,835.66                                 15,460.70                                                      -                       15,460.70                                  -                              -                      22,470,374.96                     0.997574915
              B1                              12544VCF4                          4,675,000.00                           4,666,871.55                                  3,208.82                                                      -                        3,208.82                                  -                              -                       4,663,662.73                     0.997574915
              B2                              12544VCG2                          2,550,000.00                           2,545,566.30                                  1,750.27                                                      -                        1,750.27                                  -                              -                       2,543,816.03                     0.997574915
              B3                              12544VCH0                          1,700,000.00                           1,697,044.20                                  1,166.85                                                      -                        1,166.85                                  -                              -                       1,695,877.36                     0.997574915
              B4                              12544VCJ6                          1,275,000.00                           1,272,783.15                                    875.13                                                      -                          875.13                                  -                              -                       1,271,908.02                     0.997574915
              B5                              12544VCK3                          1,275,385.78                           1,273,168.26                                    875.40                                                      -                          875.40                                  -                              -                       1,272,292.86                     0.997574915

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Totals                                                           850,000,000.00                         843,525,206.56                              1,148,398.50                                                      -                    1,148,398.50                                  -                              -                     842,376,808.08

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Interest Distribution Detail

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                          Beginning Certificate Balance                   Pass Through Rate (%)                      Effective Coupon (%)                                      Current Interest               Deferred Interest                 Total Interest Due         Net Interest Shortfall                      Interest Paid
                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                             98,903,421.61                               5.750000                                  5.750000                                             473,912.23                               -                         473,912.23                              -                         473,912.23
                                 A2                                             86,475,000.00                               5.750000                                  5.750000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A3                                              4,153,943.71                               5.750000                                  5.750000                                              19,904.31                               -                          19,904.31                              -                          19,904.31
                                 A4                                            236,135,875.24                               5.750000                                  5.750000                                           1,131,484.40                               -                       1,131,484.40                              -                       1,131,484.40
                                 A5                                             50,045,000.00                               5.750000                                  5.750000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A6                                            271,274,435.15                               5.670000                                  5.670000                                           1,281,771.71                               -                       1,281,771.71                              -                       1,281,771.71
                                 A7                                             58,972,789.57                               6.117999                                  6.117999                                             300,662.91                               -                         300,662.91                              -                         300,662.91
                                 A8                                            260,337,894.17                               5.670000                                  5.670000                                           1,230,096.55                               -                       1,230,096.55                              -                       1,230,096.55
                                 A9                                             10,936,540.98                               5.670000                                  5.670000                                              51,675.16                               -                          51,675.16                              -                          51,675.16
                                 A10                                            82,983,000.00                               5.750000                                  5.750000                                             397,626.88                               -                         397,626.88                              -                         397,626.88
                                 A11                                             3,492,000.00                               5.750000                                  5.750000                                              16,732.50                               -                          16,732.50                              -                          16,732.50
                                 A12                                            82,199,000.00                               5.750000                                  5.750000                                             393,870.21                               -                         393,870.21                              -                         393,870.21
                                 A13                                             4,276,000.00                               5.750000                                  5.750000                                              20,489.17                               -                          20,489.17                              -                          20,489.17
                                 A14                                            81,425,000.00                               5.750000                                  5.750000                                             390,161.46                               -                         390,161.46                              -                         390,161.46
                                 A15                                             5,050,000.00                               5.750000                                  5.750000                                              24,197.92                               -                          24,197.92                              -                          24,197.92
                                 A16                                           226,614,442.84                               5.750000                                  5.750000                                           1,085,860.87                               -                       1,085,860.87                              -                       1,085,860.87
                                 A17                                             9,521,432.40                               5.750000                                  5.750000                                              45,623.53                               -                          45,623.53                              -                          45,623.53
                                 A18                                           224,461,315.35                               5.750000                                  5.750000                                           1,075,543.80                               -                       1,075,543.80                              -                       1,075,543.80
                                 A19                                            11,674,559.89                               5.750000                                  5.750000                                              55,940.60                               -                          55,940.60                              -                          55,940.60
                                 A20                                           222,346,760.20                               5.750000                                  5.750000                                           1,065,411.56                               -                       1,065,411.56                              -                       1,065,411.56
                                 A21                                            13,789,115.04                               5.750000                                  5.750000                                              66,072.84                               -                          66,072.84                              -                          66,072.84
                                 A22                                            48,027,000.00                               5.750000                                  5.750000                                             230,129.38                               -                         230,129.38                              -                         230,129.38
                                 A23                                             2,018,000.00                               5.750000                                  5.750000                                               9,669.58                               -                           9,669.58                              -                           9,669.58
                                 A24                                            47,569,000.00                               5.750000                                  5.750000                                             227,934.79                               -                         227,934.79                              -                         227,934.79
                                 A25                                             2,476,000.00                               5.750000                                  5.750000                                              11,864.17                               -                          11,864.17                              -                          11,864.17
                                 A26                                            47,121,000.00                               5.750000                                  5.750000                                             225,788.13                               -                         225,788.13                              -                         225,788.13
                                 A27                                             2,924,000.00                               5.750000                                  5.750000                                              14,010.83                               -                          14,010.83                              -                          14,010.83
                                 A28                                           331,175,875.24                               5.750000                                  5.750000                                           1,586,884.40                               -                       1,586,884.40                              -                       1,586,884.40
                                 A29                                           118,067,937.62                               5.500000                                  5.500000                                             541,144.71                               -                         541,144.71                              -                         541,144.71
                                 A30                                           118,067,937.62                               6.000000                                  6.000000                                             590,339.69                               -                         590,339.69                              -                         590,339.69
                                 A31                                            86,475,000.00                               5.250000                                  5.250000                                             378,328.13                               -                         378,328.13                              -                         378,328.13
                                 A32                                            86,475,000.00                               5.500000                                  5.500000                                             396,343.75                               -                         396,343.75                              -                         396,343.75
                                 A33                                             7,519,565.22                               5.750000                                  5.750000                                              36,031.25                               -                          36,031.25                              -                          36,031.25
                                 A34                                            82,871,875.00                               6.000000                                  6.000000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A35                                            79,557,000.00                               6.250000                                  6.250000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A36                                             6,918,000.00                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A37                                           236,135,875.24                               5.250000                                  5.250000                                           1,033,094.45                               -                       1,033,094.45                              -                       1,033,094.45
                                 A38                                           236,135,875.24                               5.500000                                  5.500000                                           1,082,289.43                               -                       1,082,289.43                              -                       1,082,289.43
                                 A39                                            20,533,554.37                               5.750000                                  5.750000                                              98,389.95                               -                          98,389.95                              -                          98,389.95
                                 A40                                           226,296,879.77                               6.000000                                  6.000000                                           1,131,484.40                               -                       1,131,484.40                              -                       1,131,484.40
                                 A41                                           217,245,005.22                               6.250000                                  6.250000                                           1,131,484.40                               -                       1,131,484.40                              -                       1,131,484.40
                                 A42                                            18,890,870.02                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A43                                            50,045,000.00                               5.250000                                  5.250000                                             218,946.88                               -                         218,946.88                              -                         218,946.88
                                 A44                                            50,045,000.00                               5.500000                                  5.500000                                             229,372.92                               -                         229,372.92                              -                         229,372.92
                                 A45                                             4,351,739.13                               5.750000                                  5.750000                                              20,852.08                               -                          20,852.08                              -                          20,852.08
                                 A46                                            47,959,791.00                               6.000000                                  6.000000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A47                                            46,041,400.00                               6.250000                                  6.250000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A48                                             4,003,600.00                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A49                                           113,307,715.94                               5.500000                                  5.500000                                             519,327.03                               -                         519,327.03                              -                         519,327.03
                                 A50                                             4,760,221.68                               5.500000                                  5.500000                                              21,817.68                               -                          21,817.68                              -                          21,817.68
                                 A51                                           330,247,224.72                               5.750000                                  5.750000                                           1,582,434.62                               -                       1,582,434.62                              -                       1,582,434.62
                                 PO                                              1,926,427.96                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 X                                             757,982,065.51                               0.247330                                  0.247330                                             156,226.18                               -                         156,226.18                              -                         156,226.18
                                 AR                                                         -                               5.750000                                  0.000000                                                      -                               -                                  -                              -                               0.33

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                              1,697,044.20                               5.750000                                  5.750000                                               8,131.67                               -                           8,131.67                              -                           8,131.67
                                 M                                              22,485,835.66                               5.750000                                  5.750000                                             107,744.63                               -                         107,744.63                              -                         107,744.63
                                 B1                                              4,666,871.55                               5.750000                                  5.750000                                              22,362.09                               -                          22,362.09                              -                          22,362.09
                                 B2                                              2,545,566.30                               5.750000                                  5.750000                                              12,197.51                               -                          12,197.51                              -                          12,197.51
                                 B3                                              1,697,044.20                               5.750000                                  5.750000                                               8,131.67                               -                           8,131.67                              -                           8,131.67
                                 B4                                              1,272,783.15                               5.750000                                  5.750000                                               6,098.75                               -                           6,098.75                              -                           6,098.75
                                 B5                                              1,273,168.26                               5.750000                                  5.750000                                               6,100.60                               -                           6,100.60                              -                           6,100.60

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                        843,525,206.56                                                                                                                            4,188,887.00                               -                       4,188,887.00                              -                       4,188,887.33

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Current Payment Information
                                 Factors per $1,000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                                                  Cusip           Original Certificate Balance             Beginning Certificate Balance                                 Principal Distribution           Interest Distribution         Ending Certificate Balance           Pass Through Rate (%)
                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                                 12544VAA7                         100,000,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A2                                                 12544VAB5                          86,475,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A3                                                 12544VAC3                           4,200,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A4                                                 12544VAD1                         238,754,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A5                                                 12544VAE9                          50,045,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A6                                                 12544VAF6                         273,419,000.00                             992.156489325                                            1.381565810                     4.687939412                      990.774923515                       5.670000
                                 A7                                                 12544VAG4                          59,439,000.00                             992.156489325                                            1.381565810                     5.058344058                      990.774923515                       6.117999
                                 A8                                                 12544VAH2                         262,396,000.00                             992.156489325                                            1.381565810                     4.687939412                      990.774923515                       5.670000
                                 A9                                                 12544VAJ8                          11,023,000.00                             992.156489325                                            1.381565810                     4.687939412                      990.774923515                       5.670000
                                 A10                                                12544VAK5                          82,983,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A11                                                12544VAL3                           3,492,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A12                                                12544VAM1                          82,199,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A13                                                12544VAN9                           4,276,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A14                                                12544VAP4                          81,425,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A15                                                12544VAQ2                           5,050,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A16                                                12544VAR0                         229,127,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A17                                                12544VAS8                           9,627,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A18                                                12544VAT6                         226,950,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A19                                                12544VAU3                          11,804,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A20                                                12544VAV1                         224,812,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A21                                                12544VAW9                          13,942,000.00                             989.034216142                                            1.931526926                     4.739122286                      987.102689216                       5.750000
                                 A22                                                12544VAX7                          48,027,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A23                                                12544VAY5                           2,018,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A24                                                12544VAZ2                          47,569,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A25                                                12544VBA6                           2,476,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A26                                                12544VBB4                          47,121,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A27                                                12544VBC2                           2,924,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A28                                                12544VBD0                         333,794,000.00                             992.156465487                                            1.381570009                     4.754083064                      990.774895478                       5.750000
                                 A29                                                12544VBE8                         119,377,000.00                             989.034216142                                            1.931526926                     4.533073491                      987.102689216                       5.500000
                                 A30                                                12544VBF5                         119,377,000.00                             989.034216142                                            1.931526926                     4.945171081                      987.102689216                       6.000000
                                 A31                                                12544VBG3                          86,475,000.00                            1000.000000000                                            0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A32                                                12544VBH1                          86,475,000.00                            1000.000000000                                            0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A33                                                12544VBJ7                           7,519,565.00                            1000.000028910                                            0.000000000                     4.791666805                     1000.000028910                       5.750000
                                 A34                                                12544VBK4                          82,871,875.00                            1000.000000000                                            0.000000000                     5.000000000                     1000.000000000                       6.000000
                                 A35                                                12544VBL2                          79,557,000.00                            1000.000000000                                            0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A36                                                12544VBM0                           6,918,000.00                            1000.000000000                                            0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A37                                                12544VBN8                         238,754,000.00                             989.034216142                                            1.931526926                     4.327024696                      987.102689216                       5.250000
                                 A38                                                12544VBP3                         238,754,000.00                             989.034216142                                            1.931526926                     4.533073491                      987.102689216                       5.500000
                                 A39                                                12544VBQ1                          20,761,217.00                             989.034234783                                            0.000000000                     4.739122375                      987.102707821                       5.750000
                                 A40                                                12544VBR9                         228,805,916.00                             989.034216114                                            1.931526931                     4.945171095                      987.102689183                       6.000000
                                 A41                                                12544VBS7                         219,653,680.00                             989.034216142                                            1.931526926                     5.151219876                      987.102689216                       6.250000
                                 A42                                                12544VBT5                          19,100,320.00                             989.034216142                                            1.931526926                     0.000000000                      987.102689216                       0.000000
                                 A43                                                12544VBU2                          50,045,000.00                            1000.000000000                                            0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A44                                                12544VBV0                          50,045,000.00                            1000.000000000                                            0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A45                                                12544VBW8                           4,351,739.00                            1000.000029973                                            0.000000000                     4.791666810                     1000.000029973                       5.750000
                                 A46                                                12544VBX6                          47,959,791.00                            1000.000000000                                            0.000000000                     5.000000070                     1000.000000000                       6.000000
                                 A47                                                12544VBY4                          46,041,400.00                            1000.000000000                                            0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A48                                                12544VBZ1                           4,003,600.00                            1000.000000000                                            0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A49                                                12544VCL1                         114,564,000.00                             989.034216142                                            1.931526926                     4.533073491                      987.102689216                       5.500000
                                 A50                                                12544VCM9                           4,813,000.00                             989.034216142                                            1.931526926                     4.533073491                      987.102689216                       5.500000
                                 A51                                                12544VCN7                         332,858,000.00                             992.156489325                                            1.381565810                     4.754083178                      990.774923515                       5.750000
                                 PO                                                 12544VCB3                           1,967,514.22                             979.117682729                                            0.815427740                     0.000000000                      978.302254989                       0.000000
                                 X                                                  12544VCA5                         761,199,925.00                             995.772648703                                            0.000000000                     0.205236721                      994.361216707                       0.247330
                                 AR                                                 12544VCC1                                 100.00                               0.000000000                                            0.000000000                     3.301674794                        0.000000000                       5.750000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                                 12544VCD9                           1,700,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 M                                                  12544VCE7                          22,525,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 B1                                                 12544VCF4                           4,675,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 B2                                                 12544VCG2                           2,550,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 B3                                                 12544VCH0                           1,700,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 B4                                                 12544VCJ6                           1,275,000.00                             998.261294686                                            0.686379604                     4.783335370                      997.574915082                       5.750000
                                 B5                                                 12544VCK3                           1,275,385.78                             998.261294686                                            0.686379604                     4.783335370                      997.574915083                       5.750000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                                                               850,000,000.00                             992.382595953                                            1.351057059                     4.928102741                      991.031538918

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:         Matthew Sabino
                 212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Distribution Date                                                          7/25/2007
Cut-off Date                                                                3/1/2007
Record Date                                                                6/29/2007
Determination Date                                                         7/30/2007
Accrual Period 30/360                                     Begin             6/1/2007
                                                            End             7/1/2007
Number of Days in 30/360 Accrual Period                                           30

-----------------------------------------------------------------------------------------------
Prefunding Detail
-----------------------------------------------------------------------------------------------

                 Target Funding Balance                                                                     850,000,000.01
                 Initial Funded Balance                                                                     849,997,162.42
                 Initial Unfunded Balance                                                                         2,837.58

-----------------------------------------------------------------------------------------------
Collateral Detail
-----------------------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                 Original Aggregate Loan Count                                                                       1,351
                 Original Stated Principal Balance                                                          850,000,000.01
                 Original Weighted Average Mortgage Rate                                                          6.14359%
                 Original Weighted Average Net Mortgage Rate                                                      5.95926%
                 Original Weighted Average Remaining Term                                                              360

                 Current Mortgage Loan Details

                 Beginning Aggregate Loan Count                                                                      1,348
                 Loans Paid Off or otherwise removed pursuant to the PSA                                                 0
                                                                                                                         -
                 Ending Aggregate Loan Count                                                                         1,348

                 Beginning Pool Stated Principal Balance                                                    843,525,206.58
                 Scheduled Principal                                                                            580,131.03
                 Unscheduled Principal                                                                          568,267.47
                 Realized Principal Losses                                                                               -
                                                                                                                         -
                 Ending Pool Stated Principal Balance                                                       842,376,808.08

                 Weighted Averages

                 Beginning Weighted Average Mortgage Rate                                                         6.14345%
                 Beginning Weighted Average Net Mortgage Rate                                                     5.95912%
                 Ending Weighted Average Mortgage Rate                                                            6.14352%
                 Ending Weighted Average Net Mortgage Rate                                                        5.95919%

                 Beginning Weighted Average Remaining Term to Maturity                                                 357
                 Ending Weighted Average Remaining Term to Maturity                                                    356

                 Loan Substitution

                 Aggregate Stated of Principal Balances Removed                                                          -
                 Aggregate Stated of Principal Balance Added                                                             -
                                                                                                                         -
                 Aggregate Principal Substitution Shortfall Amount                                                       -

                 Fees of the Trust

                 Gross Master Servicing Fee                                                                     123,014.09
                 Net Master Servicing Fee                                                                       123,014.09
                 Trustee Fee                                                                                      6,326.44
                 Lpmi                                                                                              233.29
                                                                                                                   ------
                 Total Net Loan Fees                                                                            129,573.82

                 Servicer Advances

                                                                                                                  3,848.40
                 Interest Advances                                                                               20,020.34
                 Reimbursement for Principal & Interest Advances                                                         -
                 Reimbursement for Nonrecoverable Advances                                                               -
                 Total Advances                                                                                  23,868.74

                 Mortgage Prepayment Details

                 Principal Balance of Loans Paid in Full                                                                 -
                 Prepayment Interest Excess                                                                              -
                 Prepayment Interest Shortfall                                                                           -
                 Compensating Interest                                                                                   -
                 Non-Supported Prepayment Interest Shortfall                                                             -
                 CPR %                                                                                            0.80598%
                 SMM %                                                                                            0.06741%

                 Net Interest Shortfalls

                 Net Prepayment Interest Shortfalls                                                                      -
                 Relief Act Reduction Shortfalls                                                                         -
                                                                                                                         -
                 Total Net Interest Shortfalls                                                                           -

-----------------------------------------------------------------------------------------------
NAS Principal Distribution Amount
-----------------------------------------------------------------------------------------------

                 Shift Percentage                                                                                 0.00000%
                 Class A5 Priority Percentage                                                                     5.94642%
                 Class A5 Priority Amount                                                                                -

-----------------------------------------------------------------------------------------------
Delinquency Information
-----------------------------------------------------------------------------------------------

                 -------------------------------------------------------               --------------------------------------
                 Delinquency Info                                                               Group 1
                 -------------------------------------------------------               --------------------------------------

                 30-59 Days                                     Balance                    3,904,496.29             0.46351%
                                                             Loan Count                               7             0.51929%

                 60-89 Days                                     Balance                               -             0.00000%
                                                             Loan Count                               0             0.00000%

                 90+ Days                                       Balance                               -             0.00000%
                                                             Loan Count                               0             0.00000%

                 Total                                          Balance                    3,904,496.29             0.46351%
                 -------------------------------------------------------               --------------------------------------
                                                             Loan Count                               7             0.51929%

                 -------------------------------------------------------               --------------------------------------
                 Forceclosure Info                                                              Group 1
                 -------------------------------------------------------               --------------------------------------

                 30-59 Days                                     Balance                               -             0.00000%
                                                             Loan Count                               0             0.00000%

                 60-89 Days                                     Balance                               -             0.00000%
                                                             Loan Count                               0             0.00000%

                 90+ Days                                       Balance                               -             0.00000%
                                                             Loan Count                               0             0.00000%

                 Total                                          Balance                               -             0.00000%
                 -------------------------------------------------------               --------------------------------------
                                                             Loan Count                               0             0.00000%

                 -------------------------------------------------------               --------------------------------------
                 Bankruptcy Info                                                                Group 1
                 -------------------------------------------------------               --------------------------------------

                 30-59 Days                        Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 60-89 Days                        Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 90+ Days                          Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 Total                             Balance                                            -             0.00000%
                 -------------------------------------------------------               --------------------------------------
                                                   Loan Count                                         0             0.00000%

                 -------------------------------------------------------               --------------------------------------
                 REO Info                                                                       Group 1
                 -------------------------------------------------------               --------------------------------------

                 30-59 Days                        Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 60-89 Days                        Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 90+ Days                          Balance                                            -             0.00000%
                                                   Loan Count                                         0             0.00000%

                 Total                             Balance                                            -             0.00000%
                 -------------------------------------------------------               --------------------------------------
                                                   Loan Count                                         0             0.00000%

                 -------------------------------------------------------               --------------------------------------
                 Totals for Foreclosure Bankruptcy, REO                                         Group 1
                 -------------------------------------------------------               --------------------------------------

                 All                               Balance                                            -             0.00000%
                 -------------------------------------------------------               --------------------------------------
                                                   Loan Count                                         0             0.00000%

                 -----------------------------------------------------------------     --------------------------------------
                 Totals for Foreclosure,REO Bankruptcy, Delinquency                             Group 1
                 -----------------------------------------------------------------     --------------------------------------

                 All                               Balance                                 3,904,496.29             0.46351%
                 -------------------------------------------------------               --------------------------------------
                                                   Loan Count                                         7             0.51929%
                 60+ Delinquency, Foreclosure, Bankruptcy &
                 REO Totals

                 Current                                                                                                   -
                 One-Month Prior                                                                                           -
                 Two-Month Prior                                                                                           -
                 Three-Month Prior                                                                                         -
                 Four-Month Prior                                                                                          -
                 Five-Month Prior                                                                                          -

                 Delinquency Average                                                                                       -

                 Passing Delinquency Stepdown Requirement                                           YES

--------------------------------------------------------------------------------------
Realized Loss Detail
--------------------------------------------------------------------------------------

                 Current Period Realized Losses                                                                            -
                 Cumulative Realized Losses                                                                                -
                 Total Liquidated Loan Balance                                                                             -
                 Total Liquidated Proceeds                                                                                 -
                 Subsequent Recoveries                                                                                     -
                 Passing Cumulative Loss Test                                                       YES

Loan ID     Liquidation Balance       Liquidation Proceeds            Realized Loss   Date
Group I
                            N/A

--------------------------------------------------------------------------------------
Servicer Remittance Summary
-------------------------------------------------------------------------------------

                  Interest

                  Scheduled Interest Collected                                                  4,318,461.14
                  Plus: Compensating Interest                                                              -
                  Less: Master Servicer Fee                                                       123,014.09
                  Less: Mortgage Loan Premiums                                                        233.29
                  Less: Excess Master Servicing Fee                                                       -
                                                                                                          -
                  Total Interest Available                                                      4,195,213.76

                  Principal

                  Scheduled Principal                                                             580,131.03
                  Paid in Full Principal                                                                   -
                  Curtailment Principal                                                           568,267.47
                  Liquidation Principal                                                                    -
                  Repurchased Principal                                                                    -
                  Substitution Adjustment Principal                                                        -
                  Unanticipated Principal Recoveries                                                      -
                                                                                                          -
                  Total Principal Available                                                     1,148,398.50

                  Other Amounts

                  Prepayment Penalties                                                                     -
                  Other Required Amounts                                                                  -
                                                                                                          -
                  Total Other Remittance Amounts                                                           -

                  Total Servicer Remittance                                                     5,343,612.26

-------------------------------------------------------------------------------------
Distribution Summary
-------------------------------------------------------------------------------------

                  Amounts Available for Distribution

                  Total Servicer Remittance                                                     5,343,612.26
                  Corridor Contract Proceeds Needed                                                        -
                  Capitalized Interest                                                                     -
                  Supplemental Loan Deposit                                                                -
                  Carryover Reserve Fund                                                                   -
                  Other Amounts                                                                           -
                                                                                                          -
                  Total Amounts Available                                                       5,343,612.26

                  Distribution Payments

                  To the Trustee, the Trustee Fee                                                   6,326.44
                  Payments of Principal & Interest to the Classes                              5,337,285.82
                                                                                               ------------
                  Total Payments                                                                5,343,612.26

-------------------------------------------------------------------------------------
Trust Accounts
-------------------------------------------------------------------------------------

                  Distribution Account

                  Beginning Balance                                                                        -

Deposits          Available Funds                                                              5,343,612.26
                                                                                               ------------
                  Total Deposits                                                                5,343,612.26

Withdrawals       To the Trustee, the Trustee Fee                                                   6,326.44
                  Payments of Principal & Interest to the Classes                              5,337,285.82
                                                                                               ------------
                  Total Withdrawals                                                             5,343,612.26

                  Ending Balance                                                                           -

                  Capitalized Interest Account

                  Beginning Balance                                                                        -
                  Capitalized Interest Requirement                                                        -
                                                                                                          -
                  Ending Balance                                                                           -

                  Prefunding Loan Account

                  Beginning Balance                                                                        -
                  Deposits                                                                                 -
                  Withdrawals                                                                             -
                                                                                                          -
                  Ending Balance                                                                           -

                  Exchangeable Certificates Distribution
                  Account

                  Beginning Exchangeable Certificates Distribution Account Balance                         -
                  Deposit                                                                       2,241,067.62
                  Withdrawal                                                                   2,241,067.62
                                                                                               ------------
                  Ending Balance                                                                           -

-------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
-------------------------------------------------------------------------------------

                  PO Principal Amounts

                  Beginning PO Balance                                                          1,926,427.97
                  PO Scheduled Principal                                                            1,468.67
                  PO Prepayments & Recoveries                                                         135.69
                  PO Liquidation Principal                                                                 -
                  PO Principal Loss                                                                       -
                                                                                                          -
                  Ending PO Balance                                                             1,924,823.60

                  NON-PO Principal Amounts

                  Beginning Non-PO Balance                                                    841,598,778.61
                  Non-PO Scheduled Principal                                                      578,662.36
                  Non-PO Prepayments & Recoveries                                                 568,131.78
                  Non-PO Liquidation Principal                                                             -
                  Non-PO Principal Loss                                                                   -
                                                                                                          -
                  Ending Non-PO Balance                                                       840,451,984.48

-------------------------------------------------------------------------------------
Principal Distribution Amounts
-------------------------------------------------------------------------------------

                  Senior and Subordinate Percentages

                  Senior Percentage Original                                                       95.79021%
                  Senior Prepayment Percentage Original                                           100.00000%
                  Senior Percentage                                                                95.76540%
                  Senior Prepayment Percentage                                                    100.00000%
                  Subordinate Percentages                                                           4.23460%
                  Subordinate Prepayment Percentage                                                 0.00000%

                  Principal Distribution Amounts

                  Senior Principal Distribution Amount                                          1,122,290.12
                  Subordinate Principal Distribution Amount                                        24,504.02
                  PO Principal Distribution Amount                                                 1,604.37
                                                                                                   --------
                  Total Principal Distribution Amount                                           1,148,398.50

--------------------------------------------------------------------------
Credit Enhancements
--------------------------------------------------------------------------

Subordination

Credit Support                         Original                   Current
Class A                        4,723,783,196.22          4,681,528,729.48
Class A Percentage                   99.249911%                99.245013%

Class MA                           1,700,000.00              1,695,877.36
Class MA Percentage                   0.035718%                 0.035951%

Class M                           22,525,000.00             22,470,374.96
Class M Percentage                    0.473266%                 0.476356%

Class B1                           4,675,000.00              4,663,662.73
Class B1 Percentage                   0.098225%                 0.098866%

Class B2                           2,550,000.00              2,543,816.03
Class B2 Percentage                   0.053577%                 0.053927%

Class B3                           1,700,000.00              1,695,877.36
Class B3 Percentage                   0.035718%                 0.035951%

Class B4                           1,275,000.00              1,271,908.02
Class B4 Percentage                   0.026789%                 0.026964%

Class B5                           1,275,385.78              1,272,292.86
Class B5 Percentage                   0.026797%                 0.026972%

---------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Number of Items           Percent of Items          Principal Balance         Percent of Balance
less than or equal to                                                        -                          0                      0.000                          -                      0.000
0.00                              -                                  25,000.00                          0                      0.000                          -                      0.000
25000.00                          -                                  50,000.00                          0                      0.000                          -                      0.000
50000.00                          -                                  75,000.00                          0                      0.000                          -                      0.000
75000.00                          -                                 100,000.00                          0                      0.000                          -                      0.000
100000.00                         -                                 125,000.00                          0                      0.000                          -                      0.000
125000.00                         -                                 150,000.00                          0                      0.000                          -                      0.000
150000.00                         -                                 175,000.00                          1                      0.074                 165,721.18                      0.020
175000.00                         -                                 200,000.00                          0                      0.000                          -                      0.000
200000.00                         -                                 225,000.00                          1                      0.074                 223,411.23                      0.027
225000.00                         -                                 250,000.00                          1                      0.074                 247,417.73                      0.029
250000.00                         -                                 275,000.00                          0                      0.000                          -                      0.000
275000.00                         -                                 300,000.00                          1                      0.074                 296,751.59                      0.035
300000.00                         -                                 325,000.00                          3                      0.223                 922,015.39                      0.109
325000.00                         -                                 350,000.00                          0                      0.000                          -                      0.000
350000.00                         -                                 375,000.00                          1                      0.074                 363,158.64                      0.043
375000.00                         -                                 400,000.00                          1                      0.074                 385,183.51                      0.046
400000.00                         -                                 425,000.00                         27                      2.003              11,380,656.94                      1.351
425000.00                         -                                 450,000.00                        130                      9.644              57,079,997.58                      6.776
450000.00                         -                                 475,000.00                        116                      8.605              53,700,356.10                      6.375
475000.00                         -                                 500,000.00                        143                     10.608              69,837,358.06                      8.291
500000.00                         -                                 525,000.00                        128                      9.496              65,535,610.33                      7.780
525000.00                         -                                 550,000.00                        111                      8.234              59,818,291.42                      7.101
550000.00                         -                                 575,000.00                         78                      5.786              43,929,354.36                      5.215
575000.00                         -                                 600,000.00                        112                      8.309              65,993,439.37                      7.834
600000.00                         -                                 625,000.00                         56                      4.154              34,400,535.85                      4.084
625000.00                         -                                 650,000.00                         72                      5.341              46,074,552.57                      5.470
650000.00                         -                                 675,000.00                         38                      2.819              25,186,428.19                      2.990
675000.00                         -                                 700,000.00                         35                      2.596              24,172,655.44                      2.870
700000.00                         -                                 725,000.00                         20                      1.484              14,258,681.83                      1.693
725000.00                         -                                 750,000.00                         24                      1.780              17,757,103.16                      2.108
750000.00                         -                                 775,000.00                         25                      1.855              19,090,652.27                      2.266
775000.00                         -                                 800,000.00                         44                      3.264              34,838,590.91                      4.136
greater than                                                        800,000.00                        180                     13.353             196,718,884.43                     23.353
                                                              Wgt Ave / Total:                       1348                    100.000             842,376,808.08                    100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Number of Items           Percent of Items          Principal Balance         Percent of Balance
less than or equal to                                                      5.0                          0                      0.000                          -                      0.000
5.0                               -                                        5.5                          9                      0.668               5,077,067.95                      0.603
5.5                               -                                        6.0                        342                     25.371             209,148,438.90                     24.828
6.0                               -                                        6.5                        992                     73.591             625,047,386.49                     74.200
6.5                               -                                        7.0                          5                      0.371               3,103,914.74                      0.368
7.0                               -                                        7.5                          0                      0.000                          -                      0.000
7.5                               -                                        8.0                          0                      0.000                          -                      0.000
8.0                               -                                        8.5                          0                      0.000                          -                      0.000
8.5                               -                                        9.0                          0                      0.000                          -                      0.000
9.0                               -                                        9.5                          0                      0.000                          -                      0.000
9.5                               -                                       10.0                          0                      0.000                          -                      0.000
10.0                              -                                       10.5                          0                      0.000                          -                      0.000
10.5                              -                                       11.0                          0                      0.000                          -                      0.000
11.0                              -                                       11.5                          0                      0.000                          -                      0.000
11.5                              -                                       12.0                          0                      0.000                          -                      0.000
12.0                              -                                       12.5                          0                      0.000                          -                      0.000
greater than                                                              12.5                          0                      0.000                          -                      0.000
                                                              Wgt Ave / Total:                       1348                    100.000             842,376,808.08                    100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      Location            Number of Items           Percent of Items          Principal Balance         Percent of Balance
                                                                            CA                        663                     49.184             407,347,229.56                     48.357
                                                                            FL                         37                      2.745              24,515,938.78                      2.910
                                                                            AZ                         31                      2.300              17,230,433.77                      2.045
                                                                            VA                         48                      3.561              28,457,458.11                      3.378
                                                                            WA                         58                      4.303              36,098,926.07                      4.285
                                                                            CO                         33                      2.448              19,946,815.33                      2.368
                                                                        Others                        478                     35.460             308,780,006.46                     36.656
                                                              Wgt Ave / Total:                       1348                    100.000             842,376,808.08                    100.000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Number of Items           Percent of Items          Principal Balance         Percent of Balance
less than or equal to                                                      120                          0                      0.000                          -                      0.000
120                               -                                        180                          0                      0.000                          -                      0.000
180                               -                                        300                          3                      0.223               1,612,526.35                      0.191
300                               -                                        360                       1345                     99.777             840,764,281.73                     99.809
greater than                                                               360                          0                      0.000                          -                      0.000
                                                              Wgt Ave / Total:                       1348                    100.000             842,376,808.08                    100.000

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W                                               Distribution Date: 08/27/07
New York, NY 10286
Officer:          Matthew Sabino
                    212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Cusip      Class Description                 Recombination Classes                  Certificate Rate Type                         Beginning Balance                                   Pass Through Rate (%)         Principal Distribution              Interest Distribution             Total Distribution            Current Realized Losses                  Ending Balance           Cumulative Realized Losses
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                     12544VAA7                 Senior                                   N/A                             Fix-30/360                             98,710,268.92                                               5.750000                      401,089.40                         472,986.71                     874,076.11                                  -                   98,309,179.52                                    -
A2                     12544VAB5                 Senior                       Deposit-100.00%                             Fix-30/360                             86,475,000.00                                               5.750000                               -                         414,359.38                     414,359.38                                  -                   86,475,000.00                                    -
A3                     12544VAC3                 Senior                                   N/A                             Fix-30/360                              4,145,831.29                                               5.750000                       16,845.75                          19,865.44                      36,711.20                                  -                    4,128,985.54                                    -
A4                     12544VAD1                 Senior                        Deposit-16.23%                             Fix-30/360                            235,674,715.46                                               5.750000                      957,616.99                       1,129,274.68                   2,086,891.67                                  -                  234,717,098.47                                    -
A5                     12544VAE9                 Senior                       Deposit-100.00%                             Fix-30/360                             50,045,000.00                                               5.750000                               -                         239,798.96                     239,798.96                                  -                   50,045,000.00                                    -
A6                     12544VAF6                 Senior                        Deposit-55.59%                             Var-30/360                            270,896,688.81                                               5.670000                      784,405.60                       1,279,986.85                   2,064,392.46                                  -                  270,112,283.21                                    -
A7                     12544VAG4                 Senior                        Deposit-55.59%                             Var-30/360                             58,890,670.68                                               6.117999                      170,523.21                         300,244.24                     470,767.45                                  -                   58,720,147.47                                    -
A8                     12544VAH2                 Senior                       Exchange- 0.00%                             Var-30/360                            259,975,376.83                                               5.670000                      752,781.97                       1,228,383.66                   1,981,165.62                                  -                  259,222,594.86                                    -
A9                     12544VAJ8                 Senior                       Exchange- 0.00%                             Var-30/360                             10,921,311.98                                               5.670000                       31,623.64                          51,603.20                      83,226.84                                  -                   10,889,688.35                                    -
A10                    12544VAK5                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,983,000.00                                               5.750000                               -                         397,626.88                     397,626.88                                  -                   82,983,000.00                                    -
A11                    12544VAL3                 Senior                       Exchange- 0.00%                             Fix-30/360                              3,492,000.00                                               5.750000                               -                          16,732.50                      16,732.50                                  -                    3,492,000.00                                    -
A12                    12544VAM1                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,199,000.00                                               5.750000                               -                         393,870.21                     393,870.21                                  -                   82,199,000.00                                    -
A13                    12544VAN9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,276,000.00                                               5.750000                               -                          20,489.17                      20,489.17                                  -                    4,276,000.00                                    -
A14                    12544VAP4                 Senior                       Exchange- 0.00%                             Fix-30/360                             81,425,000.00                                               5.750000                               -                         390,161.46                     390,161.46                                  -                   81,425,000.00                                    -
A15                    12544VAQ2                 Senior                       Exchange- 0.00%                             Fix-30/360                              5,050,000.00                                               5.750000                               -                          24,197.92                      24,197.92                                  -                    5,050,000.00                                    -
A16                    12544VAR0                 Senior                       Exchange- 0.00%                             Fix-30/360                            226,171,877.87                                               5.750000                      919,004.11                       1,083,740.25                   2,002,744.36                                  -                  225,252,873.76                                    -
A17                    12544VAS8                 Senior                       Exchange- 0.00%                             Fix-30/360                              9,502,837.59                                               5.750000                       38,612.88                          45,534.43                      84,147.31                                  -                    9,464,224.71                                    -
A18                    12544VAT6                 Senior                       Exchange- 0.00%                             Fix-30/360                            224,022,955.32                                               5.750000                      910,272.40                       1,073,443.33                   1,983,715.72                                  -                  223,112,682.92                                    -
A19                    12544VAU3                 Senior                       Exchange- 0.00%                             Fix-30/360                             11,651,760.14                                               5.750000                       47,344.59                          55,831.35                     103,175.94                                  -                   11,604,415.55                                    -
A20                    12544VAV1                 Senior                       Exchange- 0.00%                             Fix-30/360                            221,912,529.77                                               5.750000                      901,697.10                       1,063,330.87                   1,965,027.98                                  -                  221,010,832.66                                    -
A21                    12544VAW9                 Senior                       Exchange- 0.00%                             Fix-30/360                             13,762,185.69                                               5.750000                       55,919.88                          65,943.81                     121,863.69                                  -                   13,706,265.81                                    -
A22                    12544VAX7                 Senior                       Exchange- 0.00%                             Fix-30/360                             48,027,000.00                                               5.750000                               -                         230,129.38                     230,129.38                                  -                   48,027,000.00                                    -
A23                    12544VAY5                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,018,000.00                                               5.750000                               -                           9,669.58                       9,669.58                                  -                    2,018,000.00                                    -
A24                    12544VAZ2                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,569,000.00                                               5.750000                               -                         227,934.79                     227,934.79                                  -                   47,569,000.00                                    -
A25                    12544VBA6                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,476,000.00                                               5.750000                               -                          11,864.17                      11,864.17                                  -                    2,476,000.00                                    -
A26                    12544VBB4                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,121,000.00                                               5.750000                               -                         225,788.12                     225,788.12                                  -                   47,121,000.00                                    -
A27                    12544VBC2                 Senior                       Exchange- 0.00%                             Fix-30/360                              2,924,000.00                                               5.750000                               -                          14,010.83                      14,010.83                                  -                    2,924,000.00                                    -
A28                    12544VBD0                 Senior                       Exchange- 0.00%                             Fix-30/360                            330,714,715.46                                               5.750000                      957,616.99                       1,584,674.68                   2,542,291.67                                  -                  329,757,098.47                                    -
A29                    12544VBE8                 Senior                       Exchange-83.77%                             Fix-30/360                            117,837,357.73                                               5.500000                      478,808.49                         540,087.89                   1,018,896.38                                  -                  117,358,549.24                                    -
A30                    12544VBF5                 Senior                       Exchange-83.77%                             Fix-30/360                            117,837,357.73                                               6.000000                      478,808.49                         589,186.79                   1,067,995.28                                  -                  117,358,549.24                                    -
A31                    12544VBG3                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                               5.250000                               -                         378,328.13                     378,328.13                                  -                   86,475,000.00                                    -
A32                    12544VBH1                 Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                               5.500000                               -                         396,343.75                     396,343.75                                  -                   86,475,000.00                                    -
A33                    12544VBJ7               Strip IO                       Exchange- 0.00%                             Fix-30/360                              7,519,565.22                                               5.750000                               -                          36,031.25                      36,031.25                                  -                    7,519,565.22                                    -
A34                    12544VBK4                 Senior                       Exchange- 0.00%                             Fix-30/360                             82,871,875.00                                               6.000000                               -                         414,359.38                     414,359.38                                  -                   82,871,875.00                                    -
A35                    12544VBL2                 Senior                       Exchange- 0.00%                             Fix-30/360                             79,557,000.00                                               6.250000                               -                         414,359.38                     414,359.38                                  -                   79,557,000.00                                    -
A36                    12544VBM0               Strip PO                       Exchange- 0.00%                             Fix-30/360                              6,918,000.00                                               0.000000                               -                                  -                              -                                  -                    6,918,000.00                                    -
A37                    12544VBN8                 Senior                       Exchange- 0.00%                             Fix-30/360                            235,674,715.46                                               5.250000                      957,616.99                       1,031,076.88                   1,988,693.87                                  -                  234,717,098.47                                    -
A38                    12544VBP3                 Senior                       Exchange- 0.00%                             Fix-30/360                            235,674,715.46                                               5.500000                      957,616.99                       1,080,175.78                   2,037,792.77                                  -                  234,717,098.47                                    -
A39                    12544VBQ1               Strip IO                       Exchange- 0.00%                             Fix-30/360                             20,493,453.52                                               5.750000                               -                          98,197.80                      98,197.80                                  -                   20,410,182.48                                    -
A40                    12544VBR9                 Senior                       Exchange- 0.00%                             Fix-30/360                            225,854,934.98                                               6.000000                      917,716.28                       1,129,274.68                   2,046,990.96                                  -                  224,937,218.70                                    -
A41                    12544VBS7                 Senior                       Exchange- 0.00%                             Fix-30/360                            216,820,738.22                                               6.250000                      881,007.63                       1,129,274.68                   2,010,282.31                                  -                  215,939,730.59                                    -
A42                    12544VBT5               Strip PO                       Exchange- 0.00%                             Fix-30/360                             18,853,977.24                                               0.000000                       76,609.36                                  -                      76,609.36                                  -                   18,777,367.88                                    -
A43                    12544VBU2                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                               5.250000                               -                         218,946.88                     218,946.88                                  -                   50,045,000.00                                    -
A44                    12544VBV0                 Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                               5.500000                               -                         229,372.92                     229,372.92                                  -                   50,045,000.00                                    -
A45                    12544VBW8               Strip IO                       Exchange- 0.00%                             Fix-30/360                              4,351,739.13                                               5.750000                               -                          20,852.08                      20,852.08                                  -                    4,351,739.13                                    -
A46                    12544VBX6                 Senior                       Exchange- 0.00%                             Fix-30/360                             47,959,791.00                                               6.000000                               -                         239,798.96                     239,798.96                                  -                   47,959,791.00                                    -
A47                    12544VBY4                 Senior                       Exchange- 0.00%                             Fix-30/360                             46,041,400.00                                               6.250000                               -                         239,798.96                     239,798.96                                  -                   46,041,400.00                                    -
A48                    12544VBZ1               Strip PO                       Exchange- 0.00%                             Fix-30/360                              4,003,600.00                                               0.000000                               -                                  -                              -                                  -                    4,003,600.00                                    -
A49                    12544VCL1                 Senior                       Exchange- 0.00%                             Fix-30/360                            113,086,432.49                                               5.500000                      459,504.06                         518,312.82                     977,816.88                                  -                  112,626,928.43                                    -
A50                    12544VCM9                 Senior                       Exchange- 0.00%                             Fix-30/360                              4,750,925.24                                               5.500000                       19,304.43                          21,775.07                      41,079.51                                  -                    4,731,620.81                                    -
A51                    12544VCN7                 Senior                       Exchange-44.41%                             Fix-30/360                            329,787,359.49                                               5.750000                      954,928.81                       1,580,231.10                   2,535,159.91                                  -                  328,832,430.68                                    -
PO                     12544VCB3               Strip PO                                   N/A                             Fix-30/360                              1,924,823.60                                               0.000000                        1,760.75                                  -                       1,760.75                                  -                    1,923,062.85                                    -
X                      12544VCA5               Strip IO                                   N/A                             Var-30/360                            756,907,683.58                                               0.247436                               -                         156,071.82                     156,071.82                                  -                  754,631,087.01                                    -
AR                     12544VCC1                 Senior                                   N/A                             Fix-30/360                                         -                                               5.750000                               -                               0.19                           0.19                                  -                               -                                    -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                     12544VCD9              Mezzanine                                   N/A                             Fix-30/360                              1,695,877.36                                               5.750000                        1,175.01                           8,126.08                       9,301.09                                  -                    1,694,702.34                                    -
M                      12544VCE7                 Junior                                   N/A                             Fix-30/360                             22,470,374.96                                               5.750000                       15,568.91                         107,670.55                     123,239.46                                  -                   22,454,806.05                                    -
B1                     12544VCF4                 Junior                                   N/A                             Fix-30/360                              4,663,662.73                                               5.750000                        3,231.28                          22,346.72                      25,578.00                                  -                    4,660,431.44                                    -
B2                     12544VCG2                 Junior                                   N/A                             Fix-30/360                              2,543,816.03                                               5.750000                        1,762.52                          12,189.12                      13,951.64                                  -                    2,542,053.52                                    -
B3                     12544VCH0                 Junior                                   N/A                             Fix-30/360                              1,695,877.36                                               5.750000                        1,175.01                           8,126.08                       9,301.09                                  -                    1,694,702.34                                    -
B4                     12544VCJ6                 Junior                                   N/A                             Fix-30/360                              1,271,908.02                                               5.750000                          881.26                           6,094.56                       6,975.82                                  -                    1,271,026.76                                    -
B5                     12544VCK3                 Junior                                   N/A                             Fix-30/360                              1,272,292.86                                               5.750000                          881.53                           6,096.40                       6,977.93                                  -                    1,271,411.34                                 0.41

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                          842,376,808.08                                                                           2,356,917.22                       4,183,237.78                   6,540,155.02                                  -                  840,019,890.85                                 0.41

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

              Principal Distribution Detail

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Class                               Cusip          Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution                      Unscheduled Principal Adjustments      Net Principal Distribution                  Deferred Interest        Current Realized Losses         Ending Certificate Balance       Ending Certificate Factor
              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              A1                              12544VAA7                        100,000,000.00                          98,710,268.92                                401,089.40                                                      -                      401,089.40                                  -                              -                      98,309,179.52                     0.983091795
              A2                              12544VAB5                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A3                              12544VAC3                          4,200,000.00                           4,145,831.29                                 16,845.75                                                      -                       16,845.75                                  -                              -                       4,128,985.54                     0.983091795
              A4                              12544VAD1                        238,754,000.00                         235,674,715.46                                957,616.99                                                      -                      957,616.99                                  -                              -                     234,717,098.47                     0.983091795
              A5                              12544VAE9                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A6                              12544VAF6                        273,419,000.00                         270,896,688.81                                784,405.60                                                      -                      784,405.60                                  -                              -                     270,112,283.21                     0.987906046
              A7                              12544VAG4                         59,439,000.00                          58,890,670.68                                170,523.21                                                      -                      170,523.21                                  -                              -                      58,720,147.47                     0.987906046
              A8                              12544VAH2                        262,396,000.00                         259,975,376.83                                752,781.97                                                      -                      752,781.97                                  -                              -                     259,222,594.86                     0.987906046
              A9                              12544VAJ8                         11,023,000.00                          10,921,311.98                                 31,623.64                                                      -                       31,623.64                                  -                              -                      10,889,688.35                     0.987906046
              A10                             12544VAK5                         82,983,000.00                          82,983,000.00                                         -                                                      -                               -                                  -                              -                      82,983,000.00                     1.000000000
              A11                             12544VAL3                          3,492,000.00                           3,492,000.00                                         -                                                      -                               -                                  -                              -                       3,492,000.00                     1.000000000
              A12                             12544VAM1                         82,199,000.00                          82,199,000.00                                         -                                                      -                               -                                  -                              -                      82,199,000.00                     1.000000000
              A13                             12544VAN9                          4,276,000.00                           4,276,000.00                                         -                                                      -                               -                                  -                              -                       4,276,000.00                     1.000000000
              A14                             12544VAP4                         81,425,000.00                          81,425,000.00                                         -                                                      -                               -                                  -                              -                      81,425,000.00                     1.000000000
              A15                             12544VAQ2                          5,050,000.00                           5,050,000.00                                         -                                                      -                               -                                  -                              -                       5,050,000.00                     1.000000000
              A16                             12544VAR0                        229,127,000.00                         226,171,877.87                                919,004.11                                                      -                      919,004.11                                  -                              -                     225,252,873.76                     0.983091795
              A17                             12544VAS8                          9,627,000.00                           9,502,837.59                                 38,612.88                                                      -                       38,612.88                                  -                              -                       9,464,224.71                     0.983091795
              A18                             12544VAT6                        226,950,000.00                         224,022,955.32                                910,272.40                                                      -                      910,272.40                                  -                              -                     223,112,682.92                     0.983091795
              A19                             12544VAU3                         11,804,000.00                          11,651,760.14                                 47,344.59                                                      -                       47,344.59                                  -                              -                      11,604,415.55                     0.983091795
              A20                             12544VAV1                        224,812,000.00                         221,912,529.77                                901,697.10                                                      -                      901,697.10                                  -                              -                     221,010,832.66                     0.983091795
              A21                             12544VAW9                         13,942,000.00                          13,762,185.69                                 55,919.88                                                      -                       55,919.88                                  -                              -                      13,706,265.81                     0.983091795
              A22                             12544VAX7                         48,027,000.00                          48,027,000.00                                         -                                                      -                               -                                  -                              -                      48,027,000.00                     1.000000000
              A23                             12544VAY5                          2,018,000.00                           2,018,000.00                                         -                                                      -                               -                                  -                              -                       2,018,000.00                     1.000000000
              A24                             12544VAZ2                         47,569,000.00                          47,569,000.00                                         -                                                      -                               -                                  -                              -                      47,569,000.00                     1.000000000
              A25                             12544VBA6                          2,476,000.00                           2,476,000.00                                         -                                                      -                               -                                  -                              -                       2,476,000.00                     1.000000000
              A26                             12544VBB4                         47,121,000.00                          47,121,000.00                                         -                                                      -                               -                                  -                              -                      47,121,000.00                     1.000000000
              A27                             12544VBC2                          2,924,000.00                           2,924,000.00                                         -                                                      -                               -                                  -                              -                       2,924,000.00                     1.000000000
              A28                             12544VBD0                        333,794,000.00                         330,714,715.46                                957,616.99                                                      -                      957,616.99                                  -                              -                     329,757,098.47                     0.987906009
              A29                             12544VBE8                        119,377,000.00                         117,837,357.73                                478,808.49                                                      -                      478,808.49                                  -                              -                     117,358,549.24                     0.983091795
              A30                             12544VBF5                        119,377,000.00                         117,837,357.73                                478,808.49                                                      -                      478,808.49                                  -                              -                     117,358,549.24                     0.983091795
              A31                             12544VBG3                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A32                             12544VBH1                         86,475,000.00                          86,475,000.00                                         -                                                      -                               -                                  -                              -                      86,475,000.00                     1.000000000
              A33                             12544VBJ7                          7,519,565.00                           7,519,565.22                                         -                                                      -                               -                                  -                              -                       7,519,565.22                     1.000000029
              A34                             12544VBK4                         82,871,875.00                          82,871,875.00                                         -                                                      -                               -                                  -                              -                      82,871,875.00                     1.000000000
              A35                             12544VBL2                         79,557,000.00                          79,557,000.00                                         -                                                      -                               -                                  -                              -                      79,557,000.00                     1.000000000
              A36                             12544VBM0                          6,918,000.00                           6,918,000.00                                         -                                                      -                               -                                  -                              -                       6,918,000.00                     1.000000000
              A37                             12544VBN8                        238,754,000.00                         235,674,715.46                                957,616.99                                                      -                      957,616.99                                  -                              -                     234,717,098.47                     0.983091795
              A38                             12544VBP3                        238,754,000.00                         235,674,715.46                                957,616.99                                                      -                      957,616.99                                  -                              -                     234,717,098.47                     0.983091795
              A39                             12544VBQ1                         20,761,217.00                          20,493,453.52                                         -                                                      -                               -                                  -                              -                      20,410,182.48                     0.983091814
              A40                             12544VBR9                        228,805,916.00                         225,854,934.98                                917,716.28                                                      -                      917,716.28                                  -                              -                     224,937,218.70                     0.983091795
              A41                             12544VBS7                        219,653,680.00                         216,820,738.22                                881,007.63                                                      -                      881,007.63                                  -                              -                     215,939,730.59                     0.983091795
              A42                             12544VBT5                         19,100,320.00                          18,853,977.24                                 76,609.36                                                      -                       76,609.36                                  -                              -                      18,777,367.88                     0.983091795
              A43                             12544VBU2                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A44                             12544VBV0                         50,045,000.00                          50,045,000.00                                         -                                                      -                               -                                  -                              -                      50,045,000.00                     1.000000000
              A45                             12544VBW8                          4,351,739.00                           4,351,739.13                                         -                                                      -                               -                                  -                              -                       4,351,739.13                     1.000000030
              A46                             12544VBX6                         47,959,791.00                          47,959,791.00                                         -                                                      -                               -                                  -                              -                      47,959,791.00                     1.000000000
              A47                             12544VBY4                         46,041,400.00                          46,041,400.00                                         -                                                      -                               -                                  -                              -                      46,041,400.00                     1.000000000
              A48                             12544VBZ1                          4,003,600.00                           4,003,600.00                                         -                                                      -                               -                                  -                              -                       4,003,600.00                     1.000000000
              A49                             12544VCL1                        114,564,000.00                         113,086,432.49                                459,504.06                                                      -                      459,504.06                                  -                              -                     112,626,928.43                     0.983091795
              A50                             12544VCM9                          4,813,000.00                           4,750,925.24                                 19,304.43                                                      -                       19,304.43                                  -                              -                       4,731,620.81                     0.983091795
              A51                             12544VCN7                        332,858,000.00                         329,787,359.49                                954,928.81                                                      -                      954,928.81                                  -                              -                     328,832,430.68                     0.987906046
              PO                              12544VCB3                          1,967,514.22                           1,924,823.60                                  1,760.75                                                      -                        1,760.75                                  -                              -                       1,923,062.85                     0.977407346
              X                               12544VCA5                        761,199,925.00                         756,907,683.58                                         -                                                      -                               -                                  -                              -                     754,631,087.01                     0.991370417
              AR                              12544VCC1                                100.00                                      -                                         -                                                      -                               -                                  -                              -                                  -                     0.000000000

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              MA                              12544VCD9                          1,700,000.00                           1,695,877.36                                  1,175.01                                                      -                        1,175.01                                  -                              -                       1,694,702.34                     0.996883732
              M                               12544VCE7                         22,525,000.00                          22,470,374.96                                 15,568.91                                                      -                       15,568.91                                  -                              -                      22,454,806.05                     0.996883732
              B1                              12544VCF4                          4,675,000.00                           4,663,662.73                                  3,231.28                                                      -                        3,231.28                                  -                              -                       4,660,431.44                     0.996883732
              B2                              12544VCG2                          2,550,000.00                           2,543,816.03                                  1,762.52                                                      -                        1,762.52                                  -                              -                       2,542,053.52                     0.996883732
              B3                              12544VCH0                          1,700,000.00                           1,695,877.36                                  1,175.01                                                      -                        1,175.01                                  -                              -                       1,694,702.34                     0.996883732
              B4                              12544VCJ6                          1,275,000.00                           1,271,908.02                                    881.26                                                      -                          881.26                                  -                              -                       1,271,026.76                     0.996883732
              B5                              12544VCK3                          1,275,385.78                           1,272,292.86                                    881.53                                                      -                          881.53                                  -                              -                       1,271,411.34                     0.996883732

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Totals                                                           850,000,000.00                         842,376,808.08                              2,356,917.22                                                      -                    2,356,917.22                                  -                              -                     840,019,890.85

              ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Interest Distribution Detail

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                          Beginning Certificate Balance                   Pass Through Rate (%)                      Effective Coupon (%)                                      Current Interest               Deferred Interest                 Total Interest Due         Net Interest Shortfall                      Interest Paid
                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                             98,710,268.92                               5.750000                                  5.750000                                             472,986.71                               -                         472,986.71                              -                         472,986.71
                                 A2                                             86,475,000.00                               5.750000                                  5.750000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A3                                              4,145,831.29                               5.750000                                  5.750000                                              19,865.44                               -                          19,865.44                              -                          19,865.44
                                 A4                                            235,674,715.46                               5.750000                                  5.750000                                           1,129,274.68                               -                       1,129,274.68                              -                       1,129,274.68
                                 A5                                             50,045,000.00                               5.750000                                  5.750000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A6                                            270,896,688.81                               5.670000                                  5.670000                                           1,279,986.85                               -                       1,279,986.85                              -                       1,279,986.85
                                 A7                                             58,890,670.68                               6.117999                                  6.117999                                             300,244.24                               -                         300,244.24                              -                         300,244.24
                                 A8                                            259,975,376.83                               5.670000                                  5.670000                                           1,228,383.66                               -                       1,228,383.66                              -                       1,228,383.66
                                 A9                                             10,921,311.98                               5.670000                                  5.670000                                              51,603.20                               -                          51,603.20                              -                          51,603.20
                                 A10                                            82,983,000.00                               5.750000                                  5.750000                                             397,626.88                               -                         397,626.88                              -                         397,626.88
                                 A11                                             3,492,000.00                               5.750000                                  5.750000                                              16,732.50                               -                          16,732.50                              -                          16,732.50
                                 A12                                            82,199,000.00                               5.750000                                  5.750000                                             393,870.21                               -                         393,870.21                              -                         393,870.21
                                 A13                                             4,276,000.00                               5.750000                                  5.750000                                              20,489.17                               -                          20,489.17                              -                          20,489.17
                                 A14                                            81,425,000.00                               5.750000                                  5.750000                                             390,161.46                               -                         390,161.46                              -                         390,161.46
                                 A15                                             5,050,000.00                               5.750000                                  5.750000                                              24,197.92                               -                          24,197.92                              -                          24,197.92
                                 A16                                           226,171,877.87                               5.750000                                  5.750000                                           1,083,740.25                               -                       1,083,740.25                              -                       1,083,740.25
                                 A17                                             9,502,837.59                               5.750000                                  5.750000                                              45,534.43                               -                          45,534.43                              -                          45,534.43
                                 A18                                           224,022,955.32                               5.750000                                  5.750000                                           1,073,443.33                               -                       1,073,443.33                              -                       1,073,443.33
                                 A19                                            11,651,760.14                               5.750000                                  5.750000                                              55,831.35                               -                          55,831.35                              -                          55,831.35
                                 A20                                           221,912,529.77                               5.750000                                  5.750000                                           1,063,330.87                               -                       1,063,330.87                              -                       1,063,330.87
                                 A21                                            13,762,185.69                               5.750000                                  5.750000                                              65,943.81                               -                          65,943.81                              -                          65,943.81
                                 A22                                            48,027,000.00                               5.750000                                  5.750000                                             230,129.38                               -                         230,129.38                              -                         230,129.38
                                 A23                                             2,018,000.00                               5.750000                                  5.750000                                               9,669.58                               -                           9,669.58                              -                           9,669.58
                                 A24                                            47,569,000.00                               5.750000                                  5.750000                                             227,934.79                               -                         227,934.79                              -                         227,934.79
                                 A25                                             2,476,000.00                               5.750000                                  5.750000                                              11,864.17                               -                          11,864.17                              -                          11,864.17
                                 A26                                            47,121,000.00                               5.750000                                  5.750000                                             225,788.13                               -                         225,788.13                              -                         225,788.12
                                 A27                                             2,924,000.00                               5.750000                                  5.750000                                              14,010.83                               -                          14,010.83                              -                          14,010.83
                                 A28                                           330,714,715.46                               5.750000                                  5.750000                                           1,584,674.68                               -                       1,584,674.68                              -                       1,584,674.68
                                 A29                                           117,837,357.73                               5.500000                                  5.500000                                             540,087.89                               -                         540,087.89                              -                         540,087.89
                                 A30                                           117,837,357.73                               6.000000                                  6.000000                                             589,186.79                               -                         589,186.79                              -                         589,186.79
                                 A31                                            86,475,000.00                               5.250000                                  5.250000                                             378,328.13                               -                         378,328.13                              -                         378,328.13
                                 A32                                            86,475,000.00                               5.500000                                  5.500000                                             396,343.75                               -                         396,343.75                              -                         396,343.75
                                 A33                                             7,519,565.22                               5.750000                                  5.750000                                              36,031.25                               -                          36,031.25                              -                          36,031.25
                                 A34                                            82,871,875.00                               6.000000                                  6.000000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A35                                            79,557,000.00                               6.250000                                  6.250000                                             414,359.38                               -                         414,359.38                              -                         414,359.38
                                 A36                                             6,918,000.00                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A37                                           235,674,715.46                               5.250000                                  5.250000                                           1,031,076.88                               -                       1,031,076.88                              -                       1,031,076.88
                                 A38                                           235,674,715.46                               5.500000                                  5.500000                                           1,080,175.78                               -                       1,080,175.78                              -                       1,080,175.78
                                 A39                                            20,493,453.52                               5.750000                                  5.750000                                              98,197.80                               -                          98,197.80                              -                          98,197.80
                                 A40                                           225,854,934.98                               6.000000                                  6.000000                                           1,129,274.67                               -                       1,129,274.67                              -                       1,129,274.68
                                 A41                                           216,820,738.22                               6.250000                                  6.250000                                           1,129,274.68                               -                       1,129,274.68                              -                       1,129,274.68
                                 A42                                            18,853,977.24                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A43                                            50,045,000.00                               5.250000                                  5.250000                                             218,946.88                               -                         218,946.88                              -                         218,946.88
                                 A44                                            50,045,000.00                               5.500000                                  5.500000                                             229,372.92                               -                         229,372.92                              -                         229,372.92
                                 A45                                             4,351,739.13                               5.750000                                  5.750000                                              20,852.08                               -                          20,852.08                              -                          20,852.08
                                 A46                                            47,959,791.00                               6.000000                                  6.000000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A47                                            46,041,400.00                               6.250000                                  6.250000                                             239,798.96                               -                         239,798.96                              -                         239,798.96
                                 A48                                             4,003,600.00                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 A49                                           113,086,432.49                               5.500000                                  5.500000                                             518,312.82                               -                         518,312.82                              -                         518,312.82
                                 A50                                             4,750,925.24                               5.500000                                  5.500000                                              21,775.07                               -                          21,775.07                              -                          21,775.07
                                 A51                                           329,787,359.49                               5.750000                                  5.750000                                           1,580,231.10                               -                       1,580,231.10                              -                       1,580,231.10
                                 PO                                              1,924,823.60                               0.000000                                  0.000000                                                      -                               -                                  -                              -                                  -
                                 X                                             756,907,683.58                               0.247436                                  0.247436                                             156,071.82                               -                         156,071.82                              -                         156,071.82
                                 AR                                                         -                               5.750000                                  0.000000                                                      -                               -                                  -                              -                               0.19

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                              1,695,877.36                               5.750000                                  5.750000                                               8,126.08                               -                           8,126.08                              -                           8,126.08
                                 M                                              22,470,374.96                               5.750000                                  5.750000                                             107,670.55                               -                         107,670.55                              -                         107,670.55
                                 B1                                              4,663,662.73                               5.750000                                  5.750000                                              22,346.72                               -                          22,346.72                              -                          22,346.72
                                 B2                                              2,543,816.03                               5.750000                                  5.750000                                              12,189.12                               -                          12,189.12                              -                          12,189.12
                                 B3                                              1,695,877.36                               5.750000                                  5.750000                                               8,126.08                               -                           8,126.08                              -                           8,126.08
                                 B4                                              1,271,908.02                               5.750000                                  5.750000                                               6,094.56                               -                           6,094.56                              -                           6,094.56
                                 B5                                              1,272,292.86                               5.750000                                  5.750000                                               6,096.40                               -                           6,096.40                              -                           6,096.40

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                        842,376,808.08                                                                                                                            4,183,237.59                               -                       4,183,237.59                              -                       4,183,237.78

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Current Payment Information
                                 Factors per $1,000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                                                  Cusip           Original Certificate Balance             Beginning Certificate Balance                                 Principal Distribution           Interest Distribution         Ending Certificate Balance           Pass Through Rate (%)
                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                                 12544VAA7                         100,000,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A2                                                 12544VAB5                          86,475,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A3                                                 12544VAC3                           4,200,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A4                                                 12544VAD1                         238,754,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A5                                                 12544VAE9                          50,045,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A6                                                 12544VAF6                         273,419,000.00                             990.774923515                                            2.868877448                     4.681411514                      987.906046067                       5.670000
                                 A7                                                 12544VAG4                          59,439,000.00                             990.774923515                                            2.868877448                     5.051300376                      987.906046067                       6.117999
                                 A8                                                 12544VAH2                         262,396,000.00                             990.774923515                                            2.868877448                     4.681411514                      987.906046067                       5.670000
                                 A9                                                 12544VAJ8                          11,023,000.00                             990.774923515                                            2.868877448                     4.681411514                      987.906046067                       5.670000
                                 A10                                                12544VAK5                          82,983,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A11                                                12544VAL3                           3,492,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A12                                                12544VAM1                          82,199,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A13                                                12544VAN9                           4,276,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A14                                                12544VAP4                          81,425,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A15                                                12544VAQ2                           5,050,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A16                                                12544VAR0                         229,127,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A17                                                12544VAS8                           9,627,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A18                                                12544VAT6                         226,950,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A19                                                12544VAU3                          11,804,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A20                                                12544VAV1                         224,812,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A21                                                12544VAW9                          13,942,000.00                             987.102689216                                            4.010894013                     4.729867052                      983.091795203                       5.750000
                                 A22                                                12544VAX7                          48,027,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A23                                                12544VAY5                           2,018,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A24                                                12544VAZ2                          47,569,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A25                                                12544VBA6                           2,476,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A26                                                12544VBB4                          47,121,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A27                                                12544VBC2                           2,924,000.00                            1000.000000000                                            0.000000000                     4.791666667                     1000.000000000                       5.750000
                                 A28                                                12544VBD0                         333,794,000.00                             990.774895478                                            2.868886167                     4.747463041                      987.906009311                       5.750000
                                 A29                                                12544VBE8                         119,377,000.00                             987.102689216                                            4.010894013                     4.524220659                      983.091795203                       5.500000
                                 A30                                                12544VBF5                         119,377,000.00                             987.102689216                                            4.010894013                     4.935513446                      983.091795203                       6.000000
                                 A31                                                12544VBG3                          86,475,000.00                            1000.000000000                                            0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A32                                                12544VBH1                          86,475,000.00                            1000.000000000                                            0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A33                                                12544VBJ7                           7,519,565.00                            1000.000028910                                            0.000000000                     4.791666805                     1000.000028910                       5.750000
                                 A34                                                12544VBK4                          82,871,875.00                            1000.000000000                                            0.000000000                     5.000000000                     1000.000000000                       6.000000
                                 A35                                                12544VBL2                          79,557,000.00                            1000.000000000                                            0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A36                                                12544VBM0                           6,918,000.00                            1000.000000000                                            0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A37                                                12544VBN8                         238,754,000.00                             987.102689216                                            4.010894013                     4.318574265                      983.091795203                       5.250000
                                 A38                                                12544VBP3                         238,754,000.00                             987.102689216                                            4.010894013                     4.524220659                      983.091795203                       5.500000
                                 A39                                                12544VBQ1                          20,761,217.00                             987.102707821                                            0.000000000                     4.729867142                      983.091813732                       5.750000
                                 A40                                                12544VBR9                         228,805,916.00                             987.102689183                                            4.010894023                     4.935513460                      983.091795160                       6.000000
                                 A41                                                12544VBS7                         219,653,680.00                             987.102689216                                            4.010894013                     5.141159840                      983.091795203                       6.250000
                                 A42                                                12544VBT5                          19,100,320.00                             987.102689216                                            4.010894013                     0.000000000                      983.091795203                       0.000000
                                 A43                                                12544VBU2                          50,045,000.00                            1000.000000000                                            0.000000000                     4.375000000                     1000.000000000                       5.250000
                                 A44                                                12544VBV0                          50,045,000.00                            1000.000000000                                            0.000000000                     4.583333333                     1000.000000000                       5.500000
                                 A45                                                12544VBW8                           4,351,739.00                            1000.000029973                                            0.000000000                     4.791666810                     1000.000029973                       5.750000
                                 A46                                                12544VBX6                          47,959,791.00                            1000.000000000                                            0.000000000                     5.000000070                     1000.000000000                       6.000000
                                 A47                                                12544VBY4                          46,041,400.00                            1000.000000000                                            0.000000000                     5.208333333                     1000.000000000                       6.250000
                                 A48                                                12544VBZ1                           4,003,600.00                            1000.000000000                                            0.000000000                     0.000000000                     1000.000000000                       0.000000
                                 A49                                                12544VCL1                         114,564,000.00                             987.102689216                                            4.010894013                     4.524220659                      983.091795203                       5.500000
                                 A50                                                12544VCM9                           4,813,000.00                             987.102689216                                            4.010894013                     4.524220659                      983.091795203                       5.500000
                                 A51                                                12544VCN7                         332,858,000.00                             990.774923515                                            2.868877448                     4.747463175                      987.906046067                       5.750000
                                 PO                                                 12544VCB3                           1,967,514.22                             978.302254989                                            0.894909026                     0.000000000                      977.407345963                       0.000000
                                 X                                                  12544VCA5                         761,199,925.00                             994.361216707                                            0.000000000                     0.205033937                      991.370416924                       0.247436
                                 AR                                                 12544VCC1                                 100.00                               0.000000000                                            0.000000000                     1.862395804                        0.000000000                       5.750000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                                 12544VCD9                           1,700,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 M                                                  12544VCE7                          22,525,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 B1                                                 12544VCF4                           4,675,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 B2                                                 12544VCG2                           2,550,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 B3                                                 12544VCH0                           1,700,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 B4                                                 12544VCJ6                           1,275,000.00                             997.574915082                                            0.691183536                     4.780046468                      996.883731546                       5.750000
                                 B5                                                 12544VCK3                           1,275,385.78                             997.574915083                                            0.691183536                     4.780046468                      996.883731546                       5.750000

                                 ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                                                               850,000,000.00                             991.031538918                                            2.772843788                     4.921456212                      988.258695118

                                 -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:         Matthew Sabino
                 212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Pool Level Data
Distribution Date                                                                    8/27/2007
Cut-off Date                                                                          3/1/2007
Record Date                                                                          7/31/2007
Determination Date                                                                   8/30/2007
Accrual Period 30/360                                                Begin            7/1/2007
                                                                     End              8/1/2007
Number of Days in 30/360 Accrual Period                                                     30

----------------------------------------------------------------------------------
Prefunding Detail
----------------------------------------------------------------------------------

                 Target Funding Balance                                                 850,000,000.01
                 Initial Funded Balance                                                 849,997,162.42
                 Initial Unfunded Balance                                                     2,837.58

----------------------------------------------------------------------------------
Collateral Detail
----------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                 Original Aggregate Loan Count                                                   1,351
                 Original Stated Principal Balance                                      850,000,000.01
                 Original Weighted Average Mortgage Rate                                      6.14359%
                 Original Weighted Average Net Mortgage Rate                                  5.95926%
                 Original Weighted Average Remaining Term                                          360

                 Current Mortgage Loan Details

                 Beginning Aggregate Loan Count                                                  1,348
                 Loans Paid Off or otherwise removed pursuant to the PSA                             2
                                                                                                     -
                 Ending Aggregate Loan Count                                                     1,346

                 Beginning Pool Stated Principal Balance                                842,376,808.08
                 Scheduled Principal                                                        583,794.81
                 Unscheduled Principal                                                    1,773,122.41
                 Realized Principal Losses                                                           -
                                                                                                     -
                 Ending Pool Stated Principal Balance                                   840,019,890.86

                 Weighted Averages

                 Beginning Weighted Average Mortgage Rate                                     6.14352%
                 Beginning Weighted Average Net Mortgage Rate                                 5.95919%
                 Ending Weighted Average Mortgage Rate                                        6.14335%
                 Ending Weighted Average Net Mortgage Rate                                    5.95902%

                 Beginning Weighted Average Remaining Term to Maturity                             356
                 Ending Weighted Average Remaining Term to Maturity                                355

                 Loan Substitution

                 Aggregate Stated of Principal Balances Removed                                      -
                 Aggregate Stated of Principal Balance Added                                         -
                                                                                                     -
                 Aggregate Principal Substitution Shortfall Amount                                   -

                 Fees of the Trust

                 Gross Master Servicing Fee                                                 122,846.62
                 Net Master Servicing Fee                                                   119,954.94
                 Trustee Fee                                                                  6,317.83
                 Lpmi                                                                           233.07
                                                                                                ------
                 Total Net Loan Fees                                                        126,505.84

                 Servicer Advances

                 Principal Advances                                                           4,546.72
                 Interest Advances                                                           31,376.02
                 Reimbursement for Principal & Interest Advances                                     -
                 Reimbursement for Nonrecoverable Advances                                           -
                                                                                                     -
                 Total Advances                                                              35,922.74

                 Mortgage Prepayment Details

                 Principal Balance of Loans Paid in Full                                  1,547,047.96
                 Prepayment Interest Excess                                                          -
                 Prepayment Interest Shortfall                                                2,891.68
                 Compensating Interest                                                        2,891.68
                 Non-Supported Prepayment Interest Shortfall                                         -
                 CPR %                                                                        2.49856%
                 SMM %                                                                        0.21064%

                 Net Interest Shortfalls

                 Net Prepayment Interest Shortfalls                                                  -
                 Relief Act Reduction Shortfalls                                                     -
                                                                                                     -
                 Total Net Interest Shortfalls                                                       -

----------------------------------------------------------------------------------
NAS Principal Distribution Amount
----------------------------------------------------------------------------------

                 Shift Percentage                                                             0.00000%
                 Class A5 Priority Percentage                                                 5.95453%
                 Class A5 Priority Amount                                                            -

----------------------------------------------------------------------------------
Delinquency Information
----------------------------------------------------------------------------------

-----------------------------                                    -------------------------------------
Delinquency Info                                                          Group 1
-----------------------------                                    -------------------------------------

30-59 Days                       Balance                             5,613,339.87            0.66824%
                                 Loan Count                                     9            0.66865%

60-89 Days                       Balance                               497,545.23            0.05923%
                                 Loan Count                                     1            0.07429%

90+ Days                         Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

Total                            Balance                             6,110,885.10            0.72747%
-----------------------------                                    -------------------------------------
                                 Loan Count                                    10            0.74294%

-----------------------------                                    -------------------------------------
Foreclosure Info                                                          Group 1
-----------------------------                                    -------------------------------------

30-59 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

60-89 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

90+ Days                         Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

Total                            Balance                                        -            0.00000%
-----------------------------                                    -------------------------------------
                                 Loan Count                                     0            0.00000%

-----------------------------                                    -------------------------------------
Bankruptcy Info                                                           Group 1
-----------------------------                                    -------------------------------------

30-59 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

60-89 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

90+ Days                         Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

Total                            Balance                                        -            0.00000%
-----------------------------                                    -------------------------------------
                                 Loan Count                                     0            0.00000%

-----------------------------                                    -------------------------------------
REO Info                                                                  Group 1
-----------------------------                                    -------------------------------------

30-59 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

60-89 Days                       Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

90+ Days                         Balance                                        -            0.00000%
                                 Loan Count                                     0            0.00000%

Total                            Balance                                        -            0.00000%
-----------------------------                                    -------------------------------------
                                 Loan Count                                     0            0.00000%

---------------------------------------------------------------------
Totals for Foreclosure BankruGroup 1EO
---------------------------------------------------------------------

All                                         -               0.00000%
---------------------------------------------------------------------
                                            0               0.00000%

---------------------------------------------------------------------
Totals for Foreclosure,REO BaGroupt1y, Delinquency
---------------------------------------------------------------------

All                              6,110,885.10               0.72747%
---------------------------------------------------------------------
                                           10               0.74294%

                 60+ Delinquency, Foreclosure, Bankruptcy &
                 REO Totals

                 Current                                                                   497,545.23
                 One-Month Prior                                                                    -
                 Two-Month Prior                                                                    -
                 Three-Month Prior                                                                  -
                 Four-Month Prior                                                                   -
                 Five-Month Prior                                                                   -

                 Delinquency Average                                                        99,509.05

                 Passing Delinquency Stepdown Requirement                     YES

-----------------------------------------------------------------
Realized Loss Detail
-----------------------------------------------------------------

                 Current Period Realized Losses                                                     -
                 Cumulative Realized Losses                                                         -
                 Total Liquidated Loan Balance                                                      -
                 Total Liquidated Proceeds                                                          -
                 Subsequent Recoveries                                                              -
                 Passing Cumulative Loss Test                                 YES

Loan ID                Liquidation Balance           Liquidation Proceeds      Realized Loss      Date
Group I

                                       N/A

--------------------------------------------------------------------------------------
Servicer Remittance Summary
--------------------------------------------------------------------------------------

                 Interest

                 Scheduled Interest Collected                                                         4,309,743.60
                 Plus: Compensating Interest                                                              2,891.68
                 Less: Master Servicer Fee                                                              122,846.62
                 Less: Mortgage Loan Premiums                                                               233.07
                 Less: Excess Master Servicing Fee                                                               -
                                                                                                                 -
                 Total Interest Available                                                             4,189,555.59

                 Principal

                 Scheduled Principal                                                                    583,794.81
                 Paid in Full Principal                                                               1,547,047.96
                 Curtailment Principal                                                                  226,074.45
                 Liquidation Principal                                                                           -
                 Repurchased Principal                                                                           -
                 Substitution Adjustment Principal                                                               -
                 Unanticipated Principal Recoveries                                                              -
                                                                                                                 -
                 Total Principal Available                                                            2,356,917.22

                 Other Amounts

                 Prepayment Penalties                                                                            -
                 Other Required Amounts                                                                          -
                                                                                                                 -
                 Total Other Remittance Amounts                                                                  -

                 Total Servicer Remittance                                                            6,546,472.81

--------------------------------------------------------------------------------------
Distribution Summary
--------------------------------------------------------------------------------------

                 Amounts Available for Distribution

                 Total Servicer Remittance                                                            6,546,472.81
                 Corridor Contract Proceeds Needed                                                               -
                 Capitalized Interest                                                                            -
                 Supplemental Loan Deposit                                                                       -
                 Carryover Reserve Fund                                                                          -
                 Other Amounts                                                                                   -
                                                                                                                 -
                 Total Amounts Available                                                              6,546,472.81

                 Distribution Payments

                 To the Trustee, the Trustee Fee                                                          6,317.83
                 Payments of Principal & Interest to the Classes                                      6,540,154.98
                                                                                                      ------------
                 Total Payments                                                                       6,546,472.81

--------------------------------------------------------------------------------------
Trust Accounts
--------------------------------------------------------------------------------------

                 Distribution Account

                 Beginning Balance                                                                               -

Deposits         Available Funds                                                                      6,546,472.81
                                                                                                      ------------
                 Total Deposits                                                                       6,546,472.81

Withdrawals      To the Trustee, the Trustee Fee                                                          6,317.83
                 Payments of Principal & Interest to the Classes                                      6,540,154.98
                                                                                                      ------------
                 Total Withdrawals                                                                    6,546,472.81

                 Ending Balance                                                                                  -

                 Capitalized Interest Account

                 Beginning Balance                                                                               -
                 Capitalized Interest Requirement                                                               -
                                                                                                                -
                 Ending Balance                                                                                  -

                 Prefunding Loan Account

                 Beginning Balance                                                                               -
                 Deposits                                                                                        -
                 Withdrawals                                                                                     -
                                                                                                                 -
                 Ending Balance                                                                                  -

                 Exchangeable Certificates Distribution
                 Account

                 Beginning Exchangeable Certificates Distribution Account Balance                                -
                 Deposit                                                                              2,873,957.66
                 Withdrawal                                                                           2,873,957.66
                                                                                                      ------------
                 Ending Balance                                                                                  -

--------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
--------------------------------------------------------------------------------------

                 PO Principal Amounts

                 Beginning PO Balance                                                                 1,924,823.60
                 PO Scheduled Principal                                                                   1,476.06
                 PO Prepayments & Recoveries                                                                284.68
                 PO Liquidation Principal                                                                        -
                 PO Principal Loss                                                                               -
                                                                                                                 -
                 Ending PO Balance                                                                    1,923,062.85

                 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                           840,451,984.48
                 Non-PO Scheduled Principal                                                             582,318.75
                 Non-PO Prepayments & Recoveries                                                      1,772,837.73
                 Non-PO Liquidation Principal                                                                    -
                 Non-PO Principal Loss                                                                           -
                                                                                                                 -
                 Ending Non-PO Balance                                                              838,096,828.01

--------------------------------------------------------------------------------------
Principal Distribution Amounts
--------------------------------------------------------------------------------------

                 Senior and Subordinate Percentages

                 Senior Percentage Original                                                              95.79021%
                 Senior Prepayment Percentage Original                                                  100.00000%
                 Senior Percentage                                                                       95.76254%
                 Senior Prepayment Percentage                                                           100.00000%
                 Subordinate Percentages                                                                  4.23746%
                 Subordinate Prepayment Percentage                                                        0.00000%

                 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                 2,330,480.95
                 Subordinate Principal Distribution Amount                                               24,675.52
                 PO Principal Distribution Amount                                                         1,760.75
                                                                                                          --------
                 Total Principal Distribution Amount                                                  2,356,917.22

--------------------------------------------------------------------------------------
Credit Enhancements
--------------------------------------------------------------------------------------

Subordination

Credit Support                                              Original                         Current
Class A                                             4,723,783,196.22                4,668,399,692.67
Class A Percentage                                        99.249911%                      99.243426%

Class MA                                                1,700,000.00                    1,694,702.34
Class MA Percentage                                        0.035718%                       0.036027%

Class M                                                22,525,000.00                   22,454,806.05
Class M Percentage                                         0.473266%                       0.477357%

Class B1                                                4,675,000.00                    4,660,431.44
Class B1 Percentage                                        0.098225%                       0.099074%

Class B2                                                2,550,000.00                    2,542,053.52
Class B2 Percentage                                        0.053577%                       0.054040%

Class B3                                                1,700,000.00                    1,694,702.34
Class B3 Percentage                                        0.035718%                       0.036027%

Class B4                                                1,275,000.00                    1,271,026.76
Class B4 Percentage                                        0.026789%                       0.027020%

Class B5                                                1,275,385.78                    1,271,411.34
Class B5 Percentage                                        0.026797%                       0.027028%

-------------------------------------------------------------------------------
Stratification Tables
------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Items          Percent of Items           Principal Balance       Percent of Balance
less then or equal to                                         -                     0                     0.000                           -                    0.000
0.00                         -                        25,000.00                     0                     0.000                           -                    0.000
25000.00                     -                        50,000.00                     0                     0.000                           -                    0.000
50000.00                     -                        75,000.00                     0                     0.000                           -                    0.000
75000.00                     -                       100,000.00                     0                     0.000                           -                    0.000
100000.00                    -                       125,000.00                     0                     0.000                           -                    0.000
125000.00                    -                       150,000.00                     0                     0.000                           -                    0.000
150000.00                    -                       175,000.00                     1                     0.074                  163,744.33                    0.019
175000.00                    -                       200,000.00                     0                     0.000                           -                    0.000
200000.00                    -                       225,000.00                     1                     0.074                  223,143.36                    0.027
225000.00                    -                       250,000.00                     1                     0.074                  247,177.12                    0.029
250000.00                    -                       275,000.00                     0                     0.000                           -                    0.000
275000.00                    -                       300,000.00                     1                     0.074                  296,751.59                    0.035
300000.00                    -                       325,000.00                     3                     0.223                  916,855.65                    0.109
325000.00                    -                       350,000.00                     0                     0.000                           -                    0.000
350000.00                    -                       375,000.00                     1                     0.074                  362,712.27                    0.043
375000.00                    -                       400,000.00                     1                     0.074                  384,839.15                    0.046
400000.00                    -                       425,000.00                    29                     2.155               12,220,714.17                    1.455
425000.00                    -                       450,000.00                   131                     9.733               57,520,729.83                    6.848
450000.00                    -                       475,000.00                   115                     8.544               53,250,250.47                    6.339
475000.00                    -                       500,000.00                   147                    10.921               71,824,517.86                    8.550
500000.00                    -                       525,000.00                   125                     9.287               64,034,359.34                    7.623
525000.00                    -                       550,000.00                   110                     8.172               59,275,267.23                    7.056
550000.00                    -                       575,000.00                    80                     5.944               45,065,561.23                    5.365
575000.00                    -                       600,000.00                   109                     8.098               64,218,003.65                    7.645
600000.00                    -                       625,000.00                    55                     4.086               33,792,287.10                    4.023
625000.00                    -                       650,000.00                    71                     5.275               45,414,375.05                    5.406
650000.00                    -                       675,000.00                    38                     2.823               25,170,544.46                    2.996
675000.00                    -                       700,000.00                    35                     2.600               24,150,603.98                    2.875
700000.00                    -                       725,000.00                    19                     1.412               13,525,265.91                    1.610
725000.00                    -                       750,000.00                    25                     1.857               18,466,620.86                    2.198
750000.00                    -                       775,000.00                    27                     2.006               20,623,294.78                    2.455
775000.00                    -                       800,000.00                    42                     3.120               33,257,110.60                    3.959
greater than                                         800,000.00                   179                    13.299              195,615,160.87                   23.287
                                               Wgt Ave / Total:                  1346                   100.000              840,019,890.86                  100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Items          Percent of Items           Principal Balance       Percent of Balance
less then or equal to                                       5.0                     0                     0.000                           -                    0.000
5.00                         -                              5.5                     9                     0.669                5,072,941.38                    0.604
5.50                         -                              6.0                   342                    25.409              208,871,260.82                   24.865
6.00                         -                              6.5                   990                    73.551              622,974,110.52                   74.162
6.50                         -                              7.0                     5                     0.371                3,101,578.14                    0.369
7.00                         -                              7.5                     0                     0.000                           -                    0.000
7.50                         -                              8.0                     0                     0.000                           -                    0.000
8.00                         -                              8.5                     0                     0.000                           -                    0.000
8.50                         -                              9.0                     0                     0.000                           -                    0.000
9.00                         -                              9.5                     0                     0.000                           -                    0.000
9.50                         -                             10.0                     0                     0.000                           -                    0.000
10.00                        -                             10.5                     0                     0.000                           -                    0.000
10.50                        -                             11.0                     0                     0.000                           -                    0.000
11.00                        -                             11.5                     0                     0.000                           -                    0.000
11.50                        -                             12.0                     0                     0.000                           -                    0.000
12.00                        -                             12.5                     0                     0.000                           -                    0.000
greater than                                               12.5                     0                     0.000                           -                    0.000
                                               Wgt Ave / Total:                  1346                   100.000              840,019,890.86                  100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Items          Percent of Items           Principal Balance       Percent of Balance
less then or equal to                                       120                     0                     0.000                           -                    0.000
120.00                       -                              180                     0                     0.000                           -                    0.000
180.00                       -                              300                     3                     0.223                1,609,945.42                    0.192
300.00                       -                              360                  1343                    99.777              838,409,945.44                   99.808
greater than                                                360                     0                     0.000                           -                    0.000
                                               Wgt Ave / Total:                  1346                   100.000              840,019,890.86                  100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W                                                                                                                                 Distribution Date: 09/25/07
New York, NY 10286
Officer:     Matthew Sabino
             212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Cusip       Class Description                 Recombination Classes                  Certificate Rate Type                         Beginning Balance                         Pass Through Rate (%)          Principal Distribution             Interest Distribution              Total Distribution           Current Realized Losses                  Ending Balance           Cumulative Realized Losses
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                     12544VAA7                  Senior                                   N/A                             Fix-30/360                             98,309,179.52                                     5.750000                       607,280.07                        471,064.82                    1,078,344.89                                 -                   97,701,899.45                                    -
A2                     12544VAB5                  Senior                       Deposit-100.00%                             Fix-30/360                             86,475,000.00                                     5.750000                                -                        414,359.37                      414,359.37                                 -                   86,475,000.00                                    -
A3                     12544VAC3                  Senior                                   N/A                             Fix-30/360                              4,128,985.54                                     5.750000                        25,505.76                         19,784.72                       45,290.49                                 -                    4,103,479.78                                    -
A4                     12544VAD1                  Senior                        Deposit-16.23%                             Fix-30/360                            234,717,098.47                                     5.750000                     1,449,905.46                      1,124,686.10                    2,574,591.56                                 -                  233,267,193.01                                    -
A5                     12544VAE9                  Senior                       Deposit-100.00%                             Fix-30/360                             50,045,000.00                                     5.750000                                -                        239,798.96                      239,798.96                                 -                   50,045,000.00                                    -
A6                     12544VAF6                  Senior                        Deposit-55.59%                             Var-30/360                            270,112,283.21                                     5.855000                     1,187,650.16                      1,317,922.85                    2,505,573.01                                 -                  268,924,633.05                                    -
A7                     12544VAG4                  Senior                        Deposit-55.59%                             Var-30/360                             58,720,147.47                                     5.267001                       258,185.19                        257,732.55                      515,917.74                                 -                   58,461,962.28                                    -
A8                     12544VAH2                  Senior                       Exchange- 0.00%                             Var-30/360                            259,222,594.86                                     5.855000                     1,139,769.55                      1,264,790.24                    2,404,559.79                                 -                  258,082,825.31                                    -
A9                     12544VAJ8                  Senior                       Exchange- 0.00%                             Var-30/360                             10,889,688.35                                     5.855000                        47,880.61                         53,132.60                      101,013.21                                 -                   10,841,807.74                                    -
A10                    12544VAK5                  Senior                       Exchange- 0.00%                             Fix-30/360                             82,983,000.00                                     5.750000                                -                        397,626.87                      397,626.87                                 -                   82,983,000.00                                    -
A11                    12544VAL3                  Senior                       Exchange- 0.00%                             Fix-30/360                              3,492,000.00                                     5.750000                                -                         16,732.50                       16,732.50                                 -                    3,492,000.00                                    -
A12                    12544VAM1                  Senior                       Exchange- 0.00%                             Fix-30/360                             82,199,000.00                                     5.750000                                -                        393,870.21                      393,870.21                                 -                   82,199,000.00                                    -
A13                    12544VAN9                  Senior                       Exchange- 0.00%                             Fix-30/360                              4,276,000.00                                     5.750000                                -                         20,489.17                       20,489.17                                 -                    4,276,000.00                                    -
A14                    12544VAP4                  Senior                       Exchange- 0.00%                             Fix-30/360                             81,425,000.00                                     5.750000                                -                        390,161.46                      390,161.46                                 -                   81,425,000.00                                    -
A15                    12544VAQ2                  Senior                       Exchange- 0.00%                             Fix-30/360                              5,050,000.00                                     5.750000                                -                         24,197.92                       24,197.92                                 -                    5,050,000.00                                    -
A16                    12544VAR0                  Senior                       Exchange- 0.00%                             Fix-30/360                            225,252,873.76                                     5.750000                     1,391,442.61                      1,079,336.69                    2,470,779.30                                 -                  223,861,431.15                                    -
A17                    12544VAS8                  Senior                       Exchange- 0.00%                             Fix-30/360                              9,464,224.71                                     5.750000                        58,462.85                         45,349.41                      103,812.26                                 -                    9,405,761.86                                    -
A18                    12544VAT6                  Senior                       Exchange- 0.00%                             Fix-30/360                            223,112,682.92                                     5.750000                     1,378,222.12                      1,069,081.61                    2,447,303.73                                 -                  221,734,460.80                                    -
A19                    12544VAU3                  Senior                       Exchange- 0.00%                             Fix-30/360                             11,604,415.55                                     5.750000                        71,683.34                         55,604.49                      127,287.83                                 -                   11,532,732.21                                    -
A20                    12544VAV1                  Senior                       Exchange- 0.00%                             Fix-30/360                            221,010,832.66                                     5.750000                     1,365,238.47                      1,059,010.24                    2,424,248.71                                 -                  219,645,594.19                                    -
A21                    12544VAW9                  Senior                       Exchange- 0.00%                             Fix-30/360                             13,706,265.81                                     5.750000                        84,666.99                         65,675.86                      150,342.84                                 -                   13,621,598.82                                    -
A22                    12544VAX7                  Senior                       Exchange- 0.00%                             Fix-30/360                             48,027,000.00                                     5.750000                                -                        230,129.37                      230,129.37                                 -                   48,027,000.00                                    -
A23                    12544VAY5                  Senior                       Exchange- 0.00%                             Fix-30/360                              2,018,000.00                                     5.750000                                -                          9,669.58                        9,669.58                                 -                    2,018,000.00                                    -
A24                    12544VAZ2                  Senior                       Exchange- 0.00%                             Fix-30/360                             47,569,000.00                                     5.750000                                -                        227,934.79                      227,934.79                                 -                   47,569,000.00                                    -
A25                    12544VBA6                  Senior                       Exchange- 0.00%                             Fix-30/360                              2,476,000.00                                     5.750000                                -                         11,864.17                       11,864.17                                 -                    2,476,000.00                                    -
A26                    12544VBB4                  Senior                       Exchange- 0.00%                             Fix-30/360                             47,121,000.00                                     5.750000                                -                        225,788.12                      225,788.12                                 -                   47,121,000.00                                    -
A27                    12544VBC2                  Senior                       Exchange- 0.00%                             Fix-30/360                              2,924,000.00                                     5.750000                                -                         14,010.83                       14,010.83                                 -                    2,924,000.00                                    -
A28                    12544VBD0                  Senior                       Exchange- 0.00%                             Fix-30/360                            329,757,098.47                                     5.750000                     1,449,905.46                      1,580,086.10                    3,029,991.56                                 -                  328,307,193.01                                    -
A29                    12544VBE8                  Senior                       Exchange-83.77%                             Fix-30/360                            117,358,549.24                                     5.500000                       724,952.73                        537,893.35                    1,262,846.08                                 -                  116,633,596.51                                    -
A30                    12544VBF5                  Senior                       Exchange-83.77%                             Fix-30/360                            117,358,549.24                                     6.000000                       724,952.73                        586,792.75                    1,311,745.48                                 -                  116,633,596.51                                    -
A31                    12544VBG3                  Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                     5.250000                                -                        378,328.12                      378,328.12                                 -                   86,475,000.00                                    -
A32                    12544VBH1                  Senior                       Exchange- 0.00%                             Fix-30/360                             86,475,000.00                                     5.500000                                -                        396,343.75                      396,343.75                                 -                   86,475,000.00                                    -
A33                    12544VBJ7                Strip IO                       Exchange- 0.00%                             Fix-30/360                              7,519,565.22                                     5.750000                                -                         36,031.25                       36,031.25                                 -                    7,519,565.22                                    -
A34                    12544VBK4                  Senior                       Exchange- 0.00%                             Fix-30/360                             82,871,875.00                                     6.000000                                -                        414,359.37                      414,359.37                                 -                   82,871,875.00                                    -
A35                    12544VBL2                  Senior                       Exchange- 0.00%                             Fix-30/360                             79,557,000.00                                     6.250000                                -                        414,359.37                      414,359.37                                 -                   79,557,000.00                                    -
A36                    12544VBM0                Strip PO                       Exchange- 0.00%                             Fix-30/360                              6,918,000.00                                     0.000000                                -                                 -                               -                                 -                    6,918,000.00                                    -
A37                    12544VBN8                  Senior                       Exchange- 0.00%                             Fix-30/360                            234,717,098.47                                     5.250000                     1,449,905.46                      1,026,887.31                    2,476,792.77                                 -                  233,267,193.01                                    -
A38                    12544VBP3                  Senior                       Exchange- 0.00%                             Fix-30/360                            234,717,098.47                                     5.500000                     1,449,905.46                      1,075,786.70                    2,525,692.16                                 -                  233,267,193.01                                    -
A39                    12544VBQ1                Strip IO                       Exchange- 0.00%                             Fix-30/360                             20,410,182.48                                     5.750000                                -                         97,798.79                       97,798.79                                 -                   20,284,103.74                                    -
A40                    12544VBR9                  Senior                       Exchange- 0.00%                             Fix-30/360                            224,937,218.70                                     6.000000                     1,389,492.73                      1,124,686.10                    2,514,178.83                                 -                  223,547,725.97                                    -
A41                    12544VBS7                  Senior                       Exchange- 0.00%                             Fix-30/360                            215,939,730.59                                     6.250000                     1,333,913.02                      1,124,686.10                    2,458,599.12                                 -                  214,605,817.57                                    -
A42                    12544VBT5                Strip PO                       Exchange- 0.00%                             Fix-30/360                             18,777,367.88                                     0.000000                       115,992.44                                 -                      115,992.44                                 -                   18,661,375.44                                    -
A43                    12544VBU2                  Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                     5.250000                                -                        218,946.87                      218,946.87                                 -                   50,045,000.00                                    -
A44                    12544VBV0                  Senior                       Exchange- 0.00%                             Fix-30/360                             50,045,000.00                                     5.500000                                -                        229,372.92                      229,372.92                                 -                   50,045,000.00                                    -
A45                    12544VBW8                Strip IO                       Exchange- 0.00%                             Fix-30/360                              4,351,739.13                                     5.750000                                -                         20,852.08                       20,852.08                                 -                    4,351,739.13                                    -
A46                    12544VBX6                  Senior                       Exchange- 0.00%                             Fix-30/360                             47,959,791.00                                     6.000000                                -                        239,798.96                      239,798.96                                 -                   47,959,791.00                                    -
A47                    12544VBY4                  Senior                       Exchange- 0.00%                             Fix-30/360                             46,041,400.00                                     6.250000                                -                        239,798.96                      239,798.96                                 -                   46,041,400.00                                    -
A48                    12544VBZ1                Strip PO                       Exchange- 0.00%                             Fix-30/360                              4,003,600.00                                     0.000000                                -                                 -                               -                                 -                    4,003,600.00                                    -
A49                    12544VCL1                  Senior                       Exchange- 0.00%                             Fix-30/360                            112,626,928.43                                     5.500000                       695,724.34                        516,206.76                    1,211,931.10                                 -                  111,931,204.08                                    -
A50                    12544VCM9                  Senior                       Exchange- 0.00%                             Fix-30/360                              4,731,620.81                                     5.500000                        29,228.39                         21,686.60                       50,914.99                                 -                    4,702,392.42                                    -
A51                    12544VCN7                  Senior                       Exchange-44.41%                             Fix-30/360                            328,832,430.68                                     5.750000                     1,445,835.35                      1,575,655.40                    3,021,490.75                                 -                  327,386,595.33                                    -
PO                     12544VCB3                Strip PO                                   N/A                             Fix-30/360                              1,923,062.85                                     0.000000                         1,677.83                                 -                        1,677.83                                 -                    1,921,385.02                                    -
X                      12544VCA5                Strip IO                                   N/A                             Var-30/360                            754,631,087.01                                     0.247320                                -                        155,529.35                      155,529.35                                 -                  751,150,435.98                                    -
AR                     12544VCC1                  Senior                                   N/A                             Fix-30/360                                         -                                     5.750000                                -                              0.05                            0.05                                 -                               -                                    -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
MA                     12544VCD9               Mezzanine                                   N/A                             Fix-30/360                              1,694,702.34                                     5.750000                         1,170.38                          8,120.45                        9,290.83                                 -                    1,693,531.96                                    -
M                      12544VCE7                  Junior                                   N/A                             Fix-30/360                             22,454,806.05                                     5.750000                        15,507.55                        107,595.95                      123,103.50                                 -                   22,439,298.50                                    -
B1                     12544VCF4                  Junior                                   N/A                             Fix-30/360                              4,660,431.44                                     5.750000                         3,218.55                         22,331.23                       25,549.78                                 -                    4,657,212.90                                    -
B2                     12544VCG2                  Junior                                   N/A                             Fix-30/360                              2,542,053.52                                     5.750000                         1,755.57                         12,180.67                       13,936.24                                 -                    2,540,297.94                                    -
B3                     12544VCH0                  Junior                                   N/A                             Fix-30/360                              1,694,702.34                                     5.750000                         1,170.38                          8,120.45                        9,290.83                                 -                    1,693,531.96                                    -
B4                     12544VCJ6                  Junior                                   N/A                             Fix-30/360                              1,271,026.76                                     5.750000                           877.79                          6,090.34                        6,968.12                                 -                    1,270,148.97                                    -
B5                     12544VCK3                  Junior                                   N/A                             Fix-30/360                              1,271,411.34                                     5.750000                           878.05                          6,092.18                        6,970.23                                 -                    1,270,533.28                                 0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                           840,019,890.85                                                                  3,554,782.74                      4,171,410.04                    7,726,192.78                                 -                  836,465,108.10                                 0.41

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

             Principal Distribution Detail

             -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             Class                                 Cusip          Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution            Unscheduled Principal Adjustments       Net Principal Distribution                 Deferred Interest         Current Realized Losses        Ending Certificate Balance       Ending Certificate Factor
             -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             A1                                12544VAA7                        100,000,000.00                          98,309,179.52                                607,280.07                                            -                       607,280.07                                 -                               -                     97,701,899.45                     0.977018994
             A2                                12544VAB5                         86,475,000.00                          86,475,000.00                                         -                                            -                                -                                 -                               -                     86,475,000.00                     1.000000000
             A3                                12544VAC3                          4,200,000.00                           4,128,985.54                                 25,505.76                                            -                        25,505.76                                 -                               -                      4,103,479.78                     0.977018994
             A4                                12544VAD1                        238,754,000.00                         234,717,098.47                              1,449,905.46                                            -                     1,449,905.46                                 -                               -                    233,267,193.01                     0.977018994
             A5                                12544VAE9                         50,045,000.00                          50,045,000.00                                         -                                            -                                -                                 -                               -                     50,045,000.00                     1.000000000
             A6                                12544VAF6                        273,419,000.00                         270,112,283.21                              1,187,650.16                                            -                     1,187,650.16                                 -                               -                    268,924,633.05                     0.983562346
             A7                                12544VAG4                         59,439,000.00                          58,720,147.47                                258,185.19                                            -                       258,185.19                                 -                               -                     58,461,962.28                     0.983562346
             A8                                12544VAH2                        262,396,000.00                         259,222,594.86                              1,139,769.55                                            -                     1,139,769.55                                 -                               -                    258,082,825.31                     0.983562346
             A9                                12544VAJ8                         11,023,000.00                          10,889,688.35                                 47,880.61                                            -                        47,880.61                                 -                               -                     10,841,807.74                     0.983562346
             A10                               12544VAK5                         82,983,000.00                          82,983,000.00                                         -                                            -                                -                                 -                               -                     82,983,000.00                     1.000000000
             A11                               12544VAL3                          3,492,000.00                           3,492,000.00                                         -                                            -                                -                                 -                               -                      3,492,000.00                     1.000000000
             A12                               12544VAM1                         82,199,000.00                          82,199,000.00                                         -                                            -                                -                                 -                               -                     82,199,000.00                     1.000000000
             A13                               12544VAN9                          4,276,000.00                           4,276,000.00                                         -                                            -                                -                                 -                               -                      4,276,000.00                     1.000000000
             A14                               12544VAP4                         81,425,000.00                          81,425,000.00                                         -                                            -                                -                                 -                               -                     81,425,000.00                     1.000000000
             A15                               12544VAQ2                          5,050,000.00                           5,050,000.00                                         -                                            -                                -                                 -                               -                      5,050,000.00                     1.000000000
             A16                               12544VAR0                        229,127,000.00                         225,252,873.76                              1,391,442.61                                            -                     1,391,442.61                                 -                               -                    223,861,431.15                     0.977018994
             A17                               12544VAS8                          9,627,000.00                           9,464,224.71                                 58,462.85                                            -                        58,462.85                                 -                               -                      9,405,761.86                     0.977018994
             A18                               12544VAT6                        226,950,000.00                         223,112,682.92                              1,378,222.12                                            -                     1,378,222.12                                 -                               -                    221,734,460.80                     0.977018994
             A19                               12544VAU3                         11,804,000.00                          11,604,415.55                                 71,683.34                                            -                        71,683.34                                 -                               -                     11,532,732.21                     0.977018994
             A20                               12544VAV1                        224,812,000.00                         221,010,832.66                              1,365,238.47                                            -                     1,365,238.47                                 -                               -                    219,645,594.19                     0.977018994
             A21                               12544VAW9                         13,942,000.00                          13,706,265.81                                 84,666.99                                            -                        84,666.99                                 -                               -                     13,621,598.82                     0.977018994
             A22                               12544VAX7                         48,027,000.00                          48,027,000.00                                         -                                            -                                -                                 -                               -                     48,027,000.00                     1.000000000
             A23                               12544VAY5                          2,018,000.00                           2,018,000.00                                         -                                            -                                -                                 -                               -                      2,018,000.00                     1.000000000
             A24                               12544VAZ2                         47,569,000.00                          47,569,000.00                                         -                                            -                                -                                 -                               -                     47,569,000.00                     1.000000000
             A25                               12544VBA6                          2,476,000.00                           2,476,000.00                                         -                                            -                                -                                 -                               -                      2,476,000.00                     1.000000000
             A26                               12544VBB4                         47,121,000.00                          47,121,000.00                                         -                                            -                                -                                 -                               -                     47,121,000.00                     1.000000000
             A27                               12544VBC2                          2,924,000.00                           2,924,000.00                                         -                                            -                                -                                 -                               -                      2,924,000.00                     1.000000000
             A28                               12544VBD0                        333,794,000.00                         329,757,098.47                              1,449,905.46                                            -                     1,449,905.46                                 -                               -                    328,307,193.01                     0.983562296
             A29                               12544VBE8                        119,377,000.00                         117,358,549.24                                724,952.73                                            -                       724,952.73                                 -                               -                    116,633,596.51                     0.977018994
             A30                               12544VBF5                        119,377,000.00                         117,358,549.24                                724,952.73                                            -                       724,952.73                                 -                               -                    116,633,596.51                     0.977018994
             A31                               12544VBG3                         86,475,000.00                          86,475,000.00                                         -                                            -                                -                                 -                               -                     86,475,000.00                     1.000000000
             A32                               12544VBH1                         86,475,000.00                          86,475,000.00                                         -                                            -                                -                                 -                               -                     86,475,000.00                     1.000000000
             A33                               12544VBJ7                          7,519,565.00                           7,519,565.22                                         -                                            -                                -                                 -                               -                      7,519,565.22                     1.000000029
             A34                               12544VBK4                         82,871,875.00                          82,871,875.00                                         -                                            -                                -                                 -                               -                     82,871,875.00                     1.000000000
             A35                               12544VBL2                         79,557,000.00                          79,557,000.00                                         -                                            -                                -                                 -                               -                     79,557,000.00                     1.000000000
             A36                               12544VBM0                          6,918,000.00                           6,918,000.00                                         -                                            -                                -                                 -                               -                      6,918,000.00                     1.000000000
             A37                               12544VBN8                        238,754,000.00                         234,717,098.47                              1,449,905.46                                            -                     1,449,905.46                                 -                               -                    233,267,193.01                     0.977018994
             A38                               12544VBP3                        238,754,000.00                         234,717,098.47                              1,449,905.46                                            -                     1,449,905.46                                 -                               -                    233,267,193.01                     0.977018994
             A39                               12544VBQ1                         20,761,217.00                          20,410,182.48                                         -                                            -                                -                                 -                               -                     20,284,103.74                     0.977019013
             A40                               12544VBR9                        228,805,916.00                         224,937,218.70                              1,389,492.73                                            -                     1,389,492.73                                 -                               -                    223,547,725.97                     0.977018994
             A41                               12544VBS7                        219,653,680.00                         215,939,730.59                              1,333,913.02                                            -                     1,333,913.02                                 -                               -                    214,605,817.57                     0.977018994
             A42                               12544VBT5                         19,100,320.00                          18,777,367.88                                115,992.44                                            -                       115,992.44                                 -                               -                     18,661,375.44                     0.977018994
             A43                               12544VBU2                         50,045,000.00                          50,045,000.00                                         -                                            -                                -                                 -                               -                     50,045,000.00                     1.000000000
             A44                               12544VBV0                         50,045,000.00                          50,045,000.00                                         -                                            -                                -                                 -                               -                     50,045,000.00                     1.000000000
             A45                               12544VBW8                          4,351,739.00                           4,351,739.13                                         -                                            -                                -                                 -                               -                      4,351,739.13                     1.000000030
             A46                               12544VBX6                         47,959,791.00                          47,959,791.00                                         -                                            -                                -                                 -                               -                     47,959,791.00                     1.000000000
             A47                               12544VBY4                         46,041,400.00                          46,041,400.00                                         -                                            -                                -                                 -                               -                     46,041,400.00                     1.000000000
             A48                               12544VBZ1                          4,003,600.00                           4,003,600.00                                         -                                            -                                -                                 -                               -                      4,003,600.00                     1.000000000
             A49                               12544VCL1                        114,564,000.00                         112,626,928.43                                695,724.34                                            -                       695,724.34                                 -                               -                    111,931,204.08                     0.977018994
             A50                               12544VCM9                          4,813,000.00                           4,731,620.81                                 29,228.39                                            -                        29,228.39                                 -                               -                      4,702,392.42                     0.977018994
             A51                               12544VCN7                        332,858,000.00                         328,832,430.68                              1,445,835.35                                            -                     1,445,835.35                                 -                               -                    327,386,595.33                     0.983562346
             PO                                12544VCB3                          1,967,514.22                           1,923,062.85                                  1,677.83                                            -                         1,677.83                                 -                               -                      1,921,385.02                     0.976554578
             X                                 12544VCA5                        761,199,925.00                         754,631,087.01                                         -                                            -                                -                                 -                               -                    751,150,435.98                     0.986797832
             AR                                12544VCC1                                100.00                                      -                                         -                                            -                                -                                 -                               -                                 -                     0.000000000

             -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             MA                                12544VCD9                          1,700,000.00                           1,694,702.34                                  1,170.38                                            -                         1,170.38                                 -                               -                      1,693,531.96                     0.996195272
             M                                 12544VCE7                         22,525,000.00                          22,454,806.05                                 15,507.55                                            -                        15,507.55                                 -                               -                     22,439,298.50                     0.996195272
             B1                                12544VCF4                          4,675,000.00                           4,660,431.44                                  3,218.55                                            -                         3,218.55                                 -                               -                      4,657,212.90                     0.996195272
             B2                                12544VCG2                          2,550,000.00                           2,542,053.52                                  1,755.57                                            -                         1,755.57                                 -                               -                      2,540,297.94                     0.996195272
             B3                                12544VCH0                          1,700,000.00                           1,694,702.34                                  1,170.38                                            -                         1,170.38                                 -                               -                      1,693,531.96                     0.996195272
             B4                                12544VCJ6                          1,275,000.00                           1,271,026.76                                    877.79                                            -                           877.79                                 -                               -                      1,270,148.97                     0.996195272
             B5                                12544VCK3                          1,275,385.78                           1,271,411.34                                    878.05                                            -                           878.05                                 -                               -                      1,270,533.28                     0.996195272

             -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             Totals                                                             850,000,000.00                         840,019,890.85                              3,554,782.74                                            -                     3,554,782.74                                 -                               -                    836,465,108.10

             -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Interest Distribution Detail

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                           Beginning Certificate Balance                   Pass Through Rate (%)                      Effective Coupon (%)                            Current Interest                Deferred Interest                Total Interest Due          Net Interest Shortfall                     Interest Paid
                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                              98,309,179.52                               5.750000                                  5.750000                                   471,064.82                                -                        471,064.82                               -                        471,064.82
                                 A2                                              86,475,000.00                               5.750000                                  5.750000                                   414,359.38                                -                        414,359.38                               -                        414,359.37
                                 A3                                               4,128,985.54                               5.750000                                  5.750000                                    19,784.72                                -                         19,784.72                               -                         19,784.72
                                 A4                                             234,717,098.47                               5.750000                                  5.750000                                 1,124,686.10                                -                      1,124,686.10                               -                      1,124,686.10
                                 A5                                              50,045,000.00                               5.750000                                  5.750000                                   239,798.96                                -                        239,798.96                               -                        239,798.96
                                 A6                                             270,112,283.21                               5.855000                                  5.855000                                 1,317,922.85                                -                      1,317,922.85                               -                      1,317,922.85
                                 A7                                              58,720,147.47                               5.267001                                  5.267001                                   257,732.55                                -                        257,732.55                               -                        257,732.55
                                 A8                                             259,222,594.86                               5.855000                                  5.855000                                 1,264,790.24                                -                      1,264,790.24                               -                      1,264,790.24
                                 A9                                              10,889,688.35                               5.855000                                  5.855000                                    53,132.60                                -                         53,132.60                               -                         53,132.60
                                 A10                                             82,983,000.00                               5.750000                                  5.750000                                   397,626.88                                -                        397,626.88                               -                        397,626.87
                                 A11                                              3,492,000.00                               5.750000                                  5.750000                                    16,732.50                                -                         16,732.50                               -                         16,732.50
                                 A12                                             82,199,000.00                               5.750000                                  5.750000                                   393,870.21                                -                        393,870.21                               -                        393,870.21
                                 A13                                              4,276,000.00                               5.750000                                  5.750000                                    20,489.17                                -                         20,489.17                               -                         20,489.17
                                 A14                                             81,425,000.00                               5.750000                                  5.750000                                   390,161.46                                -                        390,161.46                               -                        390,161.46
                                 A15                                              5,050,000.00                               5.750000                                  5.750000                                    24,197.92                                -                         24,197.92                               -                         24,197.92
                                 A16                                            225,252,873.76                               5.750000                                  5.750000                                 1,079,336.69                                -                      1,079,336.69                               -                      1,079,336.69
                                 A17                                              9,464,224.71                               5.750000                                  5.750000                                    45,349.41                                -                         45,349.41                               -                         45,349.41
                                 A18                                            223,112,682.92                               5.750000                                  5.750000                                 1,069,081.61                                -                      1,069,081.61                               -                      1,069,081.61
                                 A19                                             11,604,415.55                               5.750000                                  5.750000                                    55,604.49                                -                         55,604.49                               -                         55,604.49
                                 A20                                            221,010,832.66                               5.750000                                  5.750000                                 1,059,010.24                                -                      1,059,010.24                               -                      1,059,010.24
                                 A21                                             13,706,265.81                               5.750000                                  5.750000                                    65,675.86                                -                         65,675.86                               -                         65,675.86
                                 A22                                             48,027,000.00                               5.750000                                  5.750000                                   230,129.38                                -                        230,129.38                               -                        230,129.37
                                 A23                                              2,018,000.00                               5.750000                                  5.750000                                     9,669.58                                -                          9,669.58                               -                          9,669.58
                                 A24                                             47,569,000.00                               5.750000                                  5.750000                                   227,934.79                                -                        227,934.79                               -                        227,934.79
                                 A25                                              2,476,000.00                               5.750000                                  5.750000                                    11,864.17                                -                         11,864.17                               -                         11,864.17
                                 A26                                             47,121,000.00                               5.750000                                  5.750000                                   225,788.13                                -                        225,788.13                               -                        225,788.12
                                 A27                                              2,924,000.00                               5.750000                                  5.750000                                    14,010.83                                -                         14,010.83                               -                         14,010.83
                                 A28                                            329,757,098.47                               5.750000                                  5.750000                                 1,580,086.10                                -                      1,580,086.10                               -                      1,580,086.10
                                 A29                                            117,358,549.24                               5.500000                                  5.500000                                   537,893.35                                -                        537,893.35                               -                        537,893.35
                                 A30                                            117,358,549.24                               6.000000                                  6.000000                                   586,792.75                                -                        586,792.75                               -                        586,792.75
                                 A31                                             86,475,000.00                               5.250000                                  5.250000                                   378,328.13                                -                        378,328.13                               -                        378,328.12
                                 A32                                             86,475,000.00                               5.500000                                  5.500000                                   396,343.75                                -                        396,343.75                               -                        396,343.75
                                 A33                                              7,519,565.22                               5.750000                                  5.750000                                    36,031.25                                -                         36,031.25                               -                         36,031.25
                                 A34                                             82,871,875.00                               6.000000                                  6.000000                                   414,359.38                                -                        414,359.38                               -                        414,359.37
                                 A35                                             79,557,000.00                               6.250000                                  6.250000                                   414,359.38                                -                        414,359.38                               -                        414,359.37
                                 A36                                              6,918,000.00                               0.000000                                  0.000000                                            -                                -                                 -                               -                                 -
                                 A37                                            234,717,098.47                               5.250000                                  5.250000                                 1,026,887.31                                -                      1,026,887.31                               -                      1,026,887.31
                                 A38                                            234,717,098.47                               5.500000                                  5.500000                                 1,075,786.70                                -                      1,075,786.70                               -                      1,075,786.70
                                 A39                                             20,410,182.48                               5.750000                                  5.750000                                    97,798.79                                -                         97,798.79                               -                         97,798.79
                                 A40                                            224,937,218.70                               6.000000                                  6.000000                                 1,124,686.09                                -                      1,124,686.09                               -                      1,124,686.10
                                 A41                                            215,939,730.59                               6.250000                                  6.250000                                 1,124,686.10                                -                      1,124,686.10                               -                      1,124,686.10
                                 A42                                             18,777,367.88                               0.000000                                  0.000000                                            -                                -                                 -                               -                                 -
                                 A43                                             50,045,000.00                               5.250000                                  5.250000                                   218,946.88                                -                        218,946.88                               -                        218,946.87
                                 A44                                             50,045,000.00                               5.500000                                  5.500000                                   229,372.92                                -                        229,372.92                               -                        229,372.92
                                 A45                                              4,351,739.13                               5.750000                                  5.750000                                    20,852.08                                -                         20,852.08                               -                         20,852.08
                                 A46                                             47,959,791.00                               6.000000                                  6.000000                                   239,798.96                                -                        239,798.96                               -                        239,798.96
                                 A47                                             46,041,400.00                               6.250000                                  6.250000                                   239,798.96                                -                        239,798.96                               -                        239,798.96
                                 A48                                              4,003,600.00                               0.000000                                  0.000000                                            -                                -                                 -                               -                                 -
                                 A49                                            112,626,928.43                               5.500000                                  5.500000                                   516,206.76                                -                        516,206.76                               -                        516,206.76
                                 A50                                              4,731,620.81                               5.500000                                  5.500000                                    21,686.60                                -                         21,686.60                               -                         21,686.60
                                 A51                                            328,832,430.68                               5.750000                                  5.750000                                 1,575,655.40                                -                      1,575,655.40                               -                      1,575,655.40
                                 PO                                               1,923,062.85                               0.000000                                  0.000000                                            -                                -                                 -                               -                                 -
                                 X                                              754,631,087.01                               0.247320                                  0.247320                                   155,529.35                                -                        155,529.35                               -                        155,529.35
                                 AR                                                          -                               5.750000                                  0.000000                                            -                                -                                 -                               -                              0.05

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                               1,694,702.34                               5.750000                                  5.750000                                     8,120.45                                -                          8,120.45                               -                          8,120.45
                                 M                                               22,454,806.05                               5.750000                                  5.750000                                   107,595.95                                -                        107,595.95                               -                        107,595.95
                                 B1                                               4,660,431.44                               5.750000                                  5.750000                                    22,331.23                                -                         22,331.23                               -                         22,331.23
                                 B2                                               2,542,053.52                               5.750000                                  5.750000                                    12,180.67                                -                         12,180.67                               -                         12,180.67
                                 B3                                               1,694,702.34                               5.750000                                  5.750000                                     8,120.45                                -                          8,120.45                               -                          8,120.45
                                 B4                                               1,271,026.76                               5.750000                                  5.750000                                     6,090.34                                -                          6,090.34                               -                          6,090.34
                                 B5                                               1,271,411.34                               5.750000                                  5.750000                                     6,092.18                                -                          6,092.18                               -                          6,092.18

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                         840,019,890.85                                                                                                                  4,171,410.00                                -                      4,171,410.00                               -                      4,171,410.04

                                 --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                 Current Payment Information
                                 Factors per $1,000

                                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Class                                                   Cusip           Original Certificate Balance             Beginning Certificate Balance                       Principal Distribution            Interest Distribution        Ending Certificate Balance            Pass Through Rate (%)
                                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 A1                                                  12544VAA7                         100,000,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A2                                                  12544VAB5                          86,475,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A3                                                  12544VAC3                           4,200,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A4                                                  12544VAD1                         238,754,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A5                                                  12544VAE9                          50,045,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A6                                                  12544VAF6                         273,419,000.00                             987.906046067                                  4.343700170                      4.820158250                     983.562345898                        5.855000
                                 A7                                                  12544VAG4                          59,439,000.00                             987.906046067                                  4.343700170                      4.336084871                     983.562345898                        5.267001
                                 A8                                                  12544VAH2                         262,396,000.00                             987.906046067                                  4.343700170                      4.820158250                     983.562345898                        5.855000
                                 A9                                                  12544VAJ8                          11,023,000.00                             987.906046067                                  4.343700170                      4.820158250                     983.562345898                        5.855000
                                 A10                                                 12544VAK5                          82,983,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A11                                                 12544VAL3                           3,492,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A12                                                 12544VAM1                          82,199,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A13                                                 12544VAN9                           4,276,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A14                                                 12544VAP4                          81,425,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A15                                                 12544VAQ2                           5,050,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A16                                                 12544VAR0                         229,127,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A17                                                 12544VAS8                           9,627,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A18                                                 12544VAT6                         226,950,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A19                                                 12544VAU3                          11,804,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A20                                                 12544VAV1                         224,812,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A21                                                 12544VAW9                          13,942,000.00                             983.091795203                                  6.072800711                      4.710648185                     977.018994492                        5.750000
                                 A22                                                 12544VAX7                          48,027,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A23                                                 12544VAY5                           2,018,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A24                                                 12544VAZ2                          47,569,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A25                                                 12544VBA6                           2,476,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A26                                                 12544VBB4                          47,121,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A27                                                 12544VBC2                           2,924,000.00                            1000.000000000                                  0.000000000                      4.791666667                    1000.000000000                        5.750000
                                 A28                                                 12544VBD0                         333,794,000.00                             987.906009311                                  4.343713371                      4.733716295                     983.562295940                        5.750000
                                 A29                                                 12544VBE8                         119,377,000.00                             983.091795203                                  6.072800711                      4.505837395                     977.018994492                        5.500000
                                 A30                                                 12544VBF5                         119,377,000.00                             983.091795203                                  6.072800711                      4.915458976                     977.018994492                        6.000000
                                 A31                                                 12544VBG3                          86,475,000.00                            1000.000000000                                  0.000000000                      4.375000000                    1000.000000000                        5.250000
                                 A32                                                 12544VBH1                          86,475,000.00                            1000.000000000                                  0.000000000                      4.583333333                    1000.000000000                        5.500000
                                 A33                                                 12544VBJ7                           7,519,565.00                            1000.000028910                                  0.000000000                      4.791666805                    1000.000028910                        5.750000
                                 A34                                                 12544VBK4                          82,871,875.00                            1000.000000000                                  0.000000000                      5.000000000                    1000.000000000                        6.000000
                                 A35                                                 12544VBL2                          79,557,000.00                            1000.000000000                                  0.000000000                      5.208333333                    1000.000000000                        6.250000
                                 A36                                                 12544VBM0                           6,918,000.00                            1000.000000000                                  0.000000000                      0.000000000                    1000.000000000                        0.000000
                                 A37                                                 12544VBN8                         238,754,000.00                             983.091795203                                  6.072800711                      4.301026604                     977.018994492                        5.250000
                                 A38                                                 12544VBP3                         238,754,000.00                             983.091795203                                  6.072800711                      4.505837395                     977.018994492                        5.500000
                                 A39                                                 12544VBQ1                          20,761,217.00                             983.091813732                                  0.000000000                      4.710648274                     977.019012907                        5.750000
                                 A40                                                 12544VBR9                         228,805,916.00                             983.091795160                                  6.072800727                      4.915458990                     977.018994433                        6.000000
                                 A41                                                 12544VBS7                         219,653,680.00                             983.091795203                                  6.072800711                      5.120269767                     977.018994492                        6.250000
                                 A42                                                 12544VBT5                          19,100,320.00                             983.091795203                                  6.072800711                      0.000000000                     977.018994492                        0.000000
                                 A43                                                 12544VBU2                          50,045,000.00                            1000.000000000                                  0.000000000                      4.375000000                    1000.000000000                        5.250000
                                 A44                                                 12544VBV0                          50,045,000.00                            1000.000000000                                  0.000000000                      4.583333333                    1000.000000000                        5.500000
                                 A45                                                 12544VBW8                           4,351,739.00                            1000.000029973                                  0.000000000                      4.791666810                    1000.000029973                        5.750000
                                 A46                                                 12544VBX6                          47,959,791.00                            1000.000000000                                  0.000000000                      5.000000070                    1000.000000000                        6.000000
                                 A47                                                 12544VBY4                          46,041,400.00                            1000.000000000                                  0.000000000                      5.208333333                    1000.000000000                        6.250000
                                 A48                                                 12544VBZ1                           4,003,600.00                            1000.000000000                                  0.000000000                      0.000000000                    1000.000000000                        0.000000
                                 A49                                                 12544VCL1                         114,564,000.00                             983.091795203                                  6.072800711                      4.505837395                     977.018994492                        5.500000
                                 A50                                                 12544VCM9                           4,813,000.00                             983.091795203                                  6.072800711                      4.505837395                     977.018994492                        5.500000
                                 A51                                                 12544VCN7                         332,858,000.00                             987.906046067                                  4.343700170                      4.733716471                     983.562345898                        5.750000
                                 PO                                                  12544VCB3                           1,967,514.22                             977.407345963                                  0.852767958                      0.000000000                     976.554578005                        0.000000
                                 X                                                   12544VCA5                         761,199,925.00                             991.370416924                                  0.000000000                      0.204321284                     986.797832357                        0.247320
                                 AR                                                  12544VCC1                                 100.00                               0.000000000                                  0.000000000                      0.470564938                       0.000000000                        5.750000

                                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 MA                                                  12544VCD9                           1,700,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 M                                                   12544VCE7                          22,525,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 B1                                                  12544VCF4                           4,675,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 B2                                                  12544VCG2                           2,550,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 B3                                                  12544VCH0                           1,700,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 B4                                                  12544VCJ6                           1,275,000.00                             996.883731546                                  0.688459529                      4.776734547                     996.195272017                        5.750000
                                 B5                                                  12544VCK3                           1,275,385.78                             996.883731546                                  0.688459529                      4.776734547                     996.195272018                        5.750000

                                 ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                 Totals                                                                                850,000,000.00                             988.258695118                                  4.182097341                      4.907541224                     984.076597765

                                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St., 4W
New York, NY 10286
Officer:               Matthew Sabino
                       212-815-6093
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-05
Series 2007-05

Pool Level Data
Distribution Date                                                            9/25/2007
Cut-off Date                                                                  3/1/2007
Record Date                                                                  8/31/2007
Determination Date                                                           9/30/2007
Accrual Period 30/360                                       Begin             8/1/2007
                                                            End               9/1/2007
Number of Days in 30/360 Accrual Period                                             30

---------------------------------------------------------------------------------------
Prefunding Detail
---------------------------------------------------------------------------------------

                       Target Funding Balance                                                     850,000,000.01
                       Initial Funded Balance                                                     849,997,162.42
                       Initial Unfunded Balance                                                         2,837.58

---------------------------------------------------------------------------------------
Collateral Detail
---------------------------------------------------------------------------------------

                       Original Mortgage Loan Details

                       Original Aggregate Loan Count                                                       1,351
                       Original Stated Principal Balance                                          850,000,000.01
                       Original Weighted Average Mortgage Rate                                          6.14359%
                       Original Weighted Average Net Mortgage Rate                                      5.95926%
                       Original Weighted Average Remaining Term                                              360

                       Current Mortgage Loan Details

                       Beginning Aggregate Loan Count                                                      1,346
                       Loans Paid Off or otherwise removed pursuant to the PSA                                 3
                                                                                                               -
                       Ending Aggregate Loan Count                                                         1,343

                       Beginning Pool Stated Principal Balance                                    840,019,890.86
                       Scheduled Principal                                                            580,283.61
                       Unscheduled Principal                                                        2,974,499.14
                       Realized Principal Losses                                                               -
                                                                                                               -
                       Ending Pool Stated Principal Balance                                       836,465,108.11

                       Weighted Averages

                       Beginning Weighted Average Mortgage Rate                                         6.14335%
                       Beginning Weighted Average Net Mortgage Rate                                     5.95902%
                       Ending Weighted Average Mortgage Rate                                            6.14300%
                       Ending Weighted Average Net Mortgage Rate                                        5.95867%

                       Beginning Weighted Average Remaining Term to Maturity                                 355
                       Ending Weighted Average Remaining Term to Maturity                                    354

                       Loan Substitution

                       Aggregate Stated of Principal Balances Removed                                          -
                       Aggregate Stated of Principal Balance Added                                             -
                                                                                                               -
                       Aggregate Principal Substitution Shortfall Amount                                       -

                       Fees of the Trust

                       Gross Master Servicing Fee                                                     122,502.90
                       Net Master Servicing Fee                                                       119,221.49
                       Trustee Fee                                                                      6,300.15
                       Lpmi                                                                              232.85
                                                                                                         ------
                       Total Net Loan Fees                                                            125,754.49

                       Servicer Advances

                       Principal Advances                                                               1,004.88
                       Interest Advances                                                                8,484.90
                       Reimbursement for Principal & Interest Advances                                         -
                       Reimbursement for Nonrecoverable Advances                                               -
                                                                                                               -
                       Total Advances                                                                   9,489.78

                       Mortgage Prepayment Details

                       Principal Balance of Loans Paid in Full                                      2,718,335.56
                       Prepayment Interest Excess                                                              -
                       Prepayment Interest Shortfall                                                    3,281.42
                       Compensating Interest                                                            3,281.42
                       Non-Supported Prepayment Interest Shortfall                                             -
                       CPR %                                                                            4.17022%
                       SMM %                                                                            0.35434%

                       Net Interest Shortfalls

                       Net Prepayment Interest Shortfalls                                                      -
                       Relief Act Reduction Shortfalls                                                         -
                                                                                                               -
                       Total Net Interest Shortfalls                                                           -

---------------------------------------------------------------------------------------
NAS Principal Distribution Amount
---------------------------------------------------------------------------------------

                       Shift Percentage                                                                 0.00000%
                       Class A5 Priority Percentage                                                     5.97127%
                       Class A5 Priority Amount                                                                -

----------------------------------------------------
Delinquency Information
----------------------------------------------------

-----------------------------------                                  -------------------------------------
Delinquency Info                                                               Group 1
-----------------------------------                                  -------------------------------------

30-59 Days                                 Balance                        1,141,000.79            0.13641%
                                           Loan Count                                2            0.14892%

60-89 Days                                 Balance                          497,046.73            0.05942%
                                           Loan Count                                1            0.07446%

90+ Days                                   Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

Total                                      Balance                        1,638,047.52            0.19583%
-----------------------------------                                  -------------------------------------
                                           Loan Count                                3            0.22338%

-----------------------------------                                  -------------------------------------
Foreclosure Info                                                               Group 1
-----------------------------------                                  -------------------------------------

30-59 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

60-89 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

90+ Days                                   Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

Total                                      Balance                                   -            0.00000%
-----------------------------------                                  -------------------------------------
                                           Loan Count                                0            0.00000%

-----------------------------------                                  -------------------------------------
Bankruptcy Info                                                                Group 1
-----------------------------------                                  -------------------------------------

30-59 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

60-89 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

90+ Days                                   Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

Total                                      Balance                                   -            0.00000%
-----------------------------------                                  -------------------------------------
                                           Loan Count                                0            0.00000%

-----------------------------------                                  -------------------------------------
REO Info                                                                       Group 1
-----------------------------------                                  -------------------------------------

30-59 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

60-89 Days                                 Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

90+ Days                                   Balance                                   -            0.00000%
                                           Loan Count                                0            0.00000%

Total                                      Balance                                   -            0.00000%
-----------------------------------                                  -------------------------------------
                                           Loan Count                                0            0.00000%

-----------------------------------------------------------------------------
Totals for Foreclosure Bankruptcy, REO   Group 1
-----------------------------------------------------------------------------

All                                                   -              0.00000%
-----------------------------------------------------------------------------
                                                      0              0.00000%

-----------------------------------------------------------------------------
Totals for Foreclosure,REO Bankruptcy, DeGroupe1cy
-----------------------------------------------------------------------------

All                                        1,638,047.52              0.19583%
-----------------------------------------------------------------------------
                                                      3              0.22338%
                       60+ Delinquency, Foreclosure, Bankruptcy &
                       REO Totals

                       Current                                                                          497,046.73
                       One-Month Prior                                                                  497,545.23
                       Two-Month Prior                                                                           -
                       Three-Month Prior                                                                         -
                       Four-Month Prior                                                                          -
                       Five-Month Prior                                                                          -

                       Delinquency Average                                                              165,765.33

                       Passing Delinquency Stepdown Requirement                            YES

---------------------------------------------------------------------------------------
Realized Loss Detail
---------------------------------------------------------------------------------------

                       Current Period Realized Losses                                                            -
                       Cumulative Realized Losses                                                                -
                       Total Liquidated Loan Balance                                                             -
                       Total Liquidated Proceeds                                                                 -
                       Subsequent Recoveries                                                                     -
                       Passing Cumulative Loss Test                                        YES

Loan ID           Liquidation Balance            Liquidation Proceeds      Realized Loss           Date
Group I

                                  N/A

----------------------------------------------------------------------------------------------
Servicer Remittance Summary
---------------------------------------------------------------------------------------------

                       Interest

                       Scheduled Interest Collected                                                   4,297,164.51
                       Plus: Compensating Interest                                                        3,281.42
                       Less: Master Servicer Fee                                                        122,502.90
                       Less: Mortgage Loan Premiums                                                         232.85
                       Less: Excess Master Servicing Fee                                                        -
                                                                                                                -
                       Total Interest Available                                                       4,177,710.18

                       Principal

                       Scheduled Principal                                                              580,283.61
                       Paid in Full Principal                                                         2,718,335.56
                       Curtailment Principal                                                            256,163.58
                       Liquidation Principal                                                                     -
                       Repurchased Principal                                                                     -
                       Substitution Adjustment Principal                                                         -
                       Unanticipated Principal Recoveries                                                       -
                                                                                                                -
                       Total Principal Available                                                      3,554,782.75

                       Other Amounts

                       Prepayment Penalties                                                                      -
                       Other Required Amounts                                                                   -
                                                                                                                -
                       Total Other Remittance Amounts                                                            -

                       Total Servicer Remittance                                                      7,732,492.93

---------------------------------------------------------------------------------------------
Distribution Summary
---------------------------------------------------------------------------------------------

                       Amounts Available for Distribution

                       Total Servicer Remittance                                                      7,732,492.93
                       Corridor Contract Proceeds Needed                                                         -
                       Capitalized Interest                                                                      -
                       Supplemental Loan Deposit                                                                 -
                       Carryover Reserve Fund                                                                    -
                       Other Amounts                                                                            -
                                                                                                                -
                       Total Amounts Available                                                        7,732,492.93

                       Distribution Payments

                       To the Trustee, the Trustee Fee                                                    6,300.15
                       Payments of Principal & Interest to the Classes                               7,726,192.78
                                                                                                     ------------
                       Total Payments                                                                 7,732,492.93

---------------------------------------------------------------------------------------------
Trust Accounts
---------------------------------------------------------------------------------------------

                       Distribution Account

                       Beginning Balance                                                                         -

Deposits               Available Funds                                                               7,732,492.93
                                                                                                     ------------
                       Total Deposits                                                                 7,732,492.93

Withdrawals            To the Trustee, the Trustee Fee                                                    6,300.15
                       Payments of Principal & Interest to the Classes                               7,726,192.78
                                                                                                     ------------
                       Total Withdrawals                                                              7,732,492.93

                       Ending Balance                                                                            -

                       Capitalized Interest Account

                       Beginning Balance                                                                         -
                       Capitalized Interest Requirement                                                         -
                                                                                                                -
                       Ending Balance                                                                            -

                       Prefunding Loan Account

                       Beginning Balance                                                                         -
                       Deposits                                                                                  -
                       Withdrawals                                                                              -
                                                                                                                -
                       Ending Balance                                                                            -

                       Exchangeable Certificates Distribution
                       Account

                       Beginning Exchangeable Certificates Distribution Account Balance                          -
                       Deposit                                                                        3,498,463.42
                       Withdrawal                                                                    3,498,463.42
                                                                                                     ------------
                       Ending Balance                                                                            -

---------------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
---------------------------------------------------------------------------------------------

                       PO Principal Amounts

                       Beginning PO Balance                                                           1,923,062.85
                       PO Scheduled Principal                                                             1,484.17
                       PO Prepayments & Recoveries                                                          193.66
                       PO Liquidation Principal                                                                  -
                       PO Principal Loss                                                                        -
                                                                                                                -
                       Ending PO Balance                                                              1,921,385.02

                       NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                     838,096,828.01
                       Non-PO Scheduled Principal                                                       578,799.44
                       Non-PO Prepayments & Recoveries                                                2,974,305.48
                       Non-PO Liquidation Principal                                                              -
                       Non-PO Principal Loss                                                                    -
                                                                                                                -
                       Ending Non-PO Balance                                                        834,543,723.09

---------------------------------------------------------------------------------------------
Principal Distribution Amounts
---------------------------------------------------------------------------------------------

                       Senior and Subordinate Percentages

                       Senior Percentage Original                                                        95.79021%
                       Senior Prepayment Percentage Original                                            100.00000%
                       Senior Percentage                                                                 95.75358%
                       Senior Prepayment Percentage                                                     100.00000%
                       Subordinate Percentages                                                            4.24642%
                       Subordinate Prepayment Percentage                                                  0.00000%

                       Principal Distribution Amounts

                       Senior Principal Distribution Amount                                           3,528,526.65
                       Subordinate Principal Distribution Amount                                         24,578.27
                       PO Principal Distribution Amount                                                  1,677.83
                                                                                                         --------
                       Total Principal Distribution Amount                                            3,554,782.75

-----------------------------------------------------------------
Credit Enhancements
-----------------------------------------------------------------

Subordination

Credit Support                           Original                        Current
Class A                          4,723,783,196.22               4,648,522,313.53
Class A Percentage                     99.249911%                     99.240737%

Class MA                             1,700,000.00                   1,693,531.96
Class MA Percentage                     0.035718%                      0.036155%

Class M                             22,525,000.00                  22,439,298.50
Class M Percentage                      0.473266%                      0.479054%

Class B1                             4,675,000.00                   4,657,212.90
Class B1 Percentage                     0.098225%                      0.099426%

Class B2                             2,550,000.00                   2,540,297.94
Class B2 Percentage                     0.053577%                      0.054233%

Class B3                             1,700,000.00                   1,693,531.96
Class B3 Percentage                     0.035718%                      0.036155%

Class B4                             1,275,000.00                   1,270,148.97
Class B4 Percentage                     0.026789%                      0.027116%

Class B5                             1,275,385.78                   1,270,533.28
Class B5 Percentage                     0.026797%                      0.027124%

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                              Number of Items               Percent of Items               Principal Balance             Percent of Balance
less than or equal to                                 -                     0                          0.000                               -                          0.000
0.00                             -            25,000.00                     0                          0.000                               -                          0.000
25000.00                         -            50,000.00                     0                          0.000                               -                          0.000
50000.00                         -            75,000.00                     0                          0.000                               -                          0.000
75000.00                         -           100,000.00                     0                          0.000                               -                          0.000
100000.00                        -           125,000.00                     0                          0.000                               -                          0.000
125000.00                        -           150,000.00                     0                          0.000                               -                          0.000
150000.00                        -           175,000.00                     1                          0.074                      163,576.36                          0.020
175000.00                        -           200,000.00                     0                          0.000                               -                          0.000
200000.00                        -           225,000.00                     1                          0.074                      222,874.12                          0.027
225000.00                        -           250,000.00                     1                          0.074                      246,935.26                          0.030
250000.00                        -           275,000.00                     0                          0.000                               -                          0.000
275000.00                        -           300,000.00                     1                          0.074                      296,751.59                          0.035
300000.00                        -           325,000.00                     3                          0.223                      916,238.09                          0.110
325000.00                        -           350,000.00                     0                          0.000                               -                          0.000
350000.00                        -           375,000.00                     1                          0.074                      362,063.63                          0.043
375000.00                        -           400,000.00                     2                          0.149                      784,492.85                          0.094
400000.00                        -           425,000.00                    31                          2.308                   13,050,581.61                          1.560
425000.00                        -           450,000.00                   129                          9.605                   56,596,349.64                          6.766
450000.00                        -           475,000.00                   116                          8.637                   53,683,218.72                          6.418
475000.00                        -           500,000.00                   145                         10.797                   70,823,429.89                          8.467
500000.00                        -           525,000.00                   124                          9.233                   63,478,058.23                          7.589
525000.00                        -           550,000.00                   111                          8.265                   59,778,509.51                          7.147
550000.00                        -           575,000.00                    81                          6.031                   45,627,904.94                          5.455
575000.00                        -           600,000.00                   108                          8.042                   63,612,255.03                          7.605
600000.00                        -           625,000.00                    54                          4.021                   33,166,998.03                          3.965
625000.00                        -           650,000.00                    71                          5.287                   45,379,466.82                          5.425
650000.00                        -           675,000.00                    38                          2.829                   25,154,497.69                          3.007
675000.00                        -           700,000.00                    36                          2.681                   24,832,206.05                          2.969
700000.00                        -           725,000.00                    19                          1.415                   13,539,566.77                          1.619
725000.00                        -           750,000.00                    24                          1.787                   17,729,289.14                          2.120
750000.00                        -           775,000.00                    28                          2.085                   21,381,548.74                          2.556
775000.00                        -           800,000.00                    41                          3.053                   32,454,052.99                          3.880
greater than                                 800,000.00                   177                         13.179                  193,184,242.41                         23.095
                                       Wgt Ave / Total:                  1343                        100.000                  836,465,108.11                        100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                              Number of Items               Percent of Items               Principal Balance             Percent of Balance
less than or equal to                    5.000000000000                     0                          0.000                               -                          0.000
5.000000000000                   -       5.501000000000                     9                          0.670                    5,068,796.10                          0.606
5.501000000000                   -       6.001000000000                   342                         25.465                  208,691,925.74                         24.949
6.001000000000                   -       6.501000000000                   987                         73.492                  619,605,127.72                         74.074
6.501000000000                   -       7.001000000000                     5                          0.372                    3,099,258.55                          0.371
7.001000000000                   -       7.501000000000                     0                          0.000                               -                          0.000
7.501000000000                   -       8.001000000000                     0                          0.000                               -                          0.000
8.001000000000                   -       8.501000000000                     0                          0.000                               -                          0.000
8.501000000000                   -       9.001000000000                     0                          0.000                               -                          0.000
9.001000000000                   -       9.501000000000                     0                          0.000                               -                          0.000
9.501000000000                   -      10.001000000000                     0                          0.000                               -                          0.000
10.001000000000                  -      10.501000000000                     0                          0.000                               -                          0.000
10.501000000000                  -      11.001000000000                     0                          0.000                               -                          0.000
11.001000000000                  -      11.501000000000                     0                          0.000                               -                          0.000
11.501000000000                  -      12.001000000000                     0                          0.000                               -                          0.000
12.001000000000                  -      12.501000000000                     0                          0.000                               -                          0.000
greater than                            12.501000000000                     0                          0.000                               -                          0.000
                                       Wgt Ave / Total:                  1343                        100.000                  836,465,108.11                        100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                               Location       Number of Items               Percent of Items               Principal Balance             Percent of Balance
                                                     CA                   660                         49.144                  404,350,375.91                         48.340
                                                     FL                    37                          2.755                   24,469,247.19                          2.925
                                                     AZ                    31                          2.308                   17,199,780.60                          2.056
                                                     VA                    48                          3.574                   28,331,368.06                          3.387
                                                     WA                    58                          4.319                   36,038,640.21                          4.308
                                                     CO                    32                          2.383                   18,515,312.81                          2.214
                                                 Others                   477                         35.517                  307,560,383.33                         36.769
                                       Wgt Ave / Total:                  1343                        100.000                  836,465,108.11                        100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                              Number of Items               Percent of Items               Principal Balance             Percent of Balance
less than or equal to                               120                     0                          0.000                               -                          0.000
120                              -                  180                     0                          0.000                               -                          0.000
180                              -                  300                     3                          0.223                    1,605,451.58                          0.192
300                              -                  360                  1340                         99.777                  834,859,656.53                         99.808
greater than                                        360                     0                          0.000                               -                          0.000
                                       Wgt Ave / Total:                  1343                        100.000                  836,465,108.11                        100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ANNEX B

[Prospectus Dated July 27, 2007]

PROSPECTUS
CWMBS, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWMBS, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWMBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWMBS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 27, 2007

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	7
Impact Of World Events	7
You Could Be Adversely Affected By Violations Of Environmental Laws	8
Ratings Of The Securities Do Not Assure Their Payment	9
Book-Entry Registration	10
Secondary Market For The Securities May Not Exist	10
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	10
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	11
The Trust Fund	12
General	12
The Loans	13
Agency Securities	16
Non-Agency Mortgage-Backed Securities	21
Substitution of Trust Fund Assets	23
Available Information	23
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	23
Reports to Securityholders	24
Use of Proceeds	24
The Depositor	24
Loan Program	25
Underwriting Standards	25
Qualifications of Sellers	26
Representations by Sellers; Repurchases	26
Static Pool Data	27
Description of the Securities	28
General	28
Distributions on Securities	30
Advances	32
Reports to Securityholders	32
Categories of Classes of Securities	33
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	36
Book-Entry Registration of Securities	39
Exchangeable Securities	42
Credit Enhancement	45
General	45
Subordination	45
Letter of Credit	46
Insurance Policies, Surety Bonds and Guaranties	46
Overcollateralization and Excess Cash Flow	47
Reserve Accounts	47
Special Hazard Insurance Policies	47
Bankruptcy Bonds	48
Pool Insurance Policies	48
Financial Instruments	50
Cross Support	50
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	51
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	52
Prepayment Standards or Models	52
Yield	53
The Agreements	53
Assignment of the Trust Fund Assets	53
Payments on Loans; Deposits to Security Account	55
Pre-Funding Account	57
Investments in Amounts Held in Accounts	58
Sub-Servicing by Sellers	59
Collection Procedures	60
Delinquency Calculation Methods	61
Hazard Insurance	61
Application of Liquidation Proceeds	63
Realization Upon Defaulted Loans	63
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	67
Amendment	70
Termination; Optional Termination	71
The Trustee	72
Certain Legal Aspects of the Loans	72
General	72
Foreclosure	73
Environmental Risks	75

Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations On Lenders	77
Due-On-Sale Clauses	78
Enforceability of Prepayment Charges and Late Payment Fees	78
Applicability of Usury Laws	79
Servicemembers Civil Relief Act	79
Other Loan Provisions and Lender Requirements	79
Consumer Protection Laws	80
Material Federal Income Tax Consequences	81
General	81
Taxation of Debt Securities	81
Taxation of the REMIC and Its Holders	86
REMIC Expenses; Single Class REMICs	86
Taxation of the REMIC	87
Taxation of Holders of Residual Interests	88
Administrative Matters	91
Tax Status as a Grantor Trust	91
Sale or Exchange	93
Miscellaneous Tax Aspects	94
New Reporting Regulations	94
Tax Treatment of Foreign Investors	94
Tax Characterization of the Trust Fund as a Partnership	96
Tax Consequences to Holders of the Notes	96
Tax Consequences to Holders of the Certificates	98
Taxation of Classes of Exchangeable Securities	101
Other Tax Considerations	102
ERISA Considerations	102
Legal Investment	106
Method of Distribution	107
Legal Matters	108
Financial Information	108
Rating	108
Index of Defined Terms	110

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

	•	funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

	•	funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:
	•	an overall decline in the residential real estate market in the areas in which they are located,

	•	a decline in their general condition from the failure of borrowers to maintain their property adequately, and

	•	natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,
• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.
Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to
• pay for maintenance and other operating expenses of those properties,
• fund capital improvements, and
• service any mortgage loan and any other debt that may be secured by those properties.
Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 110.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

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the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio”of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency

Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences or multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

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the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

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certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

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the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140958.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWMBS, Inc., a Delaware corporation (the “depositor”), was incorporated in May 1993 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions

Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all

Categories of Classes	Definitions

circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of Subordinate Securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the partial accrual class. This

Categories of Classes	Definitions

accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the accrual class, which amount will be added as principal to the principal balance of the accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

Unless otherwise specified in the related prospectus supplement, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect

Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements – Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements – Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

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an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”);

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement into the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•    in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•    in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement

Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and, in the case of notes, 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

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a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator.

CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late fees and prepayment charges are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the “ES Trust”) and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underlie their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the ES Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the ES Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the ES Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, and Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Accretion Directed	34
Accrual	36
Adjustable Rate	35
Agency Securities	12
Agreement	13
AMT	90
Asset Conservation Act	76
Available Funds	30
beneficial owner	39
Bond Premium Regulations	85
Book-Entry Securities	39
Callable	36
Capitalized Interest Account	58
Cash Flow Bond Method	92
CERCLA	75
CI	40
Class Security Balance	30
Clearstream, Luxembourg	40
Code	81
COFI securities	37
Collateral Value	16
Companion Class	34
Component Securities	34
Compound Interest Securities	83
Cooperative	41
cooperative loans	13
cooperatives	13
Cut-off Date Principal Balance	28
DBC	40
Debt securities	82
Definitive Security	39
depositable securities	43
depositor	24
Detailed Description	13
Disqualified Organization	89
DOL	103
DTC	39
Eleventh District	37
ERISA	102
ES Trust	101
Euroclear	39
Euroclear Operator	41
Euroclear Participants	41
European Depositaries	39
excess servicing	92
Exchange Act	23
FHA	13
FHLBSF	37
Financial Intermediary	39
Fitch	104
Fixed Rate	35
Floating Rate	35
foreign person	97
Funding Period	57
Garn-St Germain Act	78
Improper Knowledge	90
Indenture	28
Indirect Participants	39
Insurance Proceeds	56
Insured Expenses	56
Interest Only	35
Interest Weighted Securities	84
Inverse Floating Rate	35
L/C Bank	46
L/C Percentage	46
Liquidation Expenses	56
Liquidation Proceeds	56
Loan Rate	14
Loan-to-Value Ratio	16
Master Servicing Agreements	12
Master Servicing Fee	66
MBA Method	61
Moody’s	104
Mortgage	53
mortgage related security	106
NAS	34
National Cost of Funds Index	37
NCUA	106
New CI	40
new partnership	99
Non-Accelerated Senior	34
Non-Agency Mortgage-Backed Securities	12
Noneconomic Residual Interest	89
Nonresidents	94
Notional Amount Securities	34
obligations	105
Offshore Location	90
OID	82
OID Regulations	82
old partnership	99
OTS	37
OTS Method	61
PACs	34
Partial Accrual	35
Participants	39
Parties in Interest	102, 103
Pass-Through Securities	91
Pay-Through Security	83
Permitted Investments	58
Plan Assets Regulation	103
Planned Principal Class	34
Plans	102
Policy Statement	107
Pool Insurance Policy	48
Pool Insurer	48
Pooling and Servicing Agreement	12

Pre-Funded Amount	57
Pre-Funding Account	57
Prepayment Assumption	83
Primary Mortgage Insurance Policy	15
Prime Rate	38
Principal Only	35
Principal Prepayments	31
Properties	14
PTCE	103
Purchase Price	27
Rating Agency	104, 108
Ratio Strip Securities	92
RCRA	76
Record Date	29
Reference Bank Rate	36
Refinance Loan	16
Regular Interest Securities	81
Regular Interests	81
Relevant Depositary	39
Relevant Implementation Date	108
Relevant Member State	107
Relief Act	7, 79
REMIC	29, 81
Residual Interest	88
Restricted Group	105
Retained Interest	28
Rules	39
S&P	104
Sale and Servicing Agreement	12
Scheduled Principal Class	34
SEC	13
secured creditor exemption	76
Securities Act	23
Security Account	55
Security Owners	39
Security Register	29
Sellers	12
Senior Securities	45
Sequential Pay	34
Servicing Fee	91
Short-Term Note	96
Single Family Properties	15
SMMEA	106
Strip	35
Stripped Securities	91
Subordinate Securities	45
Subsequent Loans	57
Super Senior	35
Support Class	35
TACs	35
Targeted Principal Class	35
Tax Counsel	81
Terms and Conditions	41
TIN	94
Title V	79
Trust Agreement	13
Trust Fund Assets	12
UCC	75
Underwriter Exemptions	103
VA	13
VA Guaranty	65
Variable Rate	35
Voting Rights	68
W-8BEN	97
Withholding Agent	97